As filed with the Securities and Exchange Commission on December 4, 2006

Registration No. ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROADCAST INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Utah (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Code Number)	87-0395567 (IRS Employer Identification Number)

7050 South Union Park Center, Suite 600
Midvale, Utah  84047
(801) 562-2252

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Rodney M. Tiede
President and Chief Executive Officer
Broadcast International, Inc.
7050 South Union Park Center, Suite 600
Midvale, Utah  84047
(801) 562-2252

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Reed L. Benson, Esq. Broadcast International, Inc. 7050 South Union Park Center, Suite 600 Midvale, Utah 84047 (801) 567-3211	David G. Angerbauer, Esq. Holland & Hart LLP 60 East South Temple, Suite 2000 Salt Lake City, UT 84111 (801) 595-7800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.05 per share	5,970,914	$1.35	$8,060,734	$863

(1)

Assumes the exercise of all warrants and the conversion of the unsecured convertible note by the selling shareholders to acquire common shares registered hereunder.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the bid and asked price of the common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 4, 2006

PROSPECTUS

_____________________________________

BROADCAST INTERNATIONAL, INC.

5,970,914 Shares of Common Stock

_____________________________________

This prospectus relates to the resale of up to 5,970,914 shares of our common stock owned by the selling shareholders, including:

•

up to 1,485,457 shares of our common stock outstanding and owned beneficially and of record on the date hereof by the selling shareholders;

•

up to 3,818,790 shares of our common stock upon exercise of certain warrants held by the selling shareholders; and

•

up to 666,667 shares of our common stock upon conversion of an outstanding unsecured convertible note held by a selling shareholder.

THIS INVESTMENT INVOLVES SIGNIFICANT RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

We will not receive any proceeds from the resale of the shares of common stock by the selling shareholders.  We also will not receive any proceeds from the conversion of the outstanding unsecured convertible note.  We will, however, receive proceeds from the exercise of the outstanding warrants.  If all of the warrants covered by this prospectus are exercised in full, we will issue an aggregate of 3,818,790 shares of our common stock, and we will receive aggregate proceeds of $6,662,580.  See “Use of Proceeds.”

Our common stock is currently traded on the OTC Bulletin Board under the symbol “BCST.”  On December 1, 2006, the closing sale price of our common stock was $1.30 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_____________________________________

The date of this prospectus is ____________, 2006.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement.  This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

References in this prospectus to "we," "our," "us" and “Broadcast International” refer to Broadcast International, Inc. and our consolidated subsidiaries, including BI Acquisitions, Inc. and Interact Devices, Inc.

TABLE OF CONTENTS

Page

Prospectus Summary

1

Risk Factors

5

Cautionary Note Regarding Forward-Looking Statements

10

Use of Proceeds

10

Common Stock Price Range

11

Dividend Policy

11

Management's Discussion and Analysis of Financial Condition and Results of Operations

15

Business

33

Management

41

Principal and Selling Shareholders

47

Plan of Distribution

51

Description of Our Capital Stock

53

Indemnification for Securities Act Liabilities

55

Experts

56

Legal Opinion

56

Where You Can Find More Information

56

Index to Financial Statements

F-1

PROSPECTUS SUMMARY

You should read the following summary together with the entire prospectus, including the more detailed information in our consolidated financial statements and related notes appearing elsewhere in this prospectus.  You should carefully consider, among other things, the matters discussed under the caption "Risk Factors."

Our Business

We install, manage and support private communication networks for large organizations that have widely-dispersed locations or operations.  Our enterprise clients use these networks to deliver training programs, product announcements, entertainment and other communications to their employees and customers.  We use a variety of delivery technologies, including satellite, Internet streaming and WiFi, depending on the specific needs and applications of our clients.  All of the communication networks we are involved with utilize industry standard products and equipment sold by other companies.  We sell a limited number of proprietary network products in connection with the services we provide.  We also offer audio and video production services for our clients.

We own proprietary video compression technology that we call “CodecSys.”  Video compression is the process by which video content is converted into a digital data stream for transmission over satellite, cable, Internet or wireless networks.  Today, video compression is accomplished by using a single technique or computer formula to create a particular data stream.  Our CodecSys technology uses multiple techniques or computer formulas to create a particular data stream.  With CodecSys, video content may be transmitted over decreased bandwidth while maintaining media quality.

We believe our CodecSys technology will offer significant efficiencies and cost savings associated with video content transmission and storage.  In August 2005, we commenced marketing and selling the first application of our CodecSys technology in a video conferencing product.  We are still developing and improving the CodecSys technology for a variety of other applications, including Internet streaming, satellite encoding and transmitting video content to cellular phones and other hand-held electronic devices.  We believe these applications may hold substantial licensing and other revenue opportunities for our business.  Commercialization and future applications of the CodecSys technology are expected to require additional capital estimated to be approximately $2.0 million annually.  This estimate will increase or decrease depending on funds available to us.

Broadcast International

We were incorporated in Utah in 1983.  We did not commence our current business, however, until 2000.  Our principal executive offices are located at 7050 Union Park Avenue, Suite 600, Salt Lake City, Utah 84047, and our telephone number is (801) 562-2252.  We maintain an internet site at www.brin.com, which contains information concerning us.  Our internet Website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus and should not be considered a part of this prospectus.

Our common stock is considered “penny stock” under the Securities Exchange Act of 1934, as amended, which means that securities broker-dealers cannot recommend the common stock which may make trading the common stock difficult.

Our current and former independent auditors, in their reports dated March 27, 2006 and February 18, 2005, respectively, with respect to our financial statements as of December 31, 2005 and 2004, and for the years then ended, included a “going concern” qualification.  As discussed in Note 3 to the audited financial statements, we have incurred significant losses and used cash from operations for the years ended December 31, 2005 and 2004.  Because of these conditions, our independent auditors have raised substantial doubt about our ability to continue as a going concern.  Through September 30, 2006, our accumulated deficit was $33,042,052.

Recent Developments

On August 15, 2006, we entered into a transaction with Yan Lang Studio Ltd., or YLS, a Hong Kong corporation, and various affiliated entities related to the acquisition of investment capital and licensing of technology.  This transaction involved a stock purchase agreement (including warrants and a registration rights agreement), stock exchange agreement and two separate technology license agreements.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

Pursuant to the foregoing transaction, we issued (i) 666,667 shares of our common stock and warrants to purchase 5,500,000 shares of our common stock to YLS in consideration of $1,000,000; (ii) 4,000,000 shares of our common stock to YLS in exchange for the license to use and distribute certain flash based e-publishing reader technology; (iii) 3,000,000 shares of our common stock to Sun Media Investment Holdings Ltd., a British Virgin Islands corporation, in exchange for 1,515,544 shares of Sun New Media, Inc. shares of common stock; and (iv) an aggregate of 2,000,000 shares of our common stock to YLS (1,000,000 shares) and Beijing Broadvision Information Technologies, Ltd. (1,000,000 shares) in exchange for the license to use and distribute certain IPTV platform technology.

The warrants issued to YLS include four classes of warrants (A warrants, B warrants, C warrants and D warrants), which give YLS the right to purchase a total of 5,500,000 shares of our common stock as described below.  The A and B warrants expire one year after the effective date of a contemplated registration statement to be filed under the Securities Act of 1933, as amended, or Securities Act, to register the subsequent sale of shares received from exercise of the A and B warrants. The C warrants and D warrants expire eighteen months and twenty four months, respectively, after the effective date of the registration statement.  The A warrants grant YLS the right to purchase up to 750,000 shares of common stock at an exercise price of $1.60 per share, the B warrants grant YLS the right to purchase up to 750,000 shares of common stock at an exercise price of $1.75 per share, the C warrants grant YLS the right to purchase up to 2,000,000 shares of common stock at an exercise price of $2.10 per share, and the D warrants grant YLS the right to purchase up to 2,000,000 shares of common stock at an exercise price of $3.00 per share.  The warrants are exercisable at any time until their respective expiration dates and are subject to adjustment pursuant to standard anti-dilution rights.  This prospectus covers shares issuable upon exercise of the A warrants and the B warrants.  We may be required to file a subsequent registration statement covering shares issuable upon exercise of the C warrants and the D warrants.

On September 29, 2006, we entered into a letter of understanding with Triage Capital Management, or Triage, whereby Triage provided $1,000,000 to us in exchange for us agreeing to enter into a convertible note securities agreement.  The funding provided by Triage was replaced with an unsecured convertible note and accompanying warrants, as described below, issued to Leon Frenkel, an affiliate and assignee of Triage.

On November 2, 2006, we closed on a convertible note securities agreement dated October 28, 2006 with Mr. Frenkel, that provided we issue to Mr. Frenkel (i) an unsecured convertible note in the principal amount of $1,000,000 representing the funding received by us on September 29, 2006, and (ii) four classes of warrants (A warrants, B warrants, C warrants and D warrants) which give Mr. Frenkel the right to purchase a total of 5,500,000 shares of our common stock as described below.  The unsecured convertible note is due October 16, 2009 and bears an annual interest rate of 5%, payable semi-annually in cash or in shares of our common stock if certain conditions are satisfied.  The unsecured convertible note is convertible into shares of our common stock at a conversion price of $1.50 per share, convertible any time during the term of the note, and is subject to standard anti-dilution rights.

The A warrants and B warrants expire one year after the effective date of a contemplated registration statement to be filed under the Securities Act to register the subsequent sale of shares received from exercise of the A warrants and B warrants. The C warrants and D warrants expire eighteen months and twenty-four months, respectively, after the effective date of the registration statement. The A warrants grant Mr. Frenkel the right to purchase up to 750,000 shares of common stock at an exercise price of $1.60 per share, the B warrants grant Mr. Frenkel the right to purchase up to 750,000 shares of common stock at an exercise price of $1.75 per share, the C warrants grant Mr. Frenkel the right to purchase up to 2,000,000 shares of common stock at an exercise price of $2.10 per share, and the D warrants grant Mr. Frenkel the right to purchase up to 2,000,000 shares of common stock at an exercise price of $3.00 per share.  The warrants are exercisable at any time until their respective expiration dates and are subject to adjustment pursuant to standard anti-dilution rights.  This prospectus covers shares issuable upon exercise of the A warrants and the B warrants.  We may be required to file a subsequent registration statement covering shares issuable upon exercise of the C warrants and the D warrants.

On October 16, 2006, we held a special meeting of shareholders in which our shareholders approved, among other things, amended and restated articles of incorporation that (i) increased our authorized common stock, $0.05 par value, from 40,000,000 shares to 180,000,000 shares and our authorized preferred stock, no par value, from 10,000,000 shares to 20,000,000 shares; (ii) provides for a limitation on the liability of our directors to the fullest extent permitted under Utah law; (iii) provides for the indemnification of our directors and officers to the fullest extent permitted under Utah law; and (iv) allows shareholder action to be taken by written consent without a meeting in accordance with Utah corporate law.

Risk Factors

Investing in our securities involves significant risks.  You should carefully read the section entitled “Risk Factors” beginning on page 5 for an explanation of these risks before investing in our securities.

Summary Consolidated Financial Data

The following summary consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.  The summary consolidated balance sheet data as of December 31, 2005 and the summary consolidated statement of operations data for the year then ended has been derived from our consolidated financial statements audited by HJ & Associates, LLC, independent registered public accounting firm, included elsewhere in this prospectus.  The summary consolidated balance sheet data as of December 31, 2004 and 2003 and the summary consolidated statement of operations data for each of the years then ended has been derived from our consolidated financial statements audited by Tanner LC, independent registered public accounting firm, included elsewhere in this prospectus.  The summary consolidated balance sheet data as of September 30, 2006 and the summary consolidated statement of operations data for the nine months ended September 30, 2005 and 2006 have been derived from unaudited consolidated financial statements that are included elsewhere in this prospectus.  The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair statement of our financial position and operating results for the periods presented.  Historical results are not necessarily indicative of the results to be expected in the future, and results of interim periods are not necessarily indicative of results for the entire year.

	Year Ended December 31,			Nine Months Ended September 30,
	2003	2004	2005	2005	2006
				(Unaudited)
Statement of Operations Data:

Net sales	$4,928,486	$5,385,657	$5,380,869	$3,042,464	$10,977,621

Cost of sales	5,027,314	5,438,409	6,381,431	3,109,870	10,518,948

Gross profit (loss)	(98,828)	(52,752)	(1,000,562)	(67,406)	458,673

Operating expenses:
Administrative and general	910,239	1,939,319	2,440,763	1,786,915	3,534,343
Selling and marketing	518,768	732,959	720,841	557,531	503,230
Production and maintenance	159,764	35,109	--	--	--
Research and development in process	--	12,659,094	383,052	327,689	2,123,742
Impairment of license rights	2,154,608	--	--	--	--

Total operating expenses	3,743,379	15,366,481	3,544,656	2,672,135	6,161,315

Loss from operations	(3,842,207)	(15,419,233)	(4,545,218)	(2,739,541)	(5,702,642)

Other income (expense)	(87,037)	(1,069,479)	(1,036,461)	(2,214,061)	(1,251,308)

Loss before income taxes	(3,929,244)	(16,488,712)	(5,581,679)	(4,953,602)	(6,953,950)
Income tax expense	(6,000)	--	--	--	--

Net loss	$(3,935,244)	$(16,488,712)	$(5,581,679)	$(4,953,602)	$(6,953,950)

Loss per share - basic and diluted	$(.23)	$(.85)	$(.27)	$(.24)	$(.27)

Weighted average number of shares of common stock outstanding – basic and diluted	16,847,000	19,365,000	20,844,000	20,777,700	25,724,300

	December 31,			September 30,
	2003	2004	2005	2006
				(Unaudited)
Balance Sheet Data:

Cash and cash equivalents	$314,667	$173,536	$446,491	$2,120,112

Total current assets	974,482	865,865	2,457,774	4,617,393

Property and equipment, net	1,035,675	764,771	504,162	392,598

Total assets	2,100,189	1,817,544	3,889,046	20,890,202

Current liabilities	638,454	661,814	5,568,255	5,792,924

Long-term obligations	699,980	1,170,557	1,330,278	1,798,473

Total liabilities	1,338,434	1,832,371	6,898,533	7,591,397

Total stockholders’ equity (deficit)	761,755	(14,827)	(3,009,487)	13,298,805

RISK FACTORS

You should carefully consider the following risk factors and all of the other information contained in this prospectus before purchasing our securities.  Investing in our securities involves a high degree of risk.  Any of the following risks could materially harm our business and could result in a loss of your investment.

If we do not successfully commercialize our CodecSys technology, we may never achieve profitability or be able to raise future capital.

It is imperative that we complete development of our CodecSys technology and commence sales of products or licensing of the technology to other parties.  We have never been involved in a development project of the size and breadth that is involved with CodecSys and none of our management has ever been involved with a software development project.  Management may lack the expertise and we may not have the financial resources needed for successful development of this technology.  Furthermore, commercialization and future applications of the CodecSys technology are expected to require additional capital estimated to be approximately $2.0 million annually for the foreseeable future.  This estimate will increase or decrease depending on funds available to us.  If we are unsuccessful in our CodecSys development and commercialization efforts, it is highly doubtful we will achieve profitable operations or be able to raise additional funding in the future.

There is substantial doubt about our ability to continue as a “going concern.”

Our current and former independent auditors, in their reports dated March 27, 2006 and February 18, 2005, respectively, with respect to our financial statements as of December 31, 2005 and 2004, and for the years then ended, included a “going concern” modification.  As discussed in Note 3 to the audited financial statements, we have incurred significant losses and used cash from operations for the years ended December 31, 2005 and 2004.  Because of these conditions, our independent auditors have raised substantial doubt about our ability to continue as a going concern.

We need additional capital.  If additional capital is not available, we may have to curtail or cease operations.

In order to continue our operations, we need additional funding.  Our monthly operating expenses currently exceed our monthly net sales by approximately $200,000 per month.  This amount could increase significantly.  Given our current level of CodecSys development activity, we expect our operating expenses will continue to outpace our net sales until we are able to generate additional revenue.  We have no source of working capital except our current operations and the prospect of obtaining new equity or debt financing.  We must continue to sell equity or find another source of operating capital until our operations are profitable.  If we do not raise sufficient additional capital, we will be required to pursue one or a combination of the following remedies: significantly reduce operating expenses, sell part or all of our assets, or terminate operations.

We have a limited operating history with our current business and have sustained and may continue to sustain substantial losses.

Although we have been in existence for many years, our current business has only been ongoing for five years.  We have sustained operating losses in each of the last four years.  Through September 30, 2006, our accumulated deficit was $33,042,052.  We may continue to sustain losses on a quarterly and annual basis.

Covenant restrictions contained in our outstanding convertible notes and in our stock purchase agreement with YLS may limit our ability to obtain additional capital or to operate our business.

Our senior secured convertible notes, our unsecured convertible note and our stock purchase agreement with YLS contain, among other things, covenants that may restrict our ability to obtain additional capital or to operate our business.  For example, (i) the senior secured convertible notes prohibit us from paying any dividends unless we obtain the prior written consent of the holders of at least 85% of the principal amount of such notes; (ii) the senior secured convertible notes and the unsecured convertible note contain anti-dilution provisions; (iii) the securities purchase agreement under which the unsecured convertible note was issued and the YLS stock purchase agreement granted rights of first refusal to participate in any future funding to the holders of the securities purchased thereunder; and (iv) the YLS stock purchase agreement contains restrictions on our ability to borrow funds.  Furthermore, a breach of any of the covenants contained in the convertible notes could result in a default under the notes, in which event the note holders could elect to declare all amounts outstanding to be immediately due and payable, which would require us to secure additional debt or equity financing to repay the indebtedness or to seek bankruptcy protection or liquidation.

Our systems of internal operational and financial controls may not be effective.

We establish and maintain systems of internal operational and financial controls that provide us with critical information.  These systems are not foolproof, and are subject to various inherent limitations, including cost, judgments used in decision-making, assumptions about the likelihood of future events, the soundness of our systems, the possibility of human error, and the risk of fraud.  Moreover, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions and the risk that the degree of compliance with policies or procedures may deteriorate over time.  Because of these limitations, any system of internal controls may not be successful in preventing all errors or fraud or in making all material information known in a timely manner to the appropriate levels of management.  We have experienced a significant deficiency and a material weakness in our required disclosure controls and procedures regarding our accounting entries and financial statements.  As a result of these factors, we were required to restate certain accounting periods in 2005.  Any future deficiency, weakness, malfunction or inadequacy related to internal operational or financial control systems could produce inaccurate and unreliable information that may harm our business.

We may incur a significant charge if we are not able to generate sufficient sales to recover the value paid for recently-acquired technology licenses.

On August 15, 2006, we entered into two separate technology license agreements pursuant to which we acquired rights to use certain flash based e-publishing reader technology and certain IPTV platform technology.  In consideration for such licenses, we issued an aggregate of 6,000,000 shares of our common stock valued at approximately $11,100,000.  It is uncertain whether we will be able to generate substantial revenues from products and services utilizing such technologies.  If we do not realize sufficient sales to recover the value paid for such licenses, we will incur a significant charge resulting from an impairment of these technology assets.  A significant charge will negatively impact our earnings and could cause the market price of our common stock to decline.

We may be unable to respond adequately to rapid changes in technology.

The market for private communication networks is characterized by rapidly changing technology, evolving industry standards and frequent new product introductions.  The introduction of new technology and products and the emergence of new industry standards not only impacts our ability to compete, but could also render our CodecSys technology uncompetitive or obsolete.  If we are unable to adequately respond to changes in technology and standards, we will not be able to serve our clients effectively.  Moreover, the cost to modify our services, products or infrastructure in order to adapt to these changes could be substantial and we may not have the financial resources to fund these expenses.

We face intense competition that could harm our business.

The communications industry is extremely competitive.  We compete with numerous competitors who are much larger than us and have greater financial and other resources.  With respect to video conferencing, we compete with Sony, Polycom, Tandberg and others.  In the satellite network and services segment, we compete with Convergent Media Systems, Globecast, IBM, Cisco, TeleSat Canada and others.  Our competitors have established distribution channels and significant marketing and sales resources.  Competition results in reduced operating margins for our business and may cause us to lose clients and/or prevent us from gaining new clients critical for our success.

There are several additional major market sectors in which we plan to compete with our CodecSys technology, all with active competitors.  These sectors include the basic codec technology market, the corporate enterprise network market and small business streaming media market.  These are sectors where we may compete by providing direct services.  Competition in these new market areas will also be characterized by intense competition with much larger and more powerful companies, such as Microsoft and Yahoo, that are already in the video compression and transmission business.  Many of these competitors already have an established customer base with industry standard technology, which we must overcome to be successful.

On a technology basis, CodecSys competition varies by market sector, with codecs and codec suppliers like Microsoft Windows Media Player, Real Networks' Real Player, Apple Quicktime, MPEG2, MPEG4, On2, DivX and many others.  There are several companies, including Akamai, Inktomi, Activate and Loudeye, that utilize different codec systems.  These companies specialize in encoding, hosting and streaming content services primarily for news/entertainment clients with large consumer audiences.  All are larger and have greater financial resources than we have.

If we fail to hire additional specialized personnel or retain our key personnel in the future, we will not have the ability to successfully develop our technology or manage our business.

We need to hire additional specialized personnel to successfully develop and commercialize our CodecSys technology.  If we are unable to hire or retain qualified software engineers and project managers, our ability to complete development and commercialization efforts will be significantly impaired.  Our success is also dependent upon the efforts and abilities of our management team.  If we lose the services of certain of our current management team members, we may not be able to find qualified replacements which would harm the continuation and management of our business.

We rely heavily on a few significant customers and if we lose any of these significant customers, our business may be harmed.

A small number of customers account for a large percentage of our revenue.  Our business model relies upon generating new sales to existing and new customers.  Sales revenues from our three largest customers accounted for approximately 85% and 59% of total revenues for the nine months ended September 30, 2006 and 2005, respectively. The three largest customers in 2006 are not the same as the three largest customers in 2005, as we lost one of those customers and gained a substantial new customer. Any material reduction in revenues generated from any one of our largest customers could harm our results of operations, financial condition and liquidity.  Our largest customers may not continue to purchase our services and may decrease their level of purchases.  To the extent that a significant customer reduces its reliance on us or terminates its relationship with us, revenues would decline substantially, which would harm our business.  We have been increasing the amount of work done for one of these customers which will only increase our dependence on that customer in the future.

There is significant uncertainty regarding our patent and proprietary technology protection.

Our success is dependent upon our CodecSys technology and other intellectual property rights.  If we are unable to protect and enforce these intellectual property rights, competitors will have the ability to introduce competing products that are similar to ours.  If this were to occur, our revenues, market share and operating results would suffer.  To date, we have relied primarily on a combination of patent, copyright, trade secret, and trademark laws, and nondisclosure and other contractual restrictions on copying and distribution to protect our proprietary technology.  As of September 30, 2006, we had three issued patents and 20 pending U.S. and foreign patent applications.  If we fail to deter misappropriation of our proprietary information or if we are unable to detect unauthorized use of our proprietary information, then our revenues, market share and operating results will suffer.  The laws of some countries may not protect our intellectual property rights to the same extent as do the laws of the United States.  Furthermore, litigation may be necessary to enforce our intellectual property rights, to protect trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity.  This litigation could result in substantial costs and diversion of resources that would harm our business.

Our products could infringe on the intellectual property rights of others, which may subject us to future litigation and cause financial harm to our business.

To date, we have not been notified that our services, products and technology infringe the proprietary rights of third parties, but there is the risk that third parties may claim infringement by us with respect to current or future operations.  We expect software developers will increasingly be subject to infringement claims as the number of products and competitors in the industry segment grows and the functionality of products in different industry segments overlaps.  Any of these claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management’s attention and resources, cause product shipment delays, or require us to enter into royalty or licensing agreements.  These royalty or licensing agreements, if required, may not be available on terms acceptable to us.  A successful claim against us of infringement and failure or inability to license the infringed or similar technology on favorable terms would harm our business.

Our common stock is considered “penny stock” which may make selling the common stock difficult.

Our common stock is considered to be a “penny stock” under the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended.  Under the rules, stock is considered “penny stock” if:  (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues at less than $6.0 million for the past three years.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend our stock but must trade it on an unsolicited basis.

Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.  Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stocks.”  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Trading in our securities could be subject to extreme price fluctuations that could cause the value of your investment to decrease.

Our stock price has fluctuated in the past and could continue to do so in the future.  Our stock is thinly-traded, which means investors will have limited opportunities to sell their shares of common stock in the open market.  Limited trading of our common stock also contributes to more volatile price fluctuations.  The market price of our common stock is also subject to extreme fluctuations because of the nature of the CodecSys technology and the potential for large-scale acceptance or rejection of our technology in the marketplace.  Given these fluctuations, your investment in our stock could lose value.  A significant drop in our stock price could expose us to the risk of securities class action lawsuits.  Defending against such lawsuits could result in substantial costs and divert management’s attention and resources, thereby causing your investment in our stock to lose additional value.

Future sales of our common stock could cause our stock price to decrease.

Substantial sales of our common stock in the public market, or the perception by the market that such sales could occur, could lower our stock price.  As of November 30, 2006, we had 34,586,609 shares of common stock outstanding.  As of November 30, 2006, stock options, including options granted to our employees, and warrants to purchase an aggregate of 17,344,664 shares of our common stock were issued and outstanding, a substantial portion of which were fully exercisable.  As of November 30, 2006, notes convertible into 2,333,334 shares of our common stock were issued and outstanding.  Future sales of our common stock, or the availability of our common stock for sale, may cause the market price of our common stock to decline.

Adverse economic or other market conditions could reduce the purchase of our services by existing and prospective customers, which would harm our business.

Our business is impacted from time to time by changes in general economic, business and international conditions and other similar factors.  Adverse economic or other market conditions negatively affect the business spending of existing and prospective customers.  In adverse market times, our network and other services may not be deemed critical for these customers.  Therefore, our services are often viewed as discretionary and may be deferred or eliminated in times of limited business spending, thereby harming our business.

If you purchase shares of common stock, your ownership interest may be substantially diluted by future issuances of securities.

We are currently contemplating another equity or convertible debt financing.  In addition, we may issue shares of our common stock to holders of outstanding convertible notes, stock options and warrants.  The conversion of the convertible notes and the exercise of options and warrants into shares of our common stock will be dilutive to shareholders.  We also have offered and expect to continue to offer stock options to our employees and others, and have approximately 2,150,000 shares of common stock available for future issuance under our long-term incentive stock option plan.  To the extent that future stock options are granted and ultimately exercised, there will be further dilution to shareholders, including investors in this offering.

We have never paid dividends and do not anticipate paying any dividends on our common stock in the future, so any return on your investment will depend on the market price of our common stock.

We currently intend to retain any future earnings to finance our operations.  The terms and conditions of our convertible notes restrict and limit payments or distributions in respect of our common stock.  If you invest in our common stock, any return on your investment will depend on the future market price of our common stock and not on any potential dividends.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "management believes," "we believe," "we intend" and similar words or phrases.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.  Among the key factors that could cause actual results to differ materially from the forward-looking statements are the following:

•

competitive factors;

•

general economic and market conditions;

•

rapid technological change;

•

dependence on commercialization of our CodecSys technology;

•

dependence on significant customers;

•

our ability to raise sufficient additional capital;

•

ineffective internal control systems;

•

restrictions under our senior secured convertible notes;

•

our ability to execute our business model;

•

our ability to hire and retain qualified software personnel;

•

uncertainty of intellectual property protection; and

•

one-time or non-recurring events.

Because the risk factors referred to above, as well as the risk factors referenced in other sections of this prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the shares of common stock by the selling shareholders.  We also will not receive any proceeds from the conversion of the unsecured convertible note held by a selling shareholder.  We will, however, receive proceeds from the exercise of the warrants held by the selling shareholders.  We have no assurance that the warrants will be exercised by the selling shareholders, or that the unsecured convertible note will be converted into shares of our common stock.

The outstanding warrants covered by this prospectus that are held by the selling shareholders are exercisable for (i) 1,500,000 shares of our common stock at an exercise price of $1.60 per share, (ii) 1,500,000 shares of our common stock at an exercise price of $1.75 per share, and (iii) 818,790 shares of our common stock at an exercise price of $2.00 per share.  If all of the outstanding warrants covered by this prospectus are exercised in full, we will issue 3,818,790 shares of our common stock, and we will receive aggregate proceeds of $6,662,580.

Any proceeds we receive upon exercise of the warrants will be used by us for working capital and general corporate purposes.

COMMON STOCK PRICE RANGE

Our common stock is currently traded on the OTC Bulletin Board under the symbol "BCST."  The following table sets forth, for the periods indicated, the high and low bid quotations, as adjusted for stock splits of our common stock, as reported by the OTC Bulletin Board, and represents prices between dealers, does not include retail markups, markdowns or commissions, and may not represent actual transactions:

	High Bid	Low Bid
Year ending December 31, 2006
First Quarter	$2.60	$1.10
Second Quarter	$3.35	$1.30
Third Quarter	$2.00	$1.33
Year ended December 31, 2005
First Quarter	$4.30	$3.25
Second Quarter	$4.29	$2.65
Third Quarter	$4.30	$3.00
Fourth Quarter	$3.30	$1.50
Year ended December 31, 2004
First Quarter	$5.95	$3.00
Second Quarter	$6.30	$5.75
Third Quarter	$6.25	$3.20
Fourth Quarter	$6.15	$2.20
Year ended December 31, 2003
First Quarter	$7.25	$6.50
Second Quarter	$6.50	$3.00
Third Quarter	$4.50	$4.00
Fourth Quarter	$8.50	$4.00

As of September 30, 2006, we had 34,586,609 shares of our common stock issued and outstanding, and there were approximately 1,300 shareholders of record.

DIVIDEND POLICY

We have never paid or declared any cash dividends.  Future payment of dividends, if any, will be at the discretion of our Board of Directors and will depend, among other criteria, upon our earnings, capital requirements, and financial condition as well as other relative factors.  Management intends to retain any and all earnings to finance the development of our business, at least in the foreseeable future.  Such a policy is likely to be maintained as long as necessary to provide working capital for our operations.  Moreover, our outstanding convertible notes contain restrictive covenants that prohibit us to declare or pay dividends.

CAPITALIZATION

The following table presents our capitalization as of September 30, 2006.  You should read this table in conjunction with “Selected Financial Data,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere herein.

September 30, 2006
Total liabilities	$7,591,397
Stockholders’ equity:
Common Stock, par value $.05 per share, 180,000,000 shares authorized, 34,586,609 shares issued as of September 30, 2006	1,729,330
Preferred Stock, no par value, 20,000,000 shares authorized, none issued and outstanding	--
Additional paid-in capital	45,061,644
Unexercised stock options and warrants	777,474
Accumulated other comprehensive loss	(1,227,591)
Accumulated deficit	(33,042,052)
Total stockholders’ equity	13,298,805
Total capitalization	$20,890,202

__________________________________

(1)  Shares issued and outstanding as of September 30, 2006 do not include (i) up to 5,500,000 shares of common stock issuable upon exercise of warrants granted to YLS; (ii) up to 1,666,667 shares of common stock issuable upon conversion of outstanding senior secured convertible notes and up to 1,200,000 shares of common stock issuable upon exercise of related warrants; (iii) 3,617,491 shares of common stock issuable upon exercise of outstanding stock options granted pursuant to our long-term incentive plan; (iv) 2,153,049 shares of common stock reserved for issuance under our long-term incentive plan; and (v) up to 1,527,173 shares of common stock issuable upon exercise of outstanding warrants.  See “Description of Our Capital Stock.”

SELECTED FINANCIAL DATA

The following selected financial data are derived from our consolidated financial statements.  This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.  The selected consolidated balance sheet data as of December 31, 2005 and the selected consolidated statement of operations data for the year then ended has been derived from our consolidated financial statements audited by HJ & Associates, LLC, independent registered public accounting firm, included elsewhere in this prospectus.  The selected consolidated balance sheet data as of December 31, 2004 and 2003 and the selected consolidated statement of operations data for each of the years then ended has been derived from our consolidated financial statements audited by Tanner LC, independent registered public accounting firm, included elsewhere in this prospectus.  The selected consolidated balance sheet data as of December 31, 2002 and 2001 and the selected consolidated statement of operations data for each of the years then ended has been derived from our audited consolidated financial statements not included herein.  The selected financial data as of, and for the year ended, December 31, 2001 (i) was audited by a certified public accounting firm that has not become an independent registered public accounting firm with the Public Company Accounting Oversight Board, and (ii) does not, with respect to the Statement of Operations per share and weighted average number of shares of common stock outstanding data, give effect to the reverse acquisition, for financial reporting purposes, effected in 2003.  See Audited Financial Statements, Notes to Consolidated Financial Statements, Note 1 – Organization and Basis of Presentation.  The selected consolidated balance sheet data as of September 30, 2006 and the selected consolidated statement of operations data for the nine months ended September 30, 2005 and 2006 have been derived from unaudited consolidated financial statements that are included elsewhere in this prospectus.  The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair statement of our financial position and operating results for the periods presented.  Historical results are not necessarily indicative of the results to be expected in the future, and results of interim periods are not necessarily indicative of results for the entire year.

	Year Ended December 31,					Nine Months Ended September 30,
	2001	2002	2003	2004	2005	2005	2006
						(Unaudited)
Statement of Operations Data:
Net sales	$5,359,297	$5,031,178	$4,928,486	$5,385,657	$5,380,869	$3,042,464	$10,977,621
Cost of sales	4,008,663	4,398,548	5,027,314	5,438,409	6,381,431	3,109,870	10,518,948
Gross profit (loss)	1,350,634	632,630	(98,828)	(52,752)	(1,000,562)	(67,406)	458,673
Operating expenses:
Administrative and general	668,941	1,240,697	910,239	1,939,319	2,440,763	1,786,915	3,534,343
Selling and marketing	274,648	593,676	518,768	732,959	720,841	557,531	503,230
Production and maintenance	--	218,893	159,764	35,109	--	--	--
Research and development in process	--	--	--	12,659,094	383,052	327,689	2,123,742
Impairment of license rights	--	--	2,154,608	--	--	--	--
Total operating expenses	943,589	2,053,266	3,743,379	15,366,481	3,544,656	2,672,135	6,161,315
Income (loss) from operations	407,045	(1,420,636)	(3,842,207)	(15,419,233)	(4,545,218)	(2,739,541)	(5,702,642)

Other expense	(21,852)	(30,992)	(87,037)	(1,069,479)	(1,036,461)	(2,214,061)	(1,251,308)
Income (loss) before income taxes	385,193	(1,451,628)	(3,929,244)	(16,488,712)	(5,581,679)	(4,953,602)	(6,953,950)
Income tax (expense) credit	(147,024)	535,724	(6,000)	--	--	--	--
Net profit (loss)	$238,169	$(915,904)	$(3,935,244)	$(16,488,712)	$(5,581,679)	$(4,953,602)	$(6,953,950)

Loss per share – basic and diluted	$.04	$(.07)	$(.23)	$(.85)	$(.27)	$(.24)	$(.27)

Weighted average number of shares of common stock outstanding– basic and diluted	6,702,728	14,005,000	16,847,000	19,365,000	20,844,000	20,777,700	25,724,300

	December 31,					September 30,
	2001	2002	2003	2004	2005	2006
						(Unaudited)
Balance Sheet Data:
Cash and cash equivalents	$859,456	$316,166	$314,667	$173,536	$446,491	$2,120,112
Total current assets	1,468,571	1,544,677	974,482	865,865	2,457,774	4,617,393
Property and equipment, net	966,954	1,312,655	1,035,675	764,771	504,162	392,598
Total assets	2,657,850	4,722,486	2,100,189	1,817,544	3,889,046	20,890,202
Current liabilities	886,973	1,012,380	638,454	661,814	5,568,255	5,792,924
Long-term obligations	186,631	484,786	699,980	1,170,557	1,330,278	1,798,473
Total liabilities	1,073,604	1,497,166	1,338,434	1,832,371	6,898,533	7,591,397
Total stockholders’ equity (deficit)	1,584,246	3,275,320	761,755	(14,827)	(3,009,487)	13,298,805

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with our consolidated financial statements and related notes that are included elsewhere in this prospectus.  This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the caption "Risk Factors" or in other parts of this prospectus.  See “Cautionary Note Regarding Forward-Looking Statements.”

Critical Accounting Policies

We prepare our financial statements in conformity with accounting principles generally accepted in the United States.  As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available.  These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented.

Our accounting policies that are the most important to the portrayal of our financial condition and results, and which require the highest degree of management judgment, relate to the reserves for doubtful accounts receivable, the valuation of stock and options issued for services, and revenue recognition.

Reserves for Doubtful Accounts Receivable

Management estimates the amount of required reserves for the potential non-collectibility of accounts receivable based upon past experience of collection and consideration of other relevant factors.  Past experience, however, may not be indicative of future collections and therefore we could incur additional charges in the future to reflect differences between estimated and actual collections.

Valuation of stock and options

We value and account for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Revenue Recognition

We recognize revenue when evidence exists that there is an arrangement between us and our customers, delivery of equipment sold or service has occurred, the selling price to our customers is fixed and determinable with required documentation, and collectibility is reasonably assured. We recognize as deferred revenue payments made in advance by customers for services not yet provided.

When we enter into a multi-year contract with a customer that has an established network to provide installation, network management, satellite transponder and help desk, or a combination of these services, we recognize this revenue equally over the period of the agreement.  These agreements typically provide for additional fees, as needed, to be charged if on-site visits are required by the customer in order to ensure that each customer location is able to receive network communication. As these on-site visits are performed, the associated revenue and cost are recognized in the period the work is completed. If we install, for an additional fee, new or replacement equipment to an immaterial number of new customer locations, and the equipment immediately becomes the property of the customer, the associated revenue and cost are recorded in the period in which the work is completed.

When we enter into a multi-year contract to provide equipment, installation, network management, satellite transponder, help desk, or a combination of these services, to a customer for the establishment of a new network (or major upgrade to an existing network) where substantial revenue is earned for equipment sales and/or installation work performed at the beginning of the contact, compared to expected on-going future revenue, we normalize revenue recognition by deferring earned revenue over the contracted period. These agreements typically provide for additional fees, once the initial installations are completed, to be charged if on-site visits are required by the customer in order to ensure that each customer location is able to receive network communication. As these on-site visits are performed the associated revenue and cost are recognized in the period the work is completed.  Additionally, as immaterial numbers of new sites are added to the network, the associated revenue and cost are recorded in the period in which the work is completed.

When we enter into an agreement to perform equipment sales and/or installation-only services, the revenue and cost are recognized in the period the work is completed.

Executive Overview

We continue to need additional capital to fund our operating activities, including the development of our CodecSys technology.  On February 27, 2006, our board of directors approved a private placement offering in anticipation of raising up to $4,500,000 by selling 3,000,000 shares of our common stock at a price of $1.50 per share.  Additionally, the purchaser of each share will receive a warrant to acquire one share of common stock.  The warrants have a three-year exercise period and are exercisable at an exercise price of $2.00 per share.  As of September 30, 2006, we had raised $1,243,185 from the sale of 828,790 shares of our common stock.

On August 15, 2006, we raised $1,000,000 pursuant to the terms of a stock purchase agreement with YLS, in which we sold 666,667 restricted shares of our common stock to YLS at a purchase price of $1.50 per share.  YLS was also issued warrants in accordance with the stock purchase agreement.  The warrants provide for the purchase of up to 5,500,000 shares of our common stock at prices ranging from $1.60 to $3.00 per share.  In connection with the transaction, we entered into a stock exchange agreement and two separate technology license agreements with affiliated parties of YLS, as described below.

On September 29, 2006, we entered into a letter of understanding with Triage, whereby Triage provided $1,000,000 to us in exchange for us agreeing to enter into a convertible note securities agreement.  The funding provided by Triage was replaced with a convertible note securities agreement dated October 28, 2006 entered into with Leon Frenkel, an affiliate and assignee of Triage, pursuant to which we issued to Mr. Frenkel an unsecured convertible note in the principal amount of $1,000,000 representing the funding received by us on September 29, 2006, and warrants.  The unsecured convertible note is due October 16, 2009 and bears an annual interest rate of 5%, payable semi-annually in cash or in shares of our common stock if certain conditions are satisfied.  The unsecured convertible note is convertible into shares of our common stock at a conversion price of $1.50 per share, convertible any time during the term of the note, and is subject to standard anti-dilution rights.  The warrants provide for the purchase of up to 5,500,000 shares of our common stock at prices ranging from $1.60 to $3.00 per share.

Section 4(a)(xi) of our outstanding senior secured convertible notes specified that it would have been an event of default if we had not raised at least $3,000,000 by September 30, 2006.  As of September 30, 2006, we had raised approximately $3,243,000 pursuant to the private placement offering, YLS transaction and Triage financing described above, thereby satisfying the financing condition of section 4(a)(xi) of our outstanding senior secured convertible notes.

On January 27, 2006, we acquired 100% of the common stock of Video Processing Technologies Inc., or VPTI, in exchange for an aggregate of 994,063 shares of our common stock.  In this transaction, we recognized $1,363,126 as non-cash research and development in process expense.  Prior to the acquisition, VPTI had entered into a license agreement with the University of California, San Diego, related to certain patent pending technology which our management anticipates incorporating into the CodecSys technology.

On April 24, 2006, two of the institutional fund holders of our outstanding senior secured convertible notes converted an aggregate of $500,000 of their convertible notes into 333,334 shares of our common stock.  As a result of this conversion, the principal balance of the senior secured convertible notes was reduced from $3,000,000 to $2,500,000.  The outstanding notes are presently convertible into 1,666,667 shares of our common stock.

The conversion feature and the prepayment provision of the senior secured convertible notes and unsecured convertible note have been accounted for as embedded derivatives and valued on the respective transaction dates using a Black-Scholes pricing model.  The warrants related to the convertible notes have been accounted for as derivatives and were valued on the respective transaction dates using a Black-Scholes pricing model as well.  At the end of each quarterly reporting date, the values of the embedded derivatives and the warrants are evaluated and adjusted to current market value.  The conversion features of the convertible notes and the warrants may be exercised at any time and, therefore, have been reported as current liabilities.  The prepayment provisions may not be exercised by the Company until one year after the respective issuance dates of the convertible notes, and then only in certain limited circumstances.  For all periods since the issuance of the senior secured convertible notes and the unsecured convertible note, the derivative values of the respective prepayment provisions have been nominal and have not had any offsetting effect on the valuation of the conversion features of the notes.

Results of Operations for the Three Months Ended September 30, 2006 and September 30, 2005

Revenues

We generated $3,914,108 in revenue during the three months ended September 30, 2006.  During the same three-month period in 2005, we generated revenue of $1,065,318.  The increase in revenue of $2,848,790, or 267%, was due primarily to our performing $2,798,059 of increased work for a single new customer.  In the three months ended September 30, 2006, we recognized revenue of $3,373,763 related to the sale and installation of equipment, which was an increase of $2,986,399 over the same period in the prior year.  This increase was partially offset by a decrease of $129,704 in satellite fee revenue, which was the result of decreased usage of satellite time by our customers.

Cost of Revenues

Cost of revenues increased by $2,529,927 to $3,781,591 for the three months ended September 30, 2006 from $1,251,664 for the three months ended September 30, 2005.  The increase was due primarily to increased activity in installation of equipment for our new customer, which resulted in an increase in the costs related to such installation. In addition, the general operations department costs increased by $54,609 due to the increase in installation activity. The increases were partially offset by a decrease of $111,008 in satellite costs due to decreased usage by our customers and a decrease of $28,220 in depreciation and amortization.

Expenses

General and administrative expenses for the three months ended September 30, 2006 were $1,323,002 compared to $578,569 for the three months ended September 30, 2005.  The increase of $744,433 resulted from an increase in expenses incurred for outside consultants of $390,284, expenses of $158,554 for options and warrants outstanding, funding finder fees of $150,000, outside director fees of $20,400 and $27,250 in travel related expenses.  Research and development in process increased by $112,315 for the three months ended September 30, 2006 to $218,543 from $106,228 for the three months ended September 30, 2005.  This increase resulted primarily from expenses of $63,274 and $47,208 that were recorded for consulting services, and unexercised option and warrants vesting during the three months ended September 30, 2006, respectively. The aggregate total of $205,762 of increased expense for options and warrants described above reflects the financial statement impact to us in the three months ended September 30, 2006 related to FAS 123R discussed below.

For the three months ended September 30, 2006, we realized a loss of $277,300 compared with a gain for the three months ended September 30, 2005 of $1,759,134 related to the derivative liability valuation of the conversion feature and warrants associated with our senior secured convertible notes.

Interest Expense

For the three months ended September 30, 2006, we incurred interest expense of $308,793 compared to interest expense for the three months ended September 30, 2005 of $414,518.  The decrease of $105,725 resulted from reductions of (i) $41,664 of interest expense recorded to account for the accretion of the note liability on our balance sheet, (ii) $37,500 of accrued interest on the reduced principal balance of our senior secured convertible notes, (iii) $13,887 of interest expense for debt offering costs, and (iv) $12,674 of interest expense included in the three months ended September 30, 2005 related to the conversion feature of our line of credit, which was completely converted into equity in December 2005.

Net Loss

We realized a net loss for the three months ended September 30, 2006 of $2,116,838 compared with net income for the three months ended September 30, 2005 of $310,426.  The increase in the net loss of $2,427,264 is primarily due to (i) a $277,300 derivative valuation loss for the three months ended September 30, 2006 compared to a derivative valuation gain of $1,759,134 for the three months ended September 30, 2005 resulting in an increase to our net loss of $2,036,434, and (ii) an increased loss from operations of $493,786 resulting primarily from increased operational expenses, all as described above.

For the three months ended September 30,2006, we recorded an other comprehensive loss of $1,227,591 for unrealized loss on securities available for sale related to the decrease in fair market value of the common stock of Sun New Media, Inc. acquired on August 15, 2006.

Results of Operations for the Nine Months Ended September 30, 2006 and September 30, 2005

Revenues

We generated $10,977,621 in revenue during the nine months ended September 30, 2006.  During the same nine-month period in 2005, we generated revenue of $3,042,464.  The increase in revenue of $7,935,157, or 261%, was due primarily to our performing approximately $7,314,770 of increased work for a single new customer.  In the first nine months of 2006, we recognized revenue of $9,194,195 related to the sale and installation of equipment, which was an increase of $8,413,838 over the same period in the prior year.  This increase was partially offset by a decrease of $306,512 in license fee revenue, which was primarily the result of us losing one customer, and a decrease in transponder space used by clients resulting in a revenue decline of $175,000.

Sales revenues from our three largest customers accounted for approximately 85% and 59% of total revenues for the nine months ended September 30, 2006 and 2005, respectively.  One of our customers accounted for 69% of our revenues for the nine months ended September 30, 2006 and only accounted for 1% of total revenues for the nine months ended September 30, 2005.  The three largest customers in 2006 are not the same as the three largest customers in 2005, as we lost one of those customers and gained a substantial new customer.  Any material reduction in revenues generated from any one of our largest customers could harm our results of operations, financial condition and liquidity.

Cost of Revenues

Cost of revenues increased by $7,409,078 to $10,518,948 for the nine months ended September 30, 2006 from $3,109,870 for the nine months ended September 30, 2005.  The increase was due primarily to increased activity in installation of equipment for our new customer, which resulted in an increase in the costs related to such installation.  In addition, the general operations department costs increased by approximately $373,258 due to the increase in installation activity.  The increases were partially offset by a decrease of $161,700 in satellite distribution costs related to decreased usage by our customers and a decrease of $77,210 in depreciation and amortization.

Expenses

General and administrative expenses for the nine months ended September 30, 2006 were $3,534,343 compared to $1,786,915 for the nine months ended September 30, 2005.  The increase of $1,747,428 resulted primarily from an increase in expenses incurred for outside consultants of $1,168,642, expenses of $620,884 for options and warrants outstanding, funding finders fees of $152,500, and outside director fees of $53,450; offset by an decrease of $235,170 in investor relations expense.  Research and development in process increased by $1,796,053 for the nine months ended September 30, 2006 to $2,123,742 from $327,689 for the nine months ended September 30, 2005.  This increase resulted primarily from recording a $1,363,126 expense equal to the excess of cost over book value for the acquisition of VPTI.  Additionally, expenses of $217,129 and $156,590 were recorded for consulting services and unexercised option and warrants vesting during the nine months ended September 30, 2006, respectively.

For the nine months ended September 30, 2006, we realized a gain of $284,000 on forgiveness of debt related to the accrued penalties on our senior secured convertible notes.  This obligation was satisfied through the issuance of common stock.  Additionally, we realized a loss related to the derivative liability valuation of the conversion feature and warrants associated with our senior secured convertible notes for the nine months ended September 30, 2006 of $34,800 compared with a net loss for the nine months ended September 30, 2005 of $1,214,893.

During the first nine months of 2006, we implemented the following new critical accounting policy related to our stock-based compensation.  Beginning on January 1, 2006, we began accounting for stock options under the provisions of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”, or FAS 123R, which requires the recognition of the fair value of stock-based compensation.  Under the fair value recognition provisions for FAS 123R, stock-based compensation cost is estimated at the grant date based on the fair value of the awards expected to vest and recognized as expense ratably over the requisite service period of the award.  We have used the Black-Scholes valuation model to estimate fair value of our stock-based awards, which requires various judgmental assumptions including estimated stock price volatility, forfeiture rates, and expected life.  Our computation of expected volatility is based on a combination of historical and market-based implied volatility.  The financial statement impact to us, recorded as an expense for options and warrants, totaled an aggregate of $777,474 for the nine months ended September 30, 2006 related to this new accounting policy.  See note 5 of the notes to unaudited consolidated financial statements.

Interest Expense

For the nine months ended September 30, 2006, we incurred interest expense of $1,516,912 compared to interest expense for the nine months ended September 30, 2005 of $1,050,317.  The increase of $466,595 resulted primarily from our recording interest expense related to our senior secured convertible notes and debt offering costs above what was recorded for the first nine months of 2005.  Of the $466,595 increase, $145,836 was the increased amount recorded in interest expense for the accretion of the note liability on our balance sheet, $24,083 was the increased interest payable on the notes, and $193,226 represents the increased amortization of debt offering costs for the nine months ended September 30, 2006 over the amounts recorded in the prior year.  In addition, for the nine months ended September 30, 2006, $500,000 was included as interest expense related to the early conversion of $500,000 of principal of the senior notes into 333,334 shares of common stock, and a penalty of $66,000 related to a default in the senior notes, which has been cured.  These comparative increases were offset by $449,876 of interest expense related to the conversion feature of our line of credit included in the period ended September 30, 2005. This line of credit was completely converted in December 2005.

Net Loss

We realized a net loss for the nine months ended September 30, 2006 of $6,953,950 compared with a net loss for the nine months ended September 30, 2005 of $4,953,602.  The increase in the net loss of $2,000,348 was primarily due to (i) an increase of $1,747,429 in general and administrative costs, and (ii) an increase of $1,796,053 in research and development in process.  These additional expenses were partially offset by a derivative valuation gain of $1,180,093 and an increase of $526,080 in gross margin from increased sales activity, all as described above.

For the nine months ended September 30, 2006, we recorded an other comprehensive loss of $1,227,591 for unrealized loss on securities available for sale related to the decrease in fair market value of the common stock of Sun New Media, Inc. acquired on August 15, 2006.

Results of Operations for the Years Ended December 31, 2005 and December 31, 2004

Revenues

We realized total revenues of $5,380,869 for the year ended December 31, 2005 compared to total revenues of $5,385,657 for the year ended December 31, 2004, which represents a decrease of less than 1% for the year.  Although the revenues were materially unchanged, we experienced a change in the mix of services used by our customers from license fees and studio and production fees to more equipment sales and installation, which includes the associated costs of the equipment and installation and which have a lower margin than the license fees and studio and production fees. The net decrease in revenues of $4,788 is the result of a decrease of $526,759 in license fees primarily from the loss of one customer and a decrease of $307,778 in production fees, the majority of which was from another customer. These decreases were offset by an increase in sales of equipment and installation revenues of $829,749.

Cost of Revenues

The cost of sales for the year ended December 31, 2005 aggregated $ 6,381,431 as compared to cost of sales of $5,438,409 for the year ended December 31, 2004, which represents an increase in cost of sales of 17.3%.  The increase in cost of sales of $943,022 was primarily a result of the increase in sales and installation of equipment with its attendant costs and the decrease in license fees and studio and production fees, which have greater margins than are available for the sales and installation of equipment.  Cost of equipment sales increased $886,832, which accounted for 94% of the increase in costs.  Cost of sales on equipment sales as a percentage of revenue from equipment sales increased in 2005 compared to 2004 from 71% to 83%, respectively. The remainder of the increase in cost of sales was the result of an increase of $73,789 in satellite distribution costs resulting from greater satellite usage by customers and an increase in operating departments of $12,879.  Increases in cost of sales were offset by a $30,478 decrease in depreciation.

Expenses

We incurred total operating expenses of $3,544,656 for the year December 31, 2005, compared to total operating expenses of $15,366,481 for the year ended December 31, 2004.  The decrease of $11,821,825 is primarily due to an decrease in research and development in process expenses of $12,276,042.  During 2004, we recorded total research and development in process expenses of $12,659,094, which resulted from three transactions related to the acquisition of IDI and the ongoing development of the CodecSys technology more fully described as follows:

(1) Consolidation of IDI co-founders equity in IDI

$ 1,219,573

(2) Issuance of stock and options to IDI co-founders

    1,211,502

(3) Issuance of stock and options to Streamware AB

  10,228,019

$12,659,094

During the year ended December 31, 2005, none of the foregoing expenses were repeated.  We recorded research and development in process expenses of $383,052 for 2005.

Our general and administrative expenses, including production and maintenance costs, increased $466,335 from $1,974,428 for the year ended December 31, 2004 to $2,440,763 for the year ended December 31, 2005.  The increase resulted principally from increases of $165,273 in legal expenses, $59,444 in outside consulting expenses, $51,389 in accounting services, $85,495 in increased travel expenses, $36,174 in directors and officers insurance, and $68,560 in various other general expenses.

Our sales and marketing expenses for the year ended December 31, 2005 were $720,841 compared to sales and marketing expenses of $732,959 for the year ended December 31, 2004.  The decrease of $12,118 is due to minor decreases in most expense categories.

Interest Expense

We recorded an increase in interest expense of $54,023 from interest of $1,095,186 in 2004 to $1,149,209 in 2005.  For the year ended December 31, 2005, the composition of the interest expense changed from 2004.  We paid interest expense of $330,500 on our senior secured convertible notes, recorded interest expense of $624,998 related to accretion of the notes as the notes are recorded on our consolidated balance sheet, $188,879 of amortization of pre-paid interest expense related to the cost of issuing the notes, and recorded interest expense of $4,832 related to the beneficial conversion feature of a convertible line of credit.  The holders of the convertible line of credit converted all of the line to common stock during 2005.  During 2004, all of the interest expense was related to the beneficial conversion feature of the convertible line of credit.

Net Loss

We had a net loss in the amount of $5,581,679 for the year ended December 31, 2005 compared to a net loss of $16,488,712 for the year ended December 31, 2004.  The net loss before taxes decreased by $10,907,033, which was primarily the result of a decrease of $12,276,042 in research and development in process, offset by an increase of $943,022 in the cost of revenues, an increase of $466,335 in general and administrative expenses, and an increase of $54,023 in interest expense, all as explained above.  In addition, the net loss was decreased by $99,042 related to an increase in interest and other income.

Results of Operations for the Years Ended December 31, 2004 and December 31, 2003

Revenues

We realized revenues of $5,385,657 for the year ended December 31, 2004 compared to revenues of $4,928,486 for the year ended December 31, 2003, which represents an increase of 9.3% for the year.  We experienced a change in the mix of services used by our customers from license fees to more equipment sales, which includes the associated costs of the equipment being installed.  The net increase in net sales of $457,171 is the result of an increase in sales of equipment of $1,131,677 and an increase in studio, satellite and other fees of $346,538, which increases were offset by a decrease of $545,000 in license fees and a decrease of $476,044 in installation and service revenue.

Cost of Revenues

The cost of revenues for the year ended December 31, 2004 aggregated $5,438,409 as compared to cost of revenues of $5,027,314 for the year ended December 31, 2003, which represents an increase in cost of sales of 8.2%.  The increase in cost of sales of $411,095 was primarily a result of the increase in sales of equipment with its attendant costs and the decrease in license fees and management revenues, which has greater margins than are available for the sale of equipment.  Cost of equipment sales increased $761,583, which was partially offset by a decrease in operating costs, included as a part of costs of sales and satellite distribution costs.

Expenses

We incurred operating expenses of $15,366,481 for the year December 31, 2004, compared to operating expenses of $3,743,379 for the year ended December 31, 2003.  The increase of $11,623,102 is primarily due to an increase in research and development in process expense of $12,659,094.  During 2004, we recorded total research and development in process expense of $12,659,094, which resulted from three transactions related to the acquisition of IDI and the ongoing development of the CodecSys technology as described above.

On September 1, 2004, we entered into a settlement agreement with the co-founders of IDI and certain companies owned, controlled or associated with the co-founders.  The purpose of the settlement agreement was to consolidate the ownership and control of the CodecSys technology and to settle existing disputes among IDI, the co-founders and affiliates of the co-founders.  The settlement agreement called for the co-founders of IDI to return to the treasury of IDI common stock totaling approximately 6,098,000 shares in exchange for certain assets and the cancellation of obligations owed by affiliates of the co-founders to IDI in the amount of approximately $210,000.

As part of the agreement, we were relieved of an obligation to provide 8,466 shares of our common stock and approximately $20,657 of cash payments due to the affiliates of the co-founders as part of our funding of the IDI bankruptcy plan of reorganization.  We recorded $1,219,573 in research and development in process expense incident to the transaction.  With the reduction in the number of outstanding shares of stock of IDI from the return of the co-founder shares, we now own approximately 86% of the outstanding stock of IDI.  See Audited Financial Statements, Notes to Consolidated Financial Statements, Note 5 - Investment in Interact Devices, Inc. - Plan of Reorganization.

On September 1, 2004, we entered into an additional settlement agreement with the co-founders of IDI in order to settle outstanding controversies arising out of a prior agreement entered into in 2003.  In the settlement agreement, we agreed to cancel the prior agreement and pay a total of $90,000 in cash to the co-founders in four monthly payments of $22,500 beginning in September 2004.  The $90,000 expense is recorded as research and development in process expense.  Additionally, we granted the co-founders options to purchase 450,000 shares of our common stock at a purchase price of $6.25 per share, immediately exercisable.  We recognized an expense in research and development in process of $1,211,502 using a Black-Scholes option pricing model.  See Audited Financial Statements, Notes to Consolidated Financial Statements, Note 5 - Investment in Interact Devices, Inc. - April 2003 Agreement and September 2004 Settlement.

In settlement of disputes concerning license rights to the CodecSys technology and in the context of the IDI bankruptcy, IDI entered into an amended partner agreement with Streamware Solutions AB, a Swedish corporation, in which Streamware gave up certain claims to the CodecSys technology.  Contemporaneous with this settlement, certain principals of Streamware purchased 187,500 shares of our common stock at $2.00 per share (below fair market value of $4.00 per share) pursuant to a stock purchase and option grant agreement dated February 6, 2004.  We recorded the shares at fair market value of $4.00 per share and recorded the difference between the amount paid and the fair market value of $375,000 as a research and development in process expense.  Streamware principals and shareholders were issued an additional 1,000,000 shares of common stock pursuant to a stock issuance and option grant agreement also dated February 6, 2004.  We also issued to Streamware principals and shareholders a total of 2,812,500 options to purchase shares of our common stock at an exercise price of $4.50 per share, which options expired in February 2006, associated with the agreements mentioned above.  We recorded $10,228,019 as research and development in process expense associated with the Streamware stock issuances and option grants and the IDI bankruptcy settlement described above, as part of the on-going development costs of the CodecSys technology.  See Audited Financial Statements, Notes to Consolidated Financial Statements, Note 5 - Investment in Interact Devices, Inc. - Streamware Solutions AB.

Our general and administrative expenses increased $1,029,080 from $910,239 for the year ended December 31, 2003 to $1,939,319 for the year ended December 31, 2004.  The increase resulted principally from recording $913,443 in consulting expenses paid for by the issuance of 209,444 shares of our common stock and an increase of approximately $100,000 in expenses related to being a public company, such as increased professional fees of approximately $70,000 and shareholder communication expenses and transfer agent fees.

Our sales and marketing expenses for the year ended December 31, 2004 were $732,959 compared to sales and marketing expenses of $518,768 for the year ended December 31, 2003.  The increase of $214,191 is due primarily to increased marketing emphasis on the CodecSys technology and attendance at trade shows and similar sales initiatives.

Interest Expense

We recorded an increase in interest expense of $992,736 from 2003 to 2004.  On December 23, 2003, we entered into a convertible line of credit for up to $1,000,000 with Meridel LTD and Pascoe Holdings LTD, both foreign corporations.  On June 30, 2004, the line of credit was amended to increase the limit from $1,000,000 to $2,000,000 with the original due date extended from March 31, 2005 to April 1, 2006.  Any portion of the note under the line of credit is convertible at the lenders’ sole discretion for shares of our common stock at the rate of $1.00 per share.  At December 31, 2004, we had borrowed over a two-year period an aggregate of $1,195,090.  The note bears an annual interest rate of 6%, which is forgiven upon conversion.  We have only recorded the beneficial conversion feature of the note in interest expense.  In each of the years ended December 31, 2004 and 2003, we borrowed an aggregate of $1,095,110 and $99,980, respectively.  During the years ended December 31, 2004 and

2003, we included as interest expense $1,095,110 and $99,980, respectively, as there is an immediately convertible beneficial conversion feature associated with the advances made under this line of credit.  On September 30, 2004, the lenders exercised their conversion rights and converted a total of $800,000 ($400,000 for each lender) of the $1,195,090 into 800,000 shares of our common stock.  The remaining balance of the note at December 31, 2004 was $395,090.

Net Loss

We had a net loss in the amount of $16,488,712 for the year ended December 31, 2004 compared with a net loss of $3,935,244 for the year ended December 31, 2003.  The net loss before taxes increased by $12,553,468, which was primarily the result of an increase of $12,659,094 in research and development in process expense, an increase of $913,443 of shares issued for services included in administrative and general expense, and an increase of $992,736 in interest expense, all as explained above.  The majority of the total net loss of $16,488,712 is composed of non-cash expenses as illustrated in the following table, which sets forth the major non-cash components of the expenses incurred:

Depreciation and amortization	$ 398,319
Common stock issued for services	916,996
Research and development in process	11,439,520
Liability assumed for research and development in process	1,219,573
Beneficial conversion feature of convertible note (interest expense)	1,095,110
Total significant non-cash items included in net loss	$15,069,518

Quarterly Financial Data

Summarized unaudited quarterly financial data for 2004 and 2005 is as follows:

	2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net revenue	$1,375,856	$1,556,040	$1,284,874	$1,168,887
Gross profit (loss)	17,809	44,396	(36,787)	(78,170)
Net income (loss)	(2,390,528)	(11,291,838)	(1,851,687)	(954,659)
Basic earnings (loss) per share	(0.13)	(0.59)	(0.09)	(0.04)
Diluted earnings (loss) per share	(0.13)	(0.59)	(0.09)	(0.04)
	2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net revenue	$977,652	$999,495	$1,065,317	$2,338,405
Gross profit (loss)	(125,698)	(232,878)	(427,412)	(214,574)
Net income (loss)	(794,047)	(4,469,981)	310,426	(628,077)
Basic earnings (loss) per share	(0.04)	(0.22)	0.01	(0.16)
Diluted earnings (loss) per share	(0.04)	(0.22)	0.01	(0.16)

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2005:

	Payments Due
	Within One Year	One Year to Three Years	Three Years to Five Years	After Five Years	Total

Long-term debt obligations (1)	$70,187	$3,105,280	$-	$-	$3,175,467
Capital lease obligations	-	-	-	-	-
Operating lease obligations	433,100	451,000	-	-	884,100
Purchase obligations	-	-	-	-	-
Other long-term liabilities	-	600,000	-	-	600,000
Total contractual obligations	$503,287	$4,156,280	$-	$-	$4,659,567

(1)  Included in long-term debt are senior secured convertible notes at the principal value of $3,000,000.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Liquidity and Capital Resources

At September 30, 2006, we had cash of $2,120,112 and total current assets of $4,617,393 compared to total current liabilities of $5,792,924 ($2,400,000 of which is reflected as the derivative valuation of the embedded derivatives in our senior secured convertible notes and related warrants) and total stockholder’s equity of $13,298,805.

For the nine months ended September 30, 2006, we used $1,929,628 of cash for operating activities as compared to cash used for operating activities for the nine months ended September 30, 2005 of $2,304,622.  The cash used for operations was provided in both periods primarily from proceeds from sales of common stock and from loan financing.  We expect to continue to experience negative operating cash flow as long as we continue our CodecSys technology development or until we increase our sales and operating profit significantly.

Our audited financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2005 contained a “going concern” qualification.  We have incurred losses and have not demonstrated the ability to generate sufficient cash flows from operations to satisfy our liabilities and sustain operations.  These factors raise substantial doubt about our ability to continue as a going concern.

On August 15, 2006, we simultaneously entered into and consummated a stock purchase agreement with YLS, a Hong Kong corporation, providing for the sale of 666,667 restricted shares of our common stock to YLS at a purchase price of $1.50 per share for a total consideration of $1,000,000.  Pursuant to the stock purchase agreement, we also issued warrants to YLS, including four classes of warrants (A warrants, B warrants, C warrants and D warrants), which give YLS the right to purchase an additional 5,500,000 shares of our common stock as described below.  The A and B warrants expire one year after the effective date of a registration statement to be filed under the Securities Act to register the subsequent sale of shares received from exercise of the A and B warrants.  The C warrants and D warrants expire eighteen months and twenty four months, respectively, after the effective date of the registration statement.  The A warrants grant YLS the right to purchase up to 750,000 shares of common stock at an exercise price of $1.60 per share, the B warrants grant YLS the right to purchase up to 750,000 shares of common stock at an exercise price of $1.75 per share, the C warrants grant YLS the right to purchase up to 2,000,000 shares of common stock at an exercise price of $2.10 per share, and the D warrants grant YLS the right to purchase up to 2,000,000 shares of common stock at an exercise price of $3.00 per share.

The stock purchase agreement contains certain covenants and provisions that may have an effect on our future ability to raise additional capital and to conduct our business operations.  The principal covenants and provisions are:

•

At such time as we have received at least $10 million in proceeds from the exercise of the warrants, we must retire our convertible debt if not converted at such time.

•

At such time as we have received at least $10 million in proceeds from the exercise of the warrants, for a period of three years thereafter, we will not issue any convertible debt.

•

At such time as we have received at least $10 million in proceeds from the exercise of the warrants, we must cancel any “reset features” related to any shares outstanding that could result in additional shares being issued.  In addition, for a period of three years, we must not issue any new instruments which may result in the issuance of additional common stock, if such new instruments have “reset features” causing more shares to be issued if we were to sell equity at prices less than the instruments conversion price.

•

We must not, for a period of three years, borrow funds in amounts greater than three times our EBITDA.

•

We must maintain a majority of qualified independent directors, as defined by the NASD, and our audit and compensation committees of the board must include a majority of independent directors.

•

YLS shall have a right of first refusal to participate in any future funding by us on a pro rata basis.

•

At such time as we have received at least $10 million in proceeds from the exercise of the warrants, YLS is entitled to certain “price protection” anti-dilution rights and we may not effect any subsequent financing involving a “variable rate transaction” or an “MFN (Most Favored Nations) transaction” as such terms are defined in the stock purchase agreement.

•

We must retain Telperion Business Consultants as one of our investor relations firms for compensation of no less than $10,000 per month.

In connection with the stock purchase agreement, we paid a $100,000 finder’s fee to Telperion Holdings LTD, based in the Cayman Islands.

The common stock issued and the warrants granted pursuant to the stock purchase agreement are subject to the terms and conditions of a registration rights agreement dated contemporaneously with the stock purchase agreement, pursuant to which we are obligated to register with the SEC the resale of the shares of common stock issued as well as the subsequent sale of shares issuable upon exercise of the warrants pursuant to the Securities Act.  We must file a registration statement within thirty days of closing and complete the registration process within six months of the date of the registration rights agreement.  If either condition is not satisfied, we will be obligated to pay a penalty by issuing 657 shares of our common stock per day to YLS for every day we are in violation of either condition, up to a maximum of 500,000 shares.  We have obtained a waiver from YLS regarding the filing of the registration statement within thirty days of closing.  This prospectus covers shares issuable upon exercise of the A warrants and the B warrants.  We may be required to file a subsequent registration statement covering shares issuable upon exercise of the C warrants and the D warrants.

In connection with the stock purchase agreement, we entered into a stock exchange agreement with Sun Media Investment Holdings Ltd., or Sun Media, a British Virgin Islands corporation, dated August 15, 2006, pursuant to which we issued 3,000,000 restricted shares of our common stock to Sun Media in exchange for 1,515,544 restricted shares of common stock of Sun New Media, Inc., a Minnesota corporation traded on the OTC

Bulletin Board.  The stock exchange agreement also contains a covenant on our part to cause the appointment of Dr. Bruno Wu to our board of directors.  Mr. Wu is a principal and controlling shareholder of Sun Media and the Chairman of the Board of Sun New Media, Inc.  Both we and Sun Media have agreed, pursuant to lock up agreements executed as part of the transaction, not to sell the shares of stock received in the transaction before January 1, 2008.

We also entered into a technology license agreement with YLS, dated August 15, 2006, pursuant to which we received a fully paid, perpetual, non-exclusive, world wide license to use and distribute certain flash based e-publishing reader technology.  In exchange for the license, we issued 4,000,000 restricted shares of our common stock to YLS.

In conjunction with the foregoing transactions, we entered into a technology license agreement with Broadvision Global, Ltd., or BGL, a British Virgin Islands corporation, dated August 15, 2006, pursuant to which we received a fully paid, perpetual, exclusive, world wide license (except for The Peoples Republic of China) to use and distribute certain IPTV platform technology developed and licensed to BGL by Beijing Broadvision Information Technologies, Ltd., or BBIT.  In exchange for the license, we issued 1,000,000 restricted shares of our common stock to each of YLS and BBIT.

On May 16, 2005, we entered into a securities purchase agreement and completed a financing with a consortium of four institutional funds.  In the financing, we received $3,000,000 gross proceeds in cash pursuant to the issuance of senior secured convertible notes to the funds.  We used the proceeds from this financing to support our CodecSys research and development and for general working capital purposes.  The senior secured convertible notes are due May 16, 2008 and bear interest at 6% per annum.  Interest-only payments are due semi-annually.  The notes were originally convertible into 1,200,000 shares of our common stock at $2.50 per share, convertible any time during the term of the notes.

We were in default under the terms of the securities purchase agreement because we did not secure an effective registration statement by the deadline required in the agreement.  We cured the default by securing the effective registration statement and satisfied the liquidated damages arising due to the default by entering into a waiver agreement. The securities purchase agreement was amended by the waiver agreement dated March 16, 2006, in which the notes became convertible into 2,000,000 shares of our common stock at $1.50 per share.

In connection with the financing, the funds received A warrants to acquire 600,000 shares of our common stock exercisable at $2.50 per share and B warrants to acquire 600,000 shares of our common stock at $4.00 per share.  The waiver agreement changed the exercise price of the warrants to $2.00 per share for both the A warrants and the B warrants. Due to applicable anti-dilution provisions, subsequent sales of our common stock at $1.50 per share pursuant to our private placement offering have caused the exercise price of both the A warrants and the B warrants to be reduced further to $1.50 per share.  The warrants are exercisable any time for a five-year period beginning on the date of grant.  We paid approximately $345,000 in cash for commissions, finders fees and expenses in securing this financing, $240,000 of which was included in prepaid expenses as of December 31, 2005 and will be amortized over the term of the notes.

The $1.50 conversion price of the senior secured convertible notes and the $1.50 exercise price of the warrants are subject to adjustment pursuant to standard anti-dilution rights.  These rights include (i) equitable adjustments in the event we effect a stock split, dividend, combination, reclassification or similar transaction; (ii) “weighted average” price protection adjustments in the event we issue new shares of common stock or common stock equivalents in certain transactions at a price less than the then current market price of our common stock; and (iii) “full ratchet” price protection adjustments in the event we issue new shares of common stock or common stock equivalents in certain transactions at a price less than $1.50 per share.

The senior secured convertible notes contain a prepayment provision allowing us to prepay, in certain limited circumstances, all or a portion of the notes, subject to a prepayment premium of 25% of the outstanding principal amount of the notes to be prepaid. Even if we elect to prepay the notes, the note holders may still convert any portion of the notes being prepaid pursuant to the conversion feature thereof.

The securities purchase agreement contains, among other things, covenants that may restrict our ability to obtain additional capital, to declare or pay a dividend or to engage in other business activities.  A breach of any of these covenants could result in a default under our senior secured convertible notes, in which event holders of the notes could elect to declare all amounts outstanding to be immediately due and payable, which would require us to secure additional debt or equity financing to repay the indebtedness or to seek bankruptcy protection or liquidation.  The securities purchase agreement provides that we cannot do any of the following without the prior written consent of the holders of at least 85% of the principal amount of the outstanding senior secured convertible notes:

•

issue debt securities or incur, assume, suffer to exist, guarantee or otherwise become or remain, directly or indirectly, liable with respect to certain indebtedness;

•

except for those created under the securities purchase agreement, create, incur, assume or suffer to exist, directly or indirectly, any liens, restrictions, security interests, claims, rights of another or other encumbrances on or with respect to any of our assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom;

•

liquidate, wind up or dissolve (or suffer any liquidation or dissolution);

•

convey, sell, lease, license, assign, transfer or otherwise dispose of all or any substantial portion of our properties or assets, other than transactions in the ordinary course of business consistent with past practices, and transactions by non-material subsidiaries, if any;

•

cause, permit or suffer, directly or indirectly, any change in control transaction as defined in the senior secured convertible notes;

•

directly or indirectly enter into or permit to exist any transaction with any of our affiliates or any of our subsidiaries, if any, except for transactions that are in the ordinary course of our business, upon fair and reasonable terms, that are fully approved by our board of directors, and that are no less favorable to us than would be obtained in an arm’s length transaction with a non-affiliate;

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declare or pay a dividend or return any equity capital to any holder of any of our equity interests or authorize or make any other distribution to any holder of our equity interests in such holder’s capacity as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration any of our equity interests outstanding (or any options or warrants issued to acquire any of our equity interests); provided that the foregoing shall not prohibit (i) the performance by us of our obligations under the warrants related to the senior secured convertible notes or the registration rights agreement entered into in connection with the securities purchase agreement, or (ii) us and any of our subsidiaries, if any, from paying dividends in common stock issued by us or such subsidiary that is neither puttable by any holder thereof nor redeemable, so long as, in the case of any such common stock dividend made by any such subsidiary, the percentage ownership (direct or indirect) of us in such subsidiary is not reduced as a result thereof; or

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directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a future contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, with very limited exceptions.

Section 4(a)(xi) of the senior secured convertible notes specified that it would be an event of default if we did not raise at least $3,000,000 by September 30, 2006 from sales of our securities.  We satisfied the condition because as of such date we had raised approximately $3,243,000 from various transactions and financings described above.

On April 21, 2006, two of the institutional funds converted an aggregate of $500,000 of their convertible notes into 333,334 shares of our common stock.  Upon completion of this conversion, the principal balance of the senior secured convertible notes was reduced from $3,000,000 to $2,500,000.

On June 22, 2005, we secured a new customer contract, which has resulted in revenues of approximately $7,537,811 in the first nine months of 2006.  We anticipate that revenues from this customer will continue throughout 2006.  We are continuing to train our existing installation technicians on the new equipment and procedures required by this new customer.  We are also adding new installation technicians.

In July 2006, we secured an additional new customer, which we anticipate doing a significant amount of work for in the next year.  We believe the revenues from this customer will make a meaningful contribution to our operating income.

On September 29, 2006, we entered into a letter of understanding with Triage, whereby Triage provided $1,000,000 to us in exchange for us agreeing to enter into a convertible note securities agreement.  The funding provided by Triage was replaced with an unsecured convertible note and accompanying warrants, as described below, issued to Leon Frenkel, an affiliate and assignee of Triage.

On November 2, 2006, we closed on a convertible note securities agreement dated October 28, 2006 with Mr. Frenkel, that provided we issue to Mr. Frenkel (i) an unsecured convertible note in the principal amount of $1,000,000 representing the funding received by us on September 29, 2006, and (ii) four classes of warrants (A warrants, B warrants, C warrants and D warrants) which give Mr. Frenkel the right to purchase a total of 5,500,000 shares of our common stock as described below.  The unsecured convertible note is due October 16, 2009 and bears an annual interest rate of 5%, payable semi-annually in cash or in shares of our common stock if certain conditions are satisfied.  The unsecured convertible note is convertible into shares of our common stock at a conversion price of $1.50 per share, convertible any time during the term of the note, and is subject to standard anti-dilution rights.

Under the convertible note securities agreement, Mr. Frenkel has a right of first refusal to participate in any future funding on a pro rata basis until one year after the closing date.  Beginning on the first anniversary of the note, we may prepay all or a portion of the note, including interest.  In connection with the convertible note securities agreement, we agreed to pay a finder’s fee of $100,000 to Telperion Holdings LTD, based in the Cayman Islands, in the event the unsecured convertible note is converted into shares of our common stock.

The A warrants and B warrants expire one year after the effective date of a contemplated registration statement to be filed under the Securities Act to register the subsequent sale of shares received from exercise of the A warrants and B warrants. The C warrants and D warrants expire eighteen months and twenty-four months, respectively, after the effective date of the registration statement. The A warrants grant Mr. Frenkel the right to purchase up to 750,000 shares of common stock at an exercise price of $1.60 per share, the B warrants grant Mr. Frenkel the right to purchase up to 750,000 shares of common stock at an exercise price of $1.75 per share, the C warrants grant Mr. Frenkel the right to purchase up to 2,000,000 shares of common stock at an exercise price of $2.10 per share, and the D warrants grant Mr. Frenkel the right to purchase up to 2,000,000 shares of common stock at an exercise price of $3.00 per share.  The warrants are exercisable at any time until their respective expiration dates and are subject to adjustment pursuant to standard anti-dilution rights.  This prospectus covers shares issuable upon exercise of the A warrants and the B warrants.  We may be required to file a subsequent registration statement covering shares issuable upon exercise of the C warrants and the D warrants.

Our monthly operating expenses currently exceed our monthly net sales by approximately $200,000 per month.  This amount could increase significantly.  Given our current level of CodecSys development activity, we expect our operating expenses will continue to outpace our net sales until we are able to generate additional revenue.  Our business model contemplates that sources of additional revenue include (i) sales from our private communication network services, (ii) sales resulting from the new customer contract described above, and (iii) sales related to commercial applications of our CodecSys technology.  Notwithstanding any additional revenue that may be realized for these sources, we will require additional capital in the near-term to avoid default under our senior secured convertible notes and to continue our current business operations.

Our long-term liquidity is dependent upon execution of our business model and the realization of additional revenue and working capital, as described above, and upon capital needed for continued development of the CodecSys technology.  Commercialization and future applications of the CodecSys technology are expected to require additional capital estimated to be approximately $2.0 million annually for the foreseeable future.  This estimate will increase or decrease depending on funds available to us.  The availability of funding will also determine, in large measure, the timing and introduction of new product applications in the marketplace.  Capital required for CodecSys is expected to come from internally generated cash flow from operations or from external financing.

To date, we have met our working capital needs through funds received from sales of our common stock, borrowings under a convertible line of credit and the senior secured convertible note financing described above.  Until our operations become profitable, we must continue to sell equity or find another source of operating capital. There can be no assurance that we will be able to obtain adequate working capital or additional financing at all or on terms favorable to us.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates.  We do not hold or issue financial instruments for trading purposes or have any derivative financial instruments.  As discussed above, however, the embedded conversion feature and prepayment option of our senior secured convertible notes and our related warrants are deemed to be derivatives and are subject to quarterly “mark-to-market” valuations.  Our principal exposure to market risk is currently confined to our cash and cash equivalents.  Because of the short-term maturities of our cash and cash equivalents, we do not believe that an increase in market rates would have any significant impact on the realized value of our investments.  We currently do not hedge interest rate exposure and are not exposed to the impact of foreign currency fluctuations.

Recent Accounting Pronouncements

In December 2003, the FASB issued Interpretation No. 46 (“FIN 46R”) (revised December 2003), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51 (“ARB 51”), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity though means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46 (“FIN 46”), which was issued in January 2003. Before concluding that it is appropriate to apply ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity . As of the effective date of FIN 46R, an enterprise must evaluate its involvement with all entities or legal structures created before February 1, 2003, to determine whether consolidation requirements of FIN 46R apply to those entities. There is no grandfathering of existing entities. Public companies must apply either FIN 46 or FIN 46R immediately to entities created after January 31, 2003 and no later than the end of the first reporting period that ends after March 15, 2004. The adoption of FIN 46 had no effect on our consolidated financial position, results of operations or cash flows.

In December 2003, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition. SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 did not have a material effect on our results of operations or financial condition.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which amends Accounting Principles Board Opinion No. 29, Accounting for Nonmonetary Transactions.  The guidance in APB Opinion 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.  The guidance in APB Opinion 29, however, included certain exceptions to that principle.  SFAS 153 amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS 153 is effective for fiscal periods beginning after

June 15, 2005.  We do not expect that the adoption of SFAS 153 will have a material impact on our financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123R, Share Based Payment, which requires companies to measure and recognize compensation expense for all stock based payments at fair value.  SFAS 123R became effective for us on January 1, 2006.  In March 2005, the SEC issued Staff Accounting Bulletin No. 107 to provide further guidance regarding the interaction of the provisions of SFAS 123R and certain SEC rules and regulations.  We have adopted SFAS 123R beginning in the quarter ended March 31, 2006.  See Stock Compensation in Note 2 of our Audited Financial Statements, Notes to Consolidated Financial Statements for more information related to the pro forma effects on our reported net income and net income per share of applying the fair value recognition provisions of the previous SFAS 123, Accounting for Stock Based Compensation, to stock based employee compensation.

In December 2004, the FASB issued FASB Staff Position No. FAS 109-1 ("FAS 109-1"), "Application of FASB Statement No. 109, "Accounting for Income Taxes," to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004 ("AJCA").  The AJCA introduces a special 9% tax deduction on qualified production activities. FAS 109-1 clarifies that this tax deduction should be accounted for as a special tax deduction in accordance with Statement 109.  We do not expect the adoption of these new tax provisions to have a material impact on our consolidated financial position, results of operations, or cash flows.

In May 2005, the FASB issued Statement 154, Accounting Changes and Error Corrections, which requires retrospective application (the application of the changed accounting principle to previously issued financial statements as if that principle had always been used) for voluntary changes in accounting principle unless it is impracticable to do so.  Previously, the cumulative effect of such changes was recognized in net income of the period of the change.  The effective date is for changes made in fiscal years beginning after December 15, 2005.

In June 2005, the Emerging Issues Task Force issued three consensuses that are subject to later ratification by the FASB:

The first consensus is EITF 04-5 which establishes a framework for evaluating whether a general partner or a group of general partners controls a limited partnership and therefore should consolidate it.  Unless the limited partners have “kick-out rights” allowing them to dissolve or liquidate the partnership or otherwise remove the general partner “without cause,” or “participating rights” allowing the limited partners to participate in significant decisions made in the ordinary course of the partnership’s business, the general partner(s) hold effective control and should consolidate the limited partnership.  This would be effective immediately for newly-formed limited partnerships and for existing limited partnership agreements that are modified.  For existing limited partnership agreements that are not modified, it would be effective for the beginning of the first reporting period after December 15, 2005.  We do not expect the adoption of EITF 04-5 will have a material impact on our consolidated financial position, results of operations or cash flows.

The second consensus is EITF 05-2 which provides guidance for issuers of debt and preferred stock instruments with conversion features that may need to be accounted for as derivatives.  We do not expect the adoption of EITF 05-2 will have a material impact on our consolidated financial position, results of operations or cash flows.

The third consensus is EITF 05-6, “Determining the Amortization Period for Leasehold Improvements.”  The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase.  The guidance is effective for periods beginning after June 29, 2005.  We do not expect the adoption of EITF 05-6 will have a material impact on our consolidated financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.”  SFAS 155 amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.”  SFAS 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and, amends SFAS 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  SFAS 155 is effective for all financial instruments acquired or issued after December 31, 2006.  We are currently evaluating the impact of SFAS 155.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109)” which is effective for fiscal years beginning after December 15, 2006 with earlier adoption encouraged. This interpretation was issued to clarify the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. We are currently evaluating the potential impact of this interpretation.

In September 2006, the FASB issued Statement of Financial Accounting Standard No.157, "Fair Value Measurements" ("SFAS 157").  SFAS 157 addresses how companies should measure the fair value of assets and liabilities when fair value recognition or disclosure is required.  Additionally, SFAS 157 formally defines fair value as the amount that a company would receive if it sold an asset or transferred a liability to another company operating in the same market.  The guidance of SFAS 157 must be applied to the first reporting period beginning after November15, 2007.  The adoption of SFAS 157 is not expected to have a material impact on our financial position, results of operations or cash flows.

In September 2006, the SEC released Staff Accounting Bulletin, No.108, ("SAB 108") which provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.  Early application of the guidance is encouraged in any report for an interim period of the first fiscal year after November15, 2006, filed after the publication of SAB 108.  SAB 108 is required for fiscal years ending after November 15, 2006.  We do not believe that the adoption of SAB 108 will have a material impact on our financial position, results of operations or cash flow.

In September 2006, the FASB issued Statement of Financial Accounting Standard No.158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans”, an amendment of FASB Statements No.87, 88, 106, and 132(R)" ("SFAS 158").  SFAS 158 requires, among other items, (i) that a company recognize the funding status of its defined benefit pension plan as an asset or liability on its balance sheet, (ii) recognize in other comprehensive income gains and losses, net of tax, and prior service costs or credits that are not recognized in the current period, and (iii) measure benefit plan assets and liabilities as of the company's balance sheet date.  The guidance of SFAS 158 must be applied to the first reporting period ending after December31, 2006.  We are currently evaluating the provisions of SFAS 158.

Change of Independent Registered Public Accounting Firm

Effective January 17, 2006, Tanner LC, certified public accountants, resigned as our independent registered public accounting firm.  The termination of our relationship with Tanner was unanimously accepted by our Board of Directors on January 17, 2006.

Tanner’s audit report to our financial statements for the years ended December 31, 2004 and 2003 includes an explanatory paragraph expressing substantial doubt as to our company’s ability to continue as a going concern because we have not established an ongoing source of revenues sufficient to cover our operating costs.  Our ability to continue as a going concern is dependent on obtaining adequate capital to fund future operating losses until we become profitable.  The audit report contains no other adverse opinion, disclaimer of opinion or modification as to uncertainty, audit scope or accounting principle.

In connection with its audit for each of the years ended December 31, 2004 and 2003 and the interim periods until the date of termination, there have been no disagreements with Tanner on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Tanner, would have caused it to make reference to the subject matter of the disagreement in connection in its report on the financial statements.

There were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) during the years ended December 31, 2004 and 2003 or the subsequent interim period through January 17, 2006, except that Tanner reported in the letters to our audit committee and Board of Directors, dated November 18, 2005 and February 18, 2005, that it had identified deficiencies that existed in the design or operation of our internal control over financial reporting that it considered to be a “significant deficiency” or a “material weakness.”  The significant deficiency in our internal control consisted of (1) lacking significant accounting policy disclosures for accounts receivable, patents and impairment of long-lived assets, and (2) that the associated MD&A section of Form 10-KSB initially lacked certain disclosures of critical accounting policies.  The material weakness in our internal control consisted of a lack of accounting for conversion features embedded in our senior secured convertible notes and related warrants as embedded derivatives requiring liability classification.  Tanner, through the previously mentioned letters, informed our Board of Directors and the Audit Committee of the Board of Directors that the lack of these internal controls could lead to our not being in a position to develop reliable financial statements.  Our management also disclosed the significant deficiency and material weakness to our Audit Committee and Board of Directors.  Our audit committee discussed the significant deficiency and material weakness with Tanner.  We have authorized Tanner to respond fully to any inquiries by our successor auditor, HJ & Associates, LLC, regarding the significant deficiency and material weakness in internal control.

During the quarter ended March 31, 2006, our management, under the supervision and with the participation of our chief executive officer and chief financial officer, implemented corrective action to remedy the significant deficiency and material weakness discussed above.  We are continuing efforts to improve and strengthen our system of internal control over accounting and financial reporting.

Also on January 17, 2006, our Board of Directors unanimously approved a resolution to engage HJ & Associates, LLC, certified public accountants, to become our new independent certifying accountants.  During the two most recent fiscal years and through January 17, 2006, we had not consulted with HJ & Associates regarding:  (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by concluding there was an important factor to be considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event, as set forth in Item 304(a)(1)(v) of Regulation S-K.

BUSINESS

Background

We were organized as a Utah corporation under the name "Laser Corporation" on January 12, 1983.  Laser Corporation completed a public offering and registered its class of common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.  In July 2003, Laser Corporation discontinued its laser equipment business and ceased active operations.

On October 1, 2003, Laser Corporation completed the acquisition of BI Acquisitions, Inc., or BI, pursuant to a stock exchange agreement among Laser Corporation, BI and the shareholders of BI.  Under the stock exchange agreement, Laser Corporation issued shares of its common stock to the shareholders of BI in exchange for all of the issued and outstanding shares of BI.  As a result of the transaction, (i) the BI shareholders acquired, in the aggregate, 98% of the equity ownership of Laser Corporation, (ii) BI became a wholly-owned subsidiary of Laser Corporation, and (iii) Laser Corporation recommenced active operations by continuing BI's business of managing private satellite communication networks and providing video and audio production services.  For accounting purposes, the transaction was treated as a reverse acquisition of Laser Corporation by BI.

On January 13, 2004, pursuant to the stock exchange agreement, the name of our corporation was changed from Laser Corporation to "Broadcast International, Inc." and a 10:1 reverse stock split of our common stock was effected.  References used herein to “we,” “our,” “us” and “Broadcast International” refer to Broadcast International, Inc. and our consolidated subsidiaries.

On May 18, 2004, we acquired a majority ownership interest in IDI pursuant to the confirmation of IDI's plan of reorganization under the federal bankruptcy laws.  Prior to the plan of reorganization, we had assumed operating control of IDI and its business of developing and commercializing the CodecSys technology.  Under the plan of reorganization, we agreed to issue shares of our common stock and pay cash to creditors of IDI in exchange for shares of the common stock of IDI representing majority ownership of IDI.  Since confirmation of the plan of reorganization, the operations of IDI have been consolidated with those of Broadcast International.

Prior to the IDI plan of reorganization, Broadcast International and IDI entered into various transactions with Streamware Solutions AB, a licensee of the CodecSys technology.  These transactions were effected in February 2004 in order to clarify IDI's rights to such technology and limit Streamware's license.  Pursuant to the transactions with Streamware, we issued shares of our common stock and stock options to certain Streamware principals and shareholders.

Following the IDI plan of reorganization, we entered into settlement agreements with the IDI co-founders and certain entities affiliated with the co-founders.  These agreements were effected in September 2004 in order to consolidate the ownership and control of the CodecSys technology, to settle outstanding disputes and to satisfy certain obligations of the parties reflected in the plan of reorganization.  Pursuant to the settlement agreements, we cancelled a prior agreement with the co-founders, terminated various obligations to the affiliates of the co-founders, and issued stock options and made a cash payment to the IDI co-founders.  In return, the co-founders surrendered their stock in IDI for cancellation.

The plan of reorganization and consolidation of IDI, including the related transactions with Streamware and the settlement agreement with the co-founders of IDI, as summarized above, were material transactions affecting Broadcast International in 2004.  Each of these transactions is more fully described in Note 5 of the Audited Financial Statements, Notes to Consolidated Financial Statements included elsewhere in this prospectus.

Overview

We install, manage and support private communication networks for large organizations that have widely-dispersed locations or operations.  Our enterprise clients use these networks to deliver training programs, product announcements, entertainment and other communications to their employees and customers.  We use a variety of delivery technologies, including satellite, Internet streaming and WiFi, depending on the specific needs and applications of our clients.  All of the communication networks we are involved with utilize industry standard products and equipment sold by other companies.  We sell a limited number of proprietary network products in connection with the services we provide.  We also offer audio and video production services for our clients.

Services

Following are some of the ways in which businesses utilize our services.

Internal Business Applications

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Deliver briefings from the CEO or other management

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Launch new products or services

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Present new marketing campaigns

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Train employees

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Announce significant changes or implement new policies and procedures

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Respond to crisis situations

External Business Applications

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Make promotional presentations to prospective customers or recruits

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Provide product/service training to customers

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Train and communicate with sales agents, dealers, VARs, franchisees, association members, etc.

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Sponsor satellite media tours

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Provide video/audio news releases

Satellite-Based Services

We utilize satellite technology for various business training and communication applications.  The list that follows describes the comprehensive offering of products and services that attracts companies in need of a satellite solution.

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Network design and engineering

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Receiving equipment and installation

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Network management

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24/7 help desk services

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On-site maintenance and service

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Full-time or occasional transponder purchases (broadcast time)

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Uplink facilities or remote SNG uplink trucks

Streamed Video Hosting Services

Until the last few years, satellite was the only technology that could deliver quality point to multi point video for business applications.  Now, with the advancement of streaming technologies and the increase of bandwidth, the Internet provides an effective platform for video-based business training and communications.  Our management believes that the Internet will become a major means of broadband business video delivery.  Consequently, we have invested in the infrastructure and personnel needed to be a recognized provider of Internet-based services.  Following are the services we currently provide:

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Dedicated server space

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High-speed, redundant Internet connection

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Secure access

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Seamless links from client's website

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Customized link pages and media viewers

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Testing or self-checks

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Interactive discussion threads

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Participation/performance reports for managers/administrators

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Notification of participants via email

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Pay-per-view or other e-commerce applications

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Live events

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24/7 technical support

Production and Content Development Services

To support both satellite and Internet-based delivery platforms, we employ professional production and content development teams and operate full service video and audio production studios.  A list of support services follows:

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In-studio or on-location video/audio production

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Editing/post-production

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Instructional design

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Video/audio encoding for Internet delivery

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Conversion of text or PowerPoint to HTML

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Alternative language conversion

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Access to "off-the-shelf" video training content

Service Revenue

We generate revenue by charging fees for the services we provide, and/or by selling equipment and satellite time.  A typical satellite network generates one-time revenues from the sale and installation of satellite receivers and antennas and monthly revenues from network management services.  On-site maintenance/service, production fees, and occasional satellite time are charged as they are used.

For Internet-based services, we charge customers monthly fees for hosting content, account management, quality assurance and technical support, if requested.  For delivery of content, we generally charge a fee every time a person listens to or watches a streamed audio or video presentation.  Encoding, production and content creation or customization are billed as these services are performed.  We have also entered into content development partnerships with professional organizations that have access to subject matter experts.  In these cases, we produce web-based training presentations and sell them on a pay-per-view basis, sharing revenues with the respective partner.

In the process of creating integrated technology solutions, we have developed proprietary software systems such as our content delivery system, incorporating site, user, media and template controls to provide a powerful mechanism to administer content delivery across multiple platforms and to integrate into any web-based system.  We use our content delivery system to manage networks of thousands of video receiving locations for enterprise clients.

The percentages of revenues derived from our different services fluctuate depending on the customer contracts entered into and the level of activity required by such contracts in any given period.  Of our net sales in 2005, approximately 92% were derived from satellite–based services and approximately 8% were derived from product and content development and all other services.

Our network management and support services are generally provided to customers by our operations personnel located at our corporate headquarters.  Our production and content development services are generally provided by our personnel from our production studio.  We generally contract with independent service technicians to perform our installation and maintenance services at customer locations throughout the United States.

E-Publishing Reader Technology

In August 2006, we obtained rights to use certain flash based e-publishing reader technology.  This technology gives us an opportunity to sell a software application to existing and new customers.  The software allows a customer to produce an e-magazine for easy, fast and inexpensive Internet delivery to its employees, distributors and customers.  It contains unique characteristics giving the user the look and feel of a printed magazine, but allows for in depth descriptions and pricing of products when requested by the customer.  In addition, we anticipate incorporating our CodecSys technology with this technology to provide low band width video as a part of our product offering.

IPTV Platform Technology

In August 2006, we also obtained rights to use certain IPTV platform technology.  This technology is a complete content distribution system giving us the ability to manage and maintain distributions of video content via the Internet.  It is more powerful than the system currently used by us in that it can handle more data streams simultaneously and contains more functions.

CodecSys Technology

We own proprietary video compression technology that we call “CodecSys.”  Video compression is the process by which video content is converted into a digital data stream for transmission over satellite, cable, Internet or wireless networks.  Today, video compression is accomplished by using a single technique or computer formula to create a particular data stream.  Our CodecSys technology uses multiple techniques or computer formulas to create a particular data stream.  With CodecSys, video content may be transmitted over decreased bandwidth while maintaining media quality.

In today's market, any video content designed to be distributed via satellite, cable, the Internet and other methods must be encoded into a digital stream using any one of numerous codecs.  The most commonly used codecs are now MPEG2 and MPEG4.  When new codecs are developed that perform functions better than the current standards, all of the video content previously encoded in the old format must be re-encoded to take advantage of the new codec.  Our CodecSys technology eliminates that obsolescence in the video compression marketplace by integrating new codecs into its library.  Using a CodecSys switching system to utilize the particular advantages of each codec, we may utilize any new codec as it becomes available by including it in the library.  Codec switching can happen on a scene-by-scene or even a frame-by-frame basis.

We believe the CodecSys technology represents an unprecedented shift from using only a single codec to compress video content to using multiple codecs and algorithms in the compression and transmission of content.  The CodecSys system selects dynamically the most suitable codecs available from the various codecs stored in its library to compress a single video stream.  As a video frame, or a number of similar frames (a scene), is compressed, CodecSys applies the codec from the library that best compresses that content.  CodecSys repeats the selection throughout the video encoding process, resulting in the use of numerous codecs on a best performance basis.  The resulting file is typically substantially smaller than when a single codec compression method is used.

New Products and Services

We believe our CodecSys technology will offer significant efficiencies and cost savings associated with video content transmission and storage.  In August 2005, we commenced marketing and selling the first application of our CodecSys technology in a video conferencing product.  We are still developing and improving the CodecSys technology for a variety of other applications, including Internet streaming, satellite encoding and transmitting video content to cellular phones and other hand-held electronic devices.  We believe these applications may hold substantial licensing and other revenue opportunities for our business.  To date, we have not generated any meaningful revenue from our CodecSys technology.  Commercialization and future applications of the CodecSys technology are expected to require additional capital estimated to be approximately $2.0 million annually.  This estimate will increase or decrease depending on funds available to us.

Following are examples with brief descriptions of various applications of the CodecSys technology that have been identified by management.

Video Conferencing Product

Our first product utilizing the CodecSys technology is an Internet-based video conferencing product.  This product provides point-to-point and multi-party video conferencing at significantly reduced bandwidth and accompanying costs with video quality equal to or better than other commercially available equipment.  Because of the benefits associated with this product, we believe there are revenue opportunities to sell this product to enterprise customers desiring a competitively priced video conference product that utilizes existing Internet connections.

Internet Streaming

Using CodecSys, customers are expected to be able to customize and optimize different streams, platforms and channels, including broadband, dial-up connections, landline, satellite and wireless.  Commercial quality video and stereo audio at low bandwidths is anticipated to provide a compelling competitive advantage in applications such as video-on-demand, distance learning and remote monitoring.  We anticipate realizing licensing fees and revenue from vendors of video-on-demand, distance learning and remote monitoring products and services who desire to reduce their distribution costs associated with such products and services while maintaining or improving the quality of their transmissions.

Satellite Encoding

We are currently developing a satellite encoder product that utilize the CodecSys technology.  We expect to use the product in connection with satellite transmissions over our private communication networks, thereby providing customers with reduced satellite transmission time and corresponding cost savings.  We plan to generate additional revenue by selling our private communication network satellite services to enterprise clients who are particularly cost-sensitive to such services.  We may also sell the satellite encoder product to other satellite transmission vendors and service providers who desire to reduce satellite transmission time and resulting costs.

Transmitting video content to cellular phones and other hand-held electronic devices

Video content that is currently being transmitted to cellular phones, PDAs and other hand-held electronic devices is currently limited by bandwidth and quality constraints.  We believe that our CodecSys technology will mitigate these constraints and offer higher quality transmissions with lower bandwidth requirements, thereby allowing enhanced video content, including full motion music videos, advertisements, sporting highlights and movie trailers.  We intend to generate additional revenue by licensing our technology to video content providers in these applications.

Research and Development

We have spent substantial amounts in connection with our research and development efforts.  These efforts have been dedicated to the development and commercialization of the CodecSys technology.  For the year ended December 31, 2005, we recorded research and development in process expenses of approximately $383,000.  Our ability to support future research and development activities will depend on our ability to generate and/or obtain adequate funding.  Assuming such funding is obtained, management estimates we will incur approximately $2.0 million annually in research and development expenses as we pursue commercialization applications for our technology as described above.  This estimate will increase or decrease depending on funds available to us.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

Intellectual Property Protection

Because much of our future success and value depends on the CodecSys technology, our patent and intellectual property strategy is of critical importance.  Two provisional patents describing the technology were filed on September 30, 2001.  We have filed for patent protection in the United States and various foreign countries.  As of September 30, 2006, we had three issued patents and 20 pending patent applications, of which five were U.S. applications and 15 were foreign counterpart applications.

We have identified additional applications of the technology, which represent potential patents that further define the product specific applications of the processes that are covered by the original patents.  We intend to continue building our intellectual property portfolio as funding permits.

We have registered the "CodecSys" trademark with the U.S. Patent and Trademark Office, and seek to protect our know-how, trade secrets and other intellectual property through a variety of means, including confidentiality agreements with our employees and customers.

Major Customers

A small number of customers account for a large percentage of our revenue.  Sales revenues from our three largest customers accounted for approximately 85% and 59% of total revenues for the nine months ended September 30, 2006 and 2005, respectively. The three largest customers in 2006 are not the same as the three largest customers in 2005, as we lost one of those customers and gained a substantial new customer. Any material reduction in revenues generated from any one of our largest customers could harm our results of operations, financial condition and liquidity.  Our largest customers may not continue to purchase our services and may decrease their level of purchases.  To the extent that a significant customer reduces its reliance on us or terminates its relationship with us, revenues would decline substantially, which would harm our business.  We have been increasing the amount of work done for one of these customers which will only increase our dependence on that customer in the future.

Competition

The communications industry is extremely competitive.  In the private satellite network market, there are many firms that provide some or all of the services we provide.  Many of these competitors are larger than us and have significantly greater financial resources.  In the bidding process for potential customers, many of our competitors have a competitive advantage in the satellite delivery of content because many own satellite transponders or otherwise have unused capacity that gives them the ability to submit lower bids than we are able to make.  In the satellite network and services segment, we compete with Convergent Media Systems, Globecast, IBM, Cisco, TeleSat Canada and others.  With respect to video conferencing, we compete with Sony, Polycom, Tandberg and others.

There are several additional major market sectors in which we plan to compete with our CodecSys technology, all with active competitors.  These sectors include the basic codec technology market, the corporate enterprise and small business streaming media market, and the video conferencing market.  These are sectors where we may compete by providing direct services.  Competition in these new market areas will also be characterized by intense competition with much larger and more powerful companies, such as Microsoft and Yahoo, that are already in the video compression and transmission business.  Many of these competitors already have an established customer base with industry standard technology, which we must overcome to be successful.

On a technology basis, CodecSys competition varies by market sector, with codecs and codec suppliers like Microsoft Windows Media Player, Real Networks' Real Player, Apple Quicktime, MPEG2, MPEG4, On2, DivX and many others.  There are several companies, including Akamai, Inktomi, Activate and Loudeye, that utilize different codec systems.  These companies specialize in encoding, hosting and streaming content services primarily for news/entertainment clients with large consumer audiences.  All are larger and have greater financial resources than we have.

Employees

We employ 43 full-time personnel at our executive offices and studio facilities in Salt Lake City, Utah, three employees at the Staples, Inc. studios in Framingham, Massachusetts, and three employees in Folsom, California at IDI.  In addition, we engage voice talent on an “as needed” basis at our recording studios and employ the services of independent sales representatives.

Government Regulation

We have seven licenses issued by the Federal Communications Commission for satellite uplinks, Ethernet, radio connections and other video links between our facilities and third-party uplinks.  Notwithstanding these licenses, all of our activities could be performed outside these licenses with third-party vendors.  All material business activities are subject to general governmental regulations with the exception of actual transmission of video signals via satellite.

Properties

Our executive offices are located at 7050 Union Park Ave., Suite 600, Salt Lake City, Utah 84047.  We occupy the space at our executive offices under an 18-month lease, the term of which ends October 31, 2007.  The lease covers approximately 13,880 square feet of office space leased at a rate of approximately $24,000 per month.  Our production studio is located at 6952 South 185 West, Unit C, Salt Lake City, Utah 84047, and consists of approximately 15,200 square feet of space leased under a multi-year contract at a rate of approximately $8,800 per month.  The studio lease expires on November 30, 2008.  We have also entered into a cancellable lease for 1,630 square feet of IDI office space located at 160 Blue Ravine, Folsom, California 95630.  This space has been used for development of our CodecSys technology.  This lease is for a term of one year and expires December 31, 2006, and is leased at a rate of $2,600 per month.  To the extent we continue the development program in California, we do not anticipate any problem with locating suitable space.  We have no other properties.

Legal Proceedings

There are no legal proceedings pending against us, and, to the knowledge of management, no material litigation has been threatened.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers and directors:

Name	Age	Position
William Davidson, Ph.D.	54	Chairman of the Board
Rodney M. Tiede	45	Chief Executive Officer, President and Director
Randy Turner	51	Chief Financial Officer and Treasurer
Reed L. Benson	60	Vice President, Secretary and General Counsel
James E. Solomon	55	Director
Kirby D. Cochran	52	Director
Bruno Wu, Ph.D	39	Director

William Davidson, Ph.D. has been our Chairman of the Board and a director since March 2006.  Since 1984, Dr. Davidson has been President of MESA Research, a management consulting firm which he founded.  From 1985 to 1998, he served as a tenured Professor of Management at the Marshall School of Business, University of Southern California.  Dr. Davidson held leadership responsibilities in Deloitte & Touche LLP's telecom and media management consulting practice from 1996 to 1998.  Dr. Davidson earned an A.B. in Economics, a Masters in Business Administration Degree and a Doctorate Degree in Business Administration, all from Harvard University.

Rodney M. Tiede has been our Chief Executive Officer, President and a director since the acquisition of BI Acquisitions, Inc., or BI, a wholly-owned subsidiary, in October 2003.  From August 2000 to the present, Mr. Tiede has been the President, Chief Executive Officer and a director of BI.  From April 2003 to the present, Mr. Tiede has also been the Chief Executive Officer and a director of Interact Devices, Inc., or IDI, a consolidated subsidiary.  From November 1987 to August 2000, Mr. Tiede was employed as Director of Sales, Vice President and General Manager of Broadcast International, Inc., the predecessor of BI.  Mr. Tiede received a Bachelor of Science Degree in Industrial Engineering from the University of Washington in 1983.

Randy Turner has been our Chief Financial Officer and Treasurer since the BI acquisition in October 2003.  He was also a director of ours from October 2003 until February 2006.  From August 2000 to the present, Mr. Turner has been the Chief Financial Officer and Secretary of BI.  From April 2003 to the present, Mr. Turner has also been the Chief Financial Officer and Secretary of IDI.  From January 1990 to August 2000, Mr. Turner was Chief Accounting Officer of Broadcast International, Inc., the predecessor of BI, and Treasurer of Data Broadcasting Corporation, the former parent company of BI.  He received a Bachelor of Science Degree in Accounting from Weber State University in 1985.

Reed L. Benson has been our Vice President, Secretary and General Counsel since the BI acquisition in October 2003.  He was also a director of ours from October 2003 until August 2006.  He has been in the private practice of law from April 2000 to the present and consulted directly with BI during that period.  From August 1987 to April 2000, he was Vice President, Secretary and General Counsel of Broadcast International, Inc., the predecessor of BI, and from June 1995 to April 2000, he served as Vice President, Secretary and General Counsel of Data Broadcasting Corporation, the former parent company of BI.  From April 2003 to the present, Mr. Benson has also been the General Counsel and a director of IDI.  Mr. Benson is President and a director of Xvariant, Inc., a public company.  Mr. Benson received a Bachelor of Science Degree in Accounting from the University of Utah in 1971 and a Juris Doctor Degree from the University of Utah College of Law in 1976.  Mr. Benson became a certified public accountant in 1974 and is currently an attorney licensed to practice in Utah.

James E. Solomon has been a director of ours since September 2005.  From 1995 to January 2002, Mr. Solomon was a business consultant primarily for emerging growth companies.  In January 2002, he formed

Corporate Development Services, Inc., a business consulting firm, and has served as President since its formation.  From June 1993 to the present, Mr. Solomon has been an adjunct professor at the Graduate School of Business at the University of Utah.  Mr. Solomon serves on the Board of Directors of Nevada Chemicals, Inc., a public company, as well as several privately-held companies. Mr. Solomon received a Bachelor of Science Degree in Finance from the University of Utah in 1972.  Mr. Solomon became a certified public accountant in 1974.

Kirby D. Cochran has been a director of ours since February 2006.  For the past five years, Mr. Cochran has been an angel investor and business consultant, assisting growth stage companies with their strategy and operations.  From May 1999 to May 2005, he taught graduate school as an adjunct professor in the Business and Finance Departments at the University of Utah.  Mr. Cochran holds a Masters in Business Administration Degree from North Dakota State University.

Bruno Wu, Ph.D. has been a director of ours since August 2006.  Dr. Wu is the co-founder and Executive Chairman of Sun Media Investment Holdings, a private media group in China, and has served in such positions and affiliated capacities since 2001.  From 2001 to 2002, Dr. Wu was also the Co-Chairman of SINA Corporation, a Chinese internet media company.  Prior to Sun Media, Dr. Wu was the Chief Operating Officer of ATV, one of the two free-to-air networks in Hong Kong, from June 1998 to February 1999.  Dr. Wu serves as Chairman of the Board of Sun New Media Inc., a public company.  Dr. Wu received his Diploma of Studies in French Civilization from the University of Savoie, France, and graduated with a Bachelor of Science in Business Administration-Finance from Culver-Stockton College in Missouri.  He later received his Master of Arts in International Affairs from Washington University, Missouri and his Ph.D. from the International Politics Department of College of Law, Fudan University, Shanghai, China.

Our directors generally serve until the next annual or special meeting of shareholders held for the purpose of electing directors.  Our officers generally serve at the discretion of the board of directors.  One of our directors, Mr. Tiede, is an employee who serves as our Chief Executive Officer and President.  The service of Mr. Tiede and our other two executive officers is governed by the terms of their respective employment contracts.  See “Employment Contracts and Change in Control Arrangements” below.

As noted above, several of our executive officers and directors have served as officers and directors of BI since August 2000 and as officers and directors of IDI since April 2003.  During 2001 and 2002, BI entered into various licensing agreements with IDI and purchased shares of convertible preferred stock of IDI.  Management of BI determined that the CodecSys technology being developed by IDI represented a significant opportunity for BI and its future business prospects.  By April 2003, the financial condition of IDI had deteriorated significantly and BI provided a line of credit to IDI to sustain its operations.  At such time, BI also assumed operational control of IDI.  By October 2003, management of BI realized that IDI could not survive on its own notwithstanding the financial support provided by BI.  Accordingly, IDI filed for bankruptcy protection under chapter 11 of the federal bankruptcy code on October 23, 2003.  Over the next seven months, IDI continued its limited operations and designed a bankruptcy plan of reorganization which was confirmed on May 18, 2004.  Under the plan of reorganization, Broadcast International issued shares of our common stock to creditors of IDI and assumed certain liabilities of IDI in exchange for shares of the common stock of IDI representing majority ownership of IDI.  Since confirmation of the plan of reorganization, the operations of IDI have been consolidated with ours.  For additional information regarding the IDI bankruptcy, see Note 5 of the Audited Financial Statements, Notes to Consolidated Financial Statements included elsewhere in this prospectus.

Audit Committee

Our audit committee was established in September 2005 and currently includes Messrs. Solomon and Cochran.  Mr. Solomon serves as chairman of the audit committee.  The functions of the audit committee include recommending an independent registered public accounting firm to audit our annual financial statements, reviewing the independence of our auditors, the financial statements and the auditors’ report, and reviewing management’s administration of our system of internal control over financial reporting and disclosure controls and procedures.  The board of directors has not yet adopted a written audit committee charter or similar document.  The audit committee met two times during 2005 with each serving committee member attending at least 75% of the meetings.  Each of the members of the audit committee is “independent” under the definition of independence in Rule 4200(a)(15) of the NASD’s listing standards.

Our board of directors has determined that James E. Solomon meets the requirements of an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K adopted by the Securities and Exchange Commission, or SEC.

Compensation Committee

Our compensation committee was established in October 2005 and currently includes Messrs. Cochran, Davidson and Solomon.  Mr. Cochran serves as chairman of the compensation committee.  The functions of the compensation committee include reviewing and approving corporate goals relevant to compensation for executive officers, evaluating the effectiveness of our compensation practices, evaluating and approving the compensation of our chief executive officer and other executives, recommending compensation for board members, and reviewing and making recommendations regarding incentive compensation and other employee benefit plans.  The board of directors has not yet adopted a written compensation committee charter or similar document.  The compensation committee did not meet during 2005.  Each of the members of the compensation committee is “independent” under the definition of independence in Rule 4200(a)(15) of the NASD’s listing standards.

Summary Executive Compensation

The following table sets forth the compensation of our chief executive officer and the other executive officers for the three years ended December 31, 2005.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation	All Other Compensation ($)(2)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)
Rodney M. Tiede Chief Executive Officer (1)	2005 2004 2003	120,000 120,000 20,000	25,000 0 0	0 50,000 0	6,682 5,824 1,245
Randy Turner Chief Financial Officer (1)	2005 2004 2003	100,000 100,000 25,000	20,000 0 0	0 50,000 0	5,536 4,895 1,068
Reed L. Benson Secretary, General Counsel, Vice President (1)	2005 2004 2003	84,000 81,700(3) 15,000(3)	20,000 0 0	25,000 100,000 0	3,410 1,252 0

(1)

Became an executive officer on October 1, 2003, and includes compensation from such date.

(2)

Includes amounts paid by us for 401(k) matching amounts and employee life insurance.

(3)

Mr. Benson was paid by way of consulting fees until April 2004, which fees are included in the table above. Subsequent to April 2004, Mr. Benson was paid as an employee of ours.

Options/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/SARs Granted (#) (1)	% of Total Options/SARs Granted to Employees in Fiscal Year (2)	Exercise Or Base Price ($/Sh) (3)	Expiration Date
Reed L. Benson	25,000	7%	2.55	10/2015

_______________________

(1)

All of the options granted in 2005 vest ratably over three years, beginning on October 3, 2006.

(2)

The percentage reflected in the table above was computed based on the total number of shares (375,000) issuable under options granted to employees and directors in 2005.

(3)

The exercise price shown above equals the fair market value on the date of grant, which fair market value was determined by the closing price of our common stock as reported by the OTC Bulletin Board.

Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Values

The following table summarizes for the executive officers the number of stock options exercised during fiscal 2005, the aggregate dollar value realized upon exercise, the total number of unexercised options held at December 31, 2005 and the aggregate dollar value of in-the-money unexercised options held at December 31, 2005.  Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date (based upon the average of the high and low prices of common stock, as reported by the OTC Bulletin Board, and the exercise price of the option.  Options are in-the-money if the fair market value of the underlying securities exceed the exercise price of the option.  The value of unexercised, in-the-money options at December 31, 2005 is the aggregate amount of the difference between their exercise price and $2.25 per share, the fair market value of the underlying stock on December 31, 2005, based on the closing price of the common stock on that date.

The underlying options have not been and may never be exercised.  The actual gains, if any, on exercise will depend on the value of our common stock on the actual date of exercise.  There can be no assurance that these values will be realized.

			Number of Securities Underlying Unexercised Options/SARs At FY-End (#)	Value of Unexercised In-the-Money Options/SARs at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Rodney M. Tiede	-	-	16,667 / 33,333	0 / 0
Randy Turner	-	-	524,723 / 33,333	1,132,965 / 0
Reed L. Benson	-	-	33,333 / 91,667	0 / 0

Compensation of Directors

Our non-employee directors receive fees of $20,000 per year, paid quarterly, and an initial grant of stock options to purchase 75,000 shares (thereafter annual grants to purchase 25,000 shares) of our common stock.  The Chairman of the Board receives an additional initial grant of options to purchase 25,000 shares of our common stock and an additional fee of $5,000 per year.  In addition to the standard director compensation indicated above, each Chairman of the Audit Committee and the Compensation Committee receives an annual fee of $5,000 for serving in such capacity.  Directors who are employees of Broadcast International receive no additional compensation for serving as directors.  All stock options granted to outside directors have an exercise price equal to the fair market value of the stock at the time of grant, are immediately exercisable and expire ten years from the date of grant.

Employment Contracts and Change in Control Arrangements

In April 2004, we and Mr. Tiede entered into an employment agreement covering Mr. Tiede's employment for a term commencing upon the execution of the agreement and continuing until December 31, 2006.  The agreement calls for payment of a gross annual salary of not less than $120,000, payable in equal bi-weekly installments for the year ended December 31, 2004, subject to such increases as the Board of Directors may approve.  The agreement further provides that Mr. Tiede shall receive a performance bonus on an annual basis equal to up to 100% of his base salary for the fiscal year then ended, the exact percentage to be determined in the sole discretion of the Board of Directors (or the Compensation Committee thereof) based upon an evaluation of the performance of Mr. Tiede during the previous fiscal year.  The agreement also provides for participation in our long-term incentive stock option plan, the payment of severance pay, and other standard benefits such as vacation, participation in our other benefit plans and reimbursement for necessary and reasonable business expenses.  In the event of a change in control of Broadcast International, defined as the purchase of shares of our capital stock enabling any person or persons to cast 20% or more of the votes entitled to be voted at any meeting to elect directors, Mr. Tiede shall have the right to terminate the employment agreement and receive severance pay equal to the base salary and a bonus equal to 50% of the salary for the remainder of the employment term or two years, whichever is longer.  In addition, if the change of control event results in the shareholders of Broadcast International exchanging their shares for stock or other consideration, Mr. Tiede shall receive an amount equal to the per share price paid to the shareholders of Broadcast International less the pre-announcement price multiplied by 50,000.

In April 2004, we and Mr. Turner entered into an employment agreement covering Mr. Turner's employment for a term commencing upon the execution of the agreement and continuing until December 31, 2006.  The agreement calls for payment of a gross annual salary of not less than $100,000, payable in equal bi-weekly installments for the year ended December 31, 2004, subject to such increases as the Board of Directors may approve.  The agreement further provides that Mr. Turner shall receive a performance bonus on an annual basis equal to up to 100% of his base salary for the fiscal year then ended, the exact percentage to be determined in the sole discretion of the Board of Directors (or the Compensation Committee thereof) based upon an evaluation of the performance of Mr. Turner during the previous fiscal year.  The agreement also provides for participation in our long-term incentive stock option plan, the payment of severance pay, and other standard benefits such as vacation, participation in our other benefit plans and reimbursement for necessary and reasonable business expenses.  In the event of a change in control of Broadcast International, defined as the purchase of shares of our capital stock enabling any person or persons to cast 20% or more of the votes entitled to be voted at any meeting to elect directors, Mr. Turner shall have the right to terminate the employment agreement and receive severance pay equal to the base salary and a bonus equal to 50% of the salary for the remainder of the employment term or two years, whichever is longer.  In addition, if the change of control event results in the shareholders of Broadcast International exchanging their shares for stock or other consideration, Mr. Turner shall receive an amount equal to the per share price paid to the shareholders of Broadcast International less the pre-announcement price multiplied by 50,000.

In April 2004, we and Mr. Benson entered into an employment agreement covering Mr. Benson’s employment for a term commencing upon the execution of the agreement and continuing until December 31, 2006.  The agreement calls for payment of a gross annual salary of not less than $84,000, payable in equal bi-weekly installments for the year ended December 31, 2004, subject to such increases as the Board of Directors may approve.  The agreement further provides that Mr. Benson shall receive a performance bonus on an annual basis equal to up to 100% of his base salary for the fiscal year then ended, the exact percentage to be determined in the sole discretion of the Board of Directors (or Compensation Committee thereof) based upon an evaluation of the performance of Mr.

Benson during the previous fiscal year.  The agreement also provides for participation in our long-term incentive stock option plan, the payment of severance pay, and other standard benefits such as vacation, participation in our other benefit plans and reimbursement for necessary and reasonable business expenses.  In the event of a change in control of Broadcast International, defined as the purchase of shares of our capital stock enabling any person or persons to cast 20% or more of the votes entitled to be voted at any meeting to elect directors, Mr. Benson shall have the right to terminate the employment agreement and receive severance pay equal to the base salary and a bonus equal to 50% of the salary for the remainder of the employment term or two years, whichever is longer.  In addition, if the change of control event results in the shareholders of Broadcast International exchanging their shares for stock or other consideration, Mr. Benson shall receive an amount equal to the per share price paid to the shareholders of Broadcast International less the pre-announcement price multiplied by 50,000.

Related Party Transactions

Since April 2003, BI (and since October 2003, Broadcast International) advanced money to IDI, pursuant to the terms of a secured, revolving line of credit, which allowed IDI to continue operations.  At December 31, 2003, the outstanding principal amount advanced under the line of credit was $82,200, included in other long-term assets.  From January 2004 until the consolidation of IDI in May 2004, Broadcast International advanced an additional $182,808 to IDI.  The entire advanced amount of $265,008 was expensed upon consolidation when the IDI bankruptcy plan of reorganization was confirmed.  See Note 5 of the Audited Financial Statements, Notes to Consolidated Financial Statements included elsewhere in this prospectus.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth the following information as of November 30, 2006:

•

the number and percent of shares of our common stock that are beneficially owned by each director and executive officer and by each person known by us to own beneficially more than 5% of our common stock;

•

the names of the selling shareholders;

•

the number and percent of shares of our common stock that the selling shareholders beneficially owned prior to the offering for resale of the shares under this prospectus;

•

the number of shares of our common stock that may be offered for resale for the account of the selling shareholders under this prospectus; and

•

the number and percent of shares of our common stock to be beneficially owned by the selling shareholders and other persons identified in the table after the offering of the resale shares (assuming all of the offered resale shares are sold by the selling shareholders).

None of the selling shareholders are executive officers, directors or affiliates of ours, except for Yang Lan Studio Ltd. and Sun Media Investment Holdings Ltd. who may be deemed to be our affiliates because of their beneficial ownership positions and their relationships with Dr. Bruno Wu.  All of the selling security holders are either (i) investors pursuant to our recent private placement offering, or (ii) parties to the YLS or Leon Frenkel financings (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”).

The number of shares in the column "Number of Shares Being Offered" represents all of the shares that each selling shareholder may offer under this prospectus.  We do not know how long the security holders will hold the shares before selling them or how many, if any, shares they will sell.  We currently have no agreements, arrangements or understandings with any of the security holders regarding the sale of any of the resale shares.  The table below assumes the sale of all of the resale shares, including those issuable upon conversion of the outstanding senior secured convertible notes and upon exercise of the outstanding stock options and warrants.

Shareholder	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares Beneficially Owned After Offering(1)
	Number	Percent		Number	Percent

Bruno Wu (1) #387, Yangjia Road Shanghai, 20031 P.R. China	14,166,667	35.3%	–	12,000,000	27.9%

Yang Lan Studio Ltd. (2) #387, Yangjia Road Shanghai, 20031 P.R. China	11,166,667	27.9%	2,166,667	9,000,000	20.9%

Leon Frenkel (3) 401 City Avenue, Suite 802 Bala Cynwyd, PA 19004	6,166,667	15.1%	2,166,667	4,000,000	9.3%

Rodney M. Tiede (4) Broadcast International, Inc. 7050 Union Park Avenue Suite 600 Salt Lake City, UT 84047	3,394,982	9.8%	–	3,394,982	8.7%

Sun Media Investment Holdings Ltd. #387, Yangjia Road Shanghai, 20031 P.R. China	3,000,000	8.7%	–	3,000,000	7.7%
Randy Turner (5)	1,551,340	4.4%	–	1,551,340	3.9%
Reed L. Benson (6)	896,281	2.6%	–	896,281	2.3%
Kirby D. Cochran (7)	275,000	*	–	275,000	*
James E. Solomon (7)	175,000	*	–	175,000	*
William H. Davidson (8)	100,000	*	–	100,000	*
Rodney Baber (9)	200,000	*	200,000	0	*
Janet Zobrist (10)	153,334	*	153,334	0	*
R. Phil & Janet Zobrist Family Trust (11)	133,334	*	133,334	0	*
Tanamera, LTD (12)	133,246	*	133,246	0	*
Hooper Group (13)	80,000	*	80,000	0	*
Larry C. Holman (14)	66,668	*	66,668	0	*
Bayhill Capital (15)	66,666	*	66,666	0	*
Bennett Anderson (14)	66,666	*	66,666	0	*
Benson Trust (16)	66,666	*	66,666	0	*
Deep Springs Holdings (17)	66,666	*	66,666	0	*
Infinity Plus, LLC (18)	66,666	*	66,666	0	*
Nevada Trust Company, as custodian for the Bradley C. Shultis IRA (19)	66,666	*	66,666	0	*

R. Scott Hoffman (14)	66,666	*	66,666	0	*
Granite Park Cove (20)	60,000	*	60,000	0	*
Foreign Trading Investments (21)	50,000	*	50,000	0	*
The Sterling Group (22)	50,000	*	50,000	0	*
Bluefishce, Inc. (23)	33,334	*	33,334	0	*
Jeff & Brad Austin Trust (24)	33,334	*	33,334	0	*
Sylvester, LLC (25)	33,334	*	33,334	0	*
Pro-active Trading, Inc. (26)	33,334	*	33,334	0	*
Andrew Watling (27)	25,000	*	25,000	0	*
Bradley Wallace (28)	20,000	*	20,000	0	*
Kyle Larson DDS PC (28)	20,000	*	20,000	0	*
Jerry Halterman (29)	18,000	*	18,000	0	*
Martyn Powell (30)	10,000	*	10,000	0	*
Michael Zobrist (30)	10,000	*	10,000	0	*
Martin Wiesbrock (31)	8,000	*	8,000	0	*
All directors and executive officers as a group (7 persons) (32)	20,559,270	50.2%	–	18,392,603	41.8%

_____________________________________

* Represents less than 1% of the common stock outstanding.

(1)

Includes 5,666,667 shares of common stock and warrants to purchase 5,500,000 shares of common stock owned by Yang Lan Studio Ltd., of which Dr. Wu is deemed to be a beneficial   owner by virtue of his affiliation thereof.  Also includes 3,000,000 shares of common stock owned by Sun Media Investment Holdings Ltd., of which Dr. Wu is deemed to be a beneficial owner by virtue of his affiliation thereof.  Dr. Wu disclaims beneficial ownership of all such securities.

(2)

Includes warrants to purchase 5,500,000 shares of common stock.

(3)

Includes warrants to purchase 5,500,000 shares of common stock and an unsecured convertible note that is convertible into 666,667 shares of common stock.

(4)

Includes 328,440 shares held by Mr. Tiede as custodian under the Uniform Gift to Minors Act for the benefit of his children.  Also includes presently exercisable options to acquire a total of 33,333 shares of common stock.

(5)

Includes 57,477 shares held by Mr. Turner as custodian under the Uniform Gift to Minors Act for the benefit of his child.  Also includes presently exercisable options to acquire a total of 541,388 shares of common stock.

(6)

Includes 821,281 shares held by a limited liability company of which Mr. Benson and his spouse own a 40% equity interest.  Mr. Benson is the manager of the limited liability company and, as such, has voting and investment power with respect to all such shares.  Mr. Benson disclaims beneficial ownership of all such shares except to the extent of his equity interest therein.  Also includes presently exercisable options to acquire 75,000 shares of common stock.

(7)

Includes presently exercisable options to acquire a total of 75,000 shares of common stock.

(8)

Represents presently exercisable options to acquire shares of common stock.

(9)

Includes a warrant to purchase 100,000 shares of common stock.

(10)

Includes a warrant to purchase 76,667 shares of common stock.

(11)

Includes a warrant to purchase 66,667 shares of common stock.

(12)

Includes a warrant to purchase 66,623 shares of common stock.  The control person of Tanamera, LTD is Hugh O'Neill.

(13)

Includes a warrant to purchase 40,000 shares of common stock.  The control person of Hooper Group is Keith Hooper.

(14)

Includes a warrant to purchase 33,334 shares of common stock.

(15)

Includes a warrant to purchase 33,334 shares of common stock.  The control person of Bayhill Capital is Joe Hanson.

(16)

Includes a warrant to purchase 33,333 shares of common stock.  The control person of Benson Trust is Lloyd Benson.

(17)

Includes a warrant to purchase 33,333 shares of common stock.  The control person of Deep Springs Holdings is John Lewis.

(18)

Includes a warrant to purchase 33,333 shares of common stock.  The control person of Infinity Plus, LLC is Juli Koentopp.

(19)

Includes a warrant to purchase 33,333 shares of common stock.

(20)

Includes a warrant to purchase 30,000 shares of common stock.  The control person of Granite Park Cove is Roger Knight.

(21)

Includes a warrant to purchase 25,000 shares of common stock.  The control person of Foreign Trading Investments is Paul Bennett.

(22)

Includes a warrant to purchase 25,000 shares of common stock.  The control person of The Sterling Group is Cris Gray.

(23)

Includes a warrant to purchase 16,667 shares of common stock.  The control person of Bluefishce, Inc. is Joe Hanson.

(24)

Includes a warrant to purchase 16,667 shares of common stock.

(25)

Includes a warrant to purchase 16,667 shares of common stock.  The control person of Sylvester, LLC is Joe Hanson.

(26)

Includes a warrant to purchase 16,667 shares of common stock.  The control person of Pro-active Trading, Inc. is Jeff Ramson.

(27)

Includes a warrant to purchase 12,500 shares of common stock.

(28)

Includes a warrant to purchase 10,000 shares of common stock.

(29)

Includes a warrant to purchase 9,000 shares of common stock.

(30)

Includes a warrant to purchase 5,000 shares of common stock.

(31)

Includes a warrant to purchase 4,000 shares of common stock.

(32)

Includes warrants and presently exercisable options to acquire a total of 6,399,721 shares (prior to offering) and 4,899,721 shares (after offering) of common stock beneficially owned by all directors and executive officers.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 5,970,914 shares of our common stock owned by the selling shareholders, including:

•

up to 1,485,457 shares of our common stock outstanding and owned beneficially and of record on the date hereof by the selling shareholders;

•

up to 3,818,790 shares of our common stock upon exercise of certain warrants held by the selling shareholders; and

•

up to 666,667 shares of our common stock upon conversion of outstanding unsecured convertible note held by a selling shareholder.

The selling security holders may sell the resale shares for cash, from time to time, in one or more transactions at:

•

fixed prices,

•

market prices at the time of sale,

•

varying prices and terms to be determined at the time of sale, or

•

negotiated prices.

The selling security holders will act independently of us in making decisions regarding the timing, manner and size of each sale.  The security holders may effect these transactions by selling the resale shares to or through broker-dealers.  Broker-dealers engaged by the security holders may arrange for other broker-dealers to participate in the resales.  The resale shares may be sold in one or more of the following types of transactions:

•

block trade(s) in which a broker-dealer attempts to sell the shares as agent but may resell a portion of the block as principal to facilitate the transaction,

•

purchase(s) by a broker-dealer as principal and resale(s) by the broker-dealer for its account under this prospectus,

•

an exchange distribution in accordance with the rules of the exchange,

•

ordinary brokerage transactions and transactions in which a broker solicits purchasers,

•

privately negotiated transactions between the selling security holders and purchasers, without a broker-dealer, and

•

a combination of any of the above transactions.

We may amend or supplement this prospectus from time to time to describe a specific or additional plan of distribution.  If the plan of distribution involves an arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker-dealer, the supplement will disclose:

•

the name of the selling security holder and the participating broker-dealer,

•

the number of shares involved,

•

the price at which the shares were sold,

•

the commissions paid or discounts or concessions allowed to the broker-dealer,

•

that the broker-dealer did not conduct any investigation to verify the information contained in this prospectus, and

•

any other facts material to the transaction.

In addition, if a selling security holder notifies us that a donee, pledgee or other transferee of the security holder intends to sell more than 500 shares, we will file a supplement to this prospectus.  In addition, if a security holder notifies us of any material change with respect to the plan of distribution of the resale shares described herein, we will file a post-effective amendment to the registration statement of which this prospectus forms a part.

The security holders may enter into hedging transactions with broker-dealers in connection with distributions of the resale shares.  In these transactions, broker-dealers may engage in short sales of the shares to offset the positions they assume with the security holders.  The security holders also may sell shares short and redeliver the shares to close out their short positions.  The security holders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the resale shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus.  The security holders also may loan or pledge the resale shares to a broker-dealer.  The broker-dealer may sell the loaned or pledged shares under this prospectus.

Broker-dealers or agents may receive compensation from security holders in the form of commissions, discounts or concessions.  Broker-dealers or agents may also receive compensation from the purchasers of the resale shares for whom they act as agents or to whom they sell as principals, or both.  A broker-dealer's compensation will be negotiated in connection with the sale and may exceed the broker-dealer's customary commissions.  Broker-dealers, agents or the security holders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with sales of the resale shares.  Any commission, discount or concession received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

Because the security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus that qualify for resale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the security holders.

The resale shares will be sold only through registered or licensed brokers or dealers if so required under applicable state securities laws.  In addition, in certain states the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution.  In addition, the security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the security holders or any other person.  We will make copies of this prospectus available to the selling security holders and we have informed them of the requirement to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will pay all costs, expenses and fees associated with the registration of the resale shares.  The security holders will pay all commissions and discounts, if any, associated with the sale of the resale shares.  The security holders may agree to indemnify any broker-dealer or agent that participates in sales of the resale shares against specified liabilities, including liabilities arising under the Securities Act.  The security holders have agreed to indemnify certain persons, including us and broker-dealers and agents, against specified liabilities in connection with the offering of the resale shares, including liabilities arising under the Securities Act.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock presently consists of 180,000,000 shares of common stock, par value $0.05 per share and 20,000,000 shares of preferred stock, no par value.  As of November 30, 2006, we had 34,586,609 shares of common stock outstanding, and no shares of preferred stock outstanding.  The following is a summary of the terms of our capital stock.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Holders of common stock are entitled to receive ratably any dividends, as may be declared by the Board of Directors out of funds legally available therefore, subject to the rights of the holders of preferred stock.  Upon the liquidation, dissolution or winding up of our company, the holders of common stock, subject to the rights of the holders of preferred stock, are entitled to receive ratably our net assets available after the payment of our debts and other liabilities.  Holders of common stock have no preemptive, subscription, redemption or conversion rights.  The outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our Board of Directors has the authority, without further action by the shareholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, option, or special rights and the qualifications, limitations, or restrictions of those series, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock.  The Board of Directors, without shareholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock.  Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult.  The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting and other rights of the holders of our common stock.

Senior Secured Convertible Notes and Related Warrants

We issued senior secured convertible notes and warrants when we entered into a securities purchase agreement dated May 16, 2005 with four institutional funds.  Under the terms of the securities purchase agreement, as amended, we executed four senior secured convertible notes for a total indebtedness of $3,000,000 in favor of the institutional funds, which senior secured convertible notes are presently convertible into our common stock at $1.50 per share.  The senior secured convertible notes bear interest at the annual rate of 6% and are due May 16, 2008.

Interest-only payments are due semi-annually on November 16 and May 16 of each year.  The senior secured convertible notes are exercisable anytime until their due date.

On April 24, 2006, two of the institutional fund holders of the senior secured convertible notes converted an aggregate of $500,000 of their convertible notes into 333,334 shares of our common stock.  As a result of this conversion, the principal balance of the senior secured convertible notes was reduced from $3,000,000 to $2,500,000.  The outstanding notes are presently convertible into 1,666,667 shares of our common stock.

In connection with the notes, we issued warrants to the institutional funds exercisable for a total of 1,200,000 shares of our common stock.  The current exercise price of the warrants is $1.50 per share.  The warrants are exercisable anytime until May 16, 2010.

The $1.50 conversion price of the senior secured convertible notes and the $1.50 exercise price of the warrants are subject to adjustment in certain circumstances. For a description of these price adjustments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

Our senior secured convertible notes contain, among other things, covenants that may restrict our ability to obtain additional capital, to declare or pay dividends or to engage in other business activities.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

Unsecured Convertible Note and Related Warrants

We issued an unsecured convertible note and warrants when we entered into a securities purchase agreement dated October 28, 2006 with Leon Frenkel.  Under the terms of the securities purchase agreement, we executed an unsecured convertible note in the principal amount of $1,000,000 in favor of Mr. Frenkel, which note is presently convertible into 666,667 shares of our common stock at a conversion price of $1.50 per share.  The unsecured convertible note bears interest at the annual rate of 5% and is due October 16, 2009.  Interest-only payments are due semi-annually on April 16 and October 16 of each year.  The note is exercisable anytime until its due date.

In connection with the note, we issued warrants to Mr. Frenkel exercisable for a total of 5,500,000 shares of our common stock.  The warrants are exercisable over a period of one to two years from the effective date of the registration statement of which this prospectus is a part.  The warrants may be exercised at exercise prices ranging from $1.60 to $3.00 per share.  The $1.50 conversion price of the unsecured convertible note and the exercise prices of the warrants are subject to standard anti-dilution provisions.

The securities purchase agreement entered into with Mr. Frenkel contains, among other things, covenants that may restrict our ability to obtain additional capital or to conduct our business.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

YLS Transaction Securities

On August 15, 2006, we issued warrants to YLS exercisable for a total of 5,500,000 shares of our common stock.  The warrants are exercisable over a period of one to two years from the effective date of the registration statement of which this prospectus is a part.  The warrants may be exercised at exercise prices ranging from $1.60 to $3.00 per share.  The exercise prices of the warrants are subject to standard anti-dilution provisions.

The stock purchase agreement entered into with YLS contains, among other things, provisions that may restrict our ability to obtain additional capital or to conduct our business.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

Equity Compensation Plans

The following table sets forth, as of December 31, 2005, information regarding our compensation plans under which shares of our common stock are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding securities)
Equity compensation plans by approved security holders	0	0	0
Equity compensation plans not approved by security holders (1)	3,370,197	$1.13	2,400,343
Total	3,370,197	$1.13	2,400,343

(1)

The Broadcast International, Inc. Long-Term Incentive Plan provides for the grant of stock options, stock appreciation rights and restricted stock to our employees, directors and consultants.  The plan covers a total of 6,000,000 shares of our common stock.  As of December 31, 2005, options to purchase 229,460 shares of common stock had been exercised.  All awards must be granted at fair market value on the date of grant.  The plan is administered by our Board of Directors.  Awards may be vested on such schedules determined by the Board of Directors.  Other than the long-term incentive plan, we do not maintain any other equity compensation plan.

As of November 30, 2006, there were options to purchase a total of 3,617,491 shares of our common stock outstanding under our long-term incentive plan.

Other Warrants

We have previously issued additional warrants in several private transactions, including pursuant to our recent private placement offering.  Under the terms of these warrants, as of November 30, 2006, an aggregate of 1,527,173 shares of our common stock may be purchased at exercise prices ranging from $0.04 to $6.25 per share.  The warrants may be exercised anytime prior to their expiration dates which range from September 2009 to July 2010.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation provide for limitation of liability of our directors and for indemnification of our directors and officers to the fullest extent permitted under Utah law.  Our directors and officers may be liable for a breach or failure to perform their duties in accordance with Utah law only if their breach or failure to perform constitutes gross negligence, willful misconduct or intentional harm on us or our shareholders.  Our directors may not be personally liable for monetary damages for action taken or failure to take action as a director except in specific instances established by Utah law.

In accordance with Utah law and our bylaws, we will indemnify a director or officer against liability incurred in the proceeding if he or she acts in good faith, believes that his or her conduct was in our best interest, and that he or she had no reason to believe his or her conduct was unlawful, provided the liability did not arise out of the negligence or willful misconduct on the part of the director or officer.  We may not indemnify a director or officer if the person was adjudged liable to us or in the event it is adjudicated that the director or officer received an improper personal benefit.

Under Utah law and our articles, we will indemnify a director or officer who is successful on the merits or otherwise in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director or an officer, as the case may be, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.

We maintain a directors' and officers' liability insurance policy which, subject to the limitations and exclusions stated therein, covers our directors and officers for certain actions or inactions they may take or omit to take in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

Tanner LC, an independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2004 and 2003 as set forth in their report dated February 18, 2005 which is included in this prospectus.  HJ & Associates, LLC, an independent registered public accounting firm, has audited our consolidated financial statements for the year ended December 31, 2005 as set forth in their report dated March 27, 2006 which is included in this prospectus.  Our financial statements are included herein in reliance on Tanner LC and HJ & Associates, LLC and their respective reports, given their authority as experts in accounting and auditing matters.

LEGAL OPINION

The validity of the securities offered by this prospectus will be passed upon by Reed L. Benson, Esq., the Secretary and General Counsel of Broadcast International, Salt Lake City, Utah.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 that we have filed with the Securities and Exchange Commission relating to the issuance of shares of our common stock covered by this prospectus.  As described below, you may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered our securities.  The registration statement may contain additional information that may be important to you.  Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC.

We also file annual, quarterly and periodic reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at 1-888-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm for the Year Ended

December 31, 2005

F-2

Report of Independent Registered Public Accounting Firm for the Years Ended

December 31, 2004 and 2003

F-3

Consolidated Balance Sheets as of December 31, 2005 and 2004

F-4

Consolidated Statements of Operations for the Years Ended December 31, 2005,

 2004 and 2003

F-6

Consolidated Statements of Stockholders’ Equity (Deficit) for the Years Ended

December 31, 2005, 2004 and 2003

F-7

Consolidated Statements of Cash Flows for the Years Ended December 31, 2005,

2004 and 2003

F-9

Notes to Consolidated Financial Statements

F-11

Unaudited Consolidated Condensed Financial Statements

Unaudited Consolidated Balance Sheet as of September 30, 2006

F-27

Unaudited Consolidated Statements of Operations for Three Months ended

September 30, 2005 and 2006 and Nine Months ended September 30, 2005 and 2006

F-29

Unaudited Consolidated Statements of Cash Flows for the Nine Months ended

September 30, 2005 and 2006

F-30

Notes to Unaudited Consolidated Condensed Financial Statements

F-31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of

Broadcast International, Inc.

Salt Lake City, Utah

We have audited the accompanying consolidated balance sheet of Broadcast International, Inc. and subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Broadcast International, Inc. and subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company’s operating losses and lack of working capital raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ & Associates, LLC

Salt Lake City, Utah

March 27, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Broadcast International, Inc.

We have audited the accompanying consolidated balance sheet of Broadcast International, Inc. and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the two years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Broadcast International, Inc. and subsidiaries as of December 31, 2004 and the results of their operations and their cash flows for the two years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company has incurred significant losses and used cash from operations during the year ended December 31, 2004.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding these matters also are described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Tanner LC

Salt Lake City, UT

February 18, 2005

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2004	2005
ASSETS:
Current assets
Cash and cash equivalents	$173,536	$446,491
Trade accounts receivable, net	479,382	1,186,634
Inventory	20,066	235,279
Prepaid expenses	192,881	589,370
Total current assets	865,865	2,457,774

Property and equipment
Furniture and fixtures	77,939	77,803
Leasehold improvements	237,108	237,108
Machinery and equipment	1,748,049	1,693,433
Accumulated depreciation and amortization	(1,298,325)	(1,504,182)
Property and equipment, net	764,771	504,162

Other assets
Patents, at cost	179,084	201,565
Debt offering costs	--	717,721
Deposits and other assets	7,824	7,824
Total other assets	186,908	927,110

Total assets	$1,817,544	$3,889,046

See accompanying notes to consolidated financial statements.

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS (Continued)

	December 31,
	2004	2005
LIABILITIES:
Current liabilities
Accounts payable	$139,768	$1,176,100
Payroll and related expenses	165,592	185,627
Other accrued expenses	81,189	347,400
Unearned revenue	205,078	776,941
Current portion of long-term obligations	70,187	70,187
Derivative valuation	--	3,012,000
Total current liabilities	661,814	5,568,255
	--
Senior convertible debt (net of $2,375,002 discount)		624,998
Other long-term obligations	570,557	105,280
Deferred bonus payable	600,000	600,000
Total liabilities	1,832,371	6,898,533
Commitments and contingencies
STOCKHOLDERS’ DEFICIT:
Preferred stock, no par value, 10,000,000 shares authorized; none issued	--	--
Common stock, $.05 par value, 40,000,000 shares authorized; 21,872,089 and 20,653,986 shares issued as of December 31, 2005 and 2004, respectively	1,032,699	1,093,604
Additional paid-in capital	19,458,897	21,985,011
Accumulated deficit	(20,506,423)	(26,088,102)
Total stockholders’ deficit	(14,827)	(3,009,487)
Total liabilities and stockholders’ deficit	$1,817,544	$3,889,046

See accompanying notes to consolidated financial statements.

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	For the years ended December 31,
	2003	2004	2005

Net sales	$4,928,486	$5,385,657	$5,380,869
Cost of sales	5,027,314	5,438,409	6,381,431
Gross loss	(98,828)	(52,752)	(1,000,562)
Operating expenses:
Administrative and general	910,239	1,939,319	2,440,763
Selling and marketing	518,768	732,959	720,841
Production and maintenance	159,764	35,109	--
Research and development in process	--	12,659,094	383,052
Impairment of license rights	2,154,608	--	--
Total operating expenses	3,743,379	15,366,481	3,544,656
Total operating loss	(3,842,207)	(15,419,233)	(4,545,218)
Other income (expense):
Interest income	9,112	2,570	29,745
Interest expense	(102,450)	(1,095,186)	(1,149,209)
Derivative valuation gain	6,301	--	(12,000)
Other income	--	23,137	95,003
Total other income (loss)	(87,037)	(1,069,479)	(1,036,461)
Loss before income taxes	(3,929,244)	(16,488,712)	(5,581,679)
Provision for income taxes:
Current tax expense	(6,000)	--	--
Total provision for income taxes	(6,000)	--	--
Net loss	$(3,935,244)	$(16,488,712)	$(5,581,679)

Loss per share – basic and diluted	$(0.23)	$(0.85)	$(0.27)

Weighted average shares basic and diluted	16,847,000	19,365,000	20,844,000

See accompanying notes to consolidated financial statements.

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)
Years ended December 31, 2005, 2004 and 2003

	Common Stock		Additional Paid-in	Retained Earnings	Equity
	Shares	Amount	Capital	(Deficit)	(Deficit)

Balance, January 1, 2003	15,745,859	$787,293	$2,570,494	$(82,467)	$3,275,320
Acquisition of Laser Corporation	749,597	37,480	(42,506)	--	(5,026)
Common stock issued for cash	1,464,477	73,224	1,248,501	--	1,321,725
Common stock issued on exercise of stock options	225,803	11,290	(6,290)	--	5,000
Beneficial conversion feature	--	--	99,980	--	99,980
Net loss	--	--	--	(3,935,244)	(3,935,244)

Balance, December 31, 2003	18,185,736	909,287	3,870,179	(4,017,711)	761,755

Common stock issued for cash	343,307	17,165	847,755	-	864,920

Common stock issued for services	209,444	10,472	906,524	-	916,996

Common stock issued to IDI debt holders	111,842	5,592	676,630	-	682,222

Common stock issued on exercise of stock options	3,657	183	3,179	-	3,362

Common stock issued from debt conversion	800,000	40,000	760,000	-	800,000

Common stock and warrants issued pursuant to contract settlement agreements	1,000,000	50,000	11,299,520	-	11,349,520

Beneficial conversion feature	-	-	1,095,110	-	1,095,110

Net loss	-	-	-	(16,488,712)	(16,488,712)

Balance, December 31, 2004	20,653,986	1,032,699	19,458,897	(20,506,423)	(14,827)

See the accompanying notes to consolidated financial statements.

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)
Years ended December 31, 2005, 2004 and 2003
(Continued)

	Common Stock		Additional Paid-in	Retained Earnings	Equity
	Shares	Amount	Capital	(Deficit)	(Deficit)
Balance, December 31, 2004	20,653,986	1,032,699	19,458,897	(20,506,423)	(14,827)

Common stock issued for cash	41,666	2,083	122,897	-	124,980

Common stock issued for services	307,000	15,350	1,061,820	-	1,077,170

Common stock returned by IDI debt holders	(22,801)	(1,140)	1,140	-	-

Common stock issued from debt conversion	844,966	42,248	802,718	-	844,966

Common stock issued on exercise of warrants	47,272	2,364	(2,364)	-	-

Warrants issued for services	-	-	315,600	-	315,600

Warrants issued for technology R & D	-	-	288,018	-	288,018

Beneficial conversion feature	-	-	4,832	-	4,832

Extinguishment of debt	-	-	(68,547)	-	(68,547)

Net loss	-	-	-	(5,581,679)	(5,581,679)

Balance, December 31, 2005	21,872,089	$1,093,604	$21,985,011	$(26,088,102)	$(3,009,487)

See the accompanying notes to consolidated financial statements.

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2003	2004	2005
Cash flows from operating activities:

Net loss	$(3,935,244)	$(16,488,712)	$(5,581,679)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	402,161	398,319	367,841
Deferred income tax expenses	6,000	--	--
Loss on retirement of assets	--	--	24,050
Common stock issued for services	--	916,996	235,170
Common stock and options issued for research and development in process	--	11,439,520	288,018
Liabilities assumed for research and development in process	--	1,219,573	--
Beneficial conversion expense	99,980	1,095,110	4,832
Extinguishment of debt	--	--	(68,547)
Accretion of senior convertible note	--	--	624,998
Derivative liability valuation	--	--	12,000
Allowance for doubtful accounts	(27,120)	36,404	62,660
Impairment of investment in IDI/license rights	2,154,608	--	--
Changes in assets and liabilities:
Accounts receivable	143,676	(73,225)	(769,911)
Income tax receivables	518,809	--	--
Inventories	(44,117)	58,102	(215,213)
Prepaids and debt offering costs	29,999	(31,127)	43,390
Accounts payable	16,407	(42,960)	1,036,332
Accrued liabilities	(87,537)	23,165	286,245
Deferred bonus payable	120,000	--	--
Deferred revenues	(106,655)	(51,885)	571,863
Net cash used in operating activities	(709,033)	(1,500,720)	(3,077,951)

Cash flows from investing activities:

Purchase of equipment	(125,181)	(80,965)	(131,003)
Related party note receivable (net)	(82,208)	(182,799)	--
Investment in IDI and related party note receivable	(429,608)	--	--
Cash received in reverse acquisition	5,316
Patents	--	(179,084)	(22,760)
Net cash used in investing activities	(631,681)	(442,848)	(153,763)

See accompanying notes to consolidated financial statements.

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

Cash flows from financing activities:
Principal payments – debt	(87,490)	(160,955)	(70,187)
Stock issued for cash	1,321,725	864,920	124,980
Proceeds from exercise of stock options	5,000	3,362	--
Loan financing	99,980	1,095,110	3,449,876
Net cash provided by financing activities	1,339,215	1,802,437	3,504,669
Net increase (decrease) in cash and cash equivalents	(1,499)	(141,131)	272,955
Cash and cash equivalents, beginning of year	316,166	314,667	173,536
Cash and cash equivalents, end of year	$314,667	$173,536	$446,491
Supplemental disclosure of cash flow information:
Interest paid	$2,470	$76	$90,000
Income taxes paid	--	--	--

See accompanying notes to consolidated financial statements.

BROADCAST INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Basis of Presentation

Broadcast International, Inc. (the Company) is the consolidated parent company of BI Acquisitions, Inc. (BI), a wholly-owned subsidiary, and Interact Devices, Inc. (IDI), an 86% owned subsidiary.

BI was incorporated in Utah in December 1999 and began operations in January 2000.  BI provides satellite uplink services and related equipment services, communication networks, and video and audio production services primarily to large retailers, other businesses, and to a third-party provider of in-store music and video.

On October 1, 2003, the Company (formerly known as Laser Corporation) acquired BI by issuing shares its common stock representing 98% of the total equity ownership in exchange for all of the issued and outstanding BI common stock.  The transaction was accounted for as a reverse acquisition, or recapitalization of BI, with BI being treated as the accounting acquirer. Effective January 13, 2004, the company changed its name from Laser Corporation to Broadcast International, Inc.

On May 18, 2004, the Debtor-in-Possession’s Plan of Reorganization for IDI was confirmed by the United States Bankruptcy Court. As a result of this confirmation, the Company issued to the creditors of IDI approximately 111,842 shares of the common stock of the Company. In exchange, the Company received approximately 50,127,218 shares of the common stock of IDI. Additionally, the Company had previously acquired convertible preferred stock which, if converted, equated to approximately 1,050,000 shares of the common stock of IDI. The transaction with IDI was accounted for as a purchase of IDI by the Company. At December 31, 2005, the Company owned, on a fully diluted basis, approximately 51,177,218 common share equivalents, representing approximately 86%, of the equity of IDI.

The audited consolidated financial statements herein include the operations of BI from January 1, 2003 to October 1, 2003, the operations of the Company (including those of BI) from October 1, 2003 to December 31, 2005, and the operations of IDI from May 18, 2004 to December 31, 2005.  IDI produced losses from operations during the period May 18, 2004 to December 31, 2005; therefore, 100% of the results from operations have been included in the Company’s consolidated statements.  The operations of the Company prior to October 1, 2003 (date of reverse acquisition) have not been included in the consolidated financial statements due to the immaterial nature of the operations.

Note 2 - Significant Accounting Policies

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all cash on hand and in banks, and highly liquid investments with maturities of three months or less to be cash equivalents.  At December 31, 2005, 2004 and 2003, we had bank balances in the excess of amounts insured by the Federal Deposit Insurance Corporation. We have not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Trade Account Receivables

Trade account receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. After the receivable becomes past due, it is on non-accrual status and accrual of interest is suspended.

Inventories

Inventories consisting of electrical and computer parts are stated at the lower of cost or market determined using the first-in, first-out method.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the property, generally from three to five years.  Repairs and maintenance costs are expensed as incurred except when such repairs significantly add to the useful life or productive capacity of the asset, in which case the repairs are capitalized.

Patents

Patents represent initial legal costs incurred to apply for US and international patents on the CodecSys technology, and are amortized on a straight-line basis over their useful life of approximately 20 years.  We have filed several patents in the United States and foreign countries. As of December 31, 2005, only Singapore had granted patent rights.  We are in the final stages of patent registration with other foreign countries and expect to soon receive registration status.  While we are unsure whether we can develop the technology in order to obtain the full benefits, the patents themselves hold value and could be sold to those with more resources to complete the development. On going legal expenses incurred for patent follow-up have been expensed from July 2005 forward.

Amortization expense recognized on all patents totaled $279 for the year ended December 31, 2005.

Estimated amortization expense, if all patents were issued at the beginning of 2006, for each of the next five years is as follows:

Year ending December 31:
2006	$10,110
2007	10,110
2008	10,110
2009	10,110
2010	10,110

Long-Lived Assets

We review our long-lived assets, including patents, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future un-discounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, then the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.  Fair value is determined by using cash flow analyses and other market valuations.

Stock Compensation

We have adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized in the financial statements for employees, except when the exercise price is below the market price of the stock on the date of grant. Had compensation cost for our stock option plans been determined based on the fair value at the grant date for awards in fiscal years 2005, 2004 and 2003 consistent with the provisions of SFAS No. 123, our approximate net loss and loss per share would have been the pro forma amounts indicated below:

	Year Ended December 31,
	2003	2004	2005

Net loss, as reported	$(3,935,244)	$(16,488,712)	$(5,581,679)
Addback: Stock-based employee compensation expense Determined under intrinsic value based method For all awards, net of related tax effects	-	-	-
Deduct: Total stock- based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(59,178)	(366,740)	(815,548)

Pro forma net loss	$(3,994,422)	$(16,855,452)	$(6,397,227)

(Loss) earnings per share:
Basic and diluted - as reported	$(.23)	$(0.85)	$(0.26)

Basic and diluted - pro forma	$(.24)	$(0.87)	$(0.31)

The weighted average fair value of options granted during year ended December 31, 2005 was $2.37 per share. The fair value for the options granted in 2005 were estimated at the date of grant using a Black−Scholes option-pricing model.

Income Taxes

We account for income taxes in accordance with the asset and liability method of accounting for income taxes prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled.

Revenue Recognition

We recognize revenue when evidence exists that there is an arrangement between us and our customers, delivery of equipment sold or service has occurred, the Company’s selling price to its customers is fixed and determinable with required documentation, and collectability is reasonably assured. We recognize as deferred revenue, payments made in advance by customers for services not yet provided.

When we enter into a multi-year contract with a customer that has an established network, to provide installation, network management, satellite transponder and help desk, or combination of these services, we recognize this revenue equally over the period of the agreement.  These agreements typically provide for additional fees, as needed, to be charged if on-site visits are required by the customer in order to ensure that each customer location is able to receive network communication. As these on-site visits are performed the associated revenue and cost are recognized in the period the work is completed. If we install, for an additional fee, new or replacement equipment to an immaterial number of new customer locations, and the equipment immediately becomes the property of the customer, the associated revenue and cost are recorded in the period in which the work is completed.

When we enter into a multi-year contract to provide equipment, installation, network management, satellite transponder, help desk, or combination of these services, to a customer for the establishment of a new network (or major upgrade to an existing network) where substantial revenue is earned for equipment sales and/or installation work performed at the beginning of the contact, compared to expected on-going future revenue, we normalize revenue recognition by deferring earned revenue over the contracted period. These agreements typically provide for additional fees, once the initial installations are completed, to be charged if on-site visits are required by the customer in order to ensure that each customer location is able to receive network communication. As these on-site visits are performed, the associated revenue and cost are recognized in the period the work is completed.  Additionally, as immaterial numbers of new sites are added to the network the associated revenue and cost are recorded in the period in which the work is completed.

When we enter into an agreement to perform equipment sales and/or installation-only services the revenue and cost are recognized in the period the work is completed.

Research and Development

Research and development costs are expensed when incurred.

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentration of credit risk, consist primarily of trade accounts receivable. In the normal course of business, we provide credit terms to our customers. Accordingly, we perform ongoing credit evaluations of our customers and maintain allowances for possible losses which, when realized, have been within the range of management’s expectations.

Our accounts receivable include three customers whose combined balances represent approximately 68%, 50% and 67% of trade receivables as of December 31, 2005, 2004 and 2003, respectively and whose related sales revenues account for approximately 62%, 53% and 75% of total revenues for the years ended December 31, 2005, 2004 and 2003, respectively.

Loss per Common Share

The computation of basic loss per common share is based on the weighted average number of shares outstanding during each year.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year, plus the dilutive common stock equivalents that would rise from the exercise of stock options and warrants outstanding during the year, using the treasury stock method and the average market price per share during the year. Options to purchase 8,122,747, 6,415,650 and 2,969,024 shares of common stock at prices ranging from $.02 to $60.63 per share were outstanding at December 31, 2005, 2004 and 2003, respectively. As we experienced a net loss during the years ended December 31, 2005, 2004 and 2003, no common stock equivalents have been included in the diluted earnings per common share calculation as the effect of such options would be anti-dilutive.

Common Stock Reverse Split

On January 13, 2004, we effected a 10:1 reverse stock split of its common stock. The financial statements reflect the reverse stock split as if it had occurred on January 1, 2003.

Fair Value of Financial Instruments

Our financial instruments consist of cash, receivables, notes receivables, payables, and notes payable.  The carrying amount of cash, receivables and payables approximates fair value because of the short-term nature of these items.  The aggregate carrying amount of the notes receivable and notes payable approximates fair value as the individual notes bear interest at market interest rates.

Advertising Expenses

We follow the policy of charging the costs of advertising to expense as incurred.  Advertising expense for the years ended December 31, 2005, 2004 and 2003 was $48,339, $70,890 and $23,054, respectively.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Reclassifications

Certain reclassifications have been made to the 2004 and 2003 financial statements in order for them to conform to the classifications used for the 2005 year.

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred losses and have not demonstrated the ability to generate sufficient cash flows from operations to satisfy our liabilities and sustain operations. These factors raise substantial doubt about our ability to continue as a going concern.

Our continuation as a going concern is dependent on our ability to generate sufficient income and cash flow to meet our obligations on a timely basis and to obtain additional financing as may be required. We are actively seeking options to obtain additional capital and financing. We have commenced a private placement of up to $4,500,000 of our common stock and as of March 23, 2006 we have raised $456,185 (see Note 15). There is no assurance we will be successful in our efforts. The accompanying statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 – Trade Accounts Receivable

Our trade accounts receivable are shown in the accompanying balance sheet net of its allowance for uncollectible accounts of $82,402, $39,574 and $29,170 as of December 31, 2005, 2004 and 2003, respectively.

Our largest customer for the year ending December 31, 2005 represented 52% of the year-end accounts receivable balance; this customer was new in 2005. Our accounts receivable aggregate balances for the three largest customers represent approximately 68%, 50% and 67% of trade receivables as of December 31, 2005, 2004 and 2003, respectively.

Note 5 – Investment in Interact Devices, Inc (IDI)

We began investing in and advancing monies to IDI in 2001.  IDI was developing technology which CodecSys is being developed from.  The following describes the various transactions and accounting treatment for its investment in IDI for the years ending December 31, 2005, 2004 and 2003.

During 2001 and 2002, we entered into various licensing agreements with IDI to license its technology. In addition to these license agreements we purchased convertible preferred stock of IDI. On April 1, 2003, we entered into a stock purchase agreement (“Agreement”) with three of the co-founders of IDI to purchase shares of IDI owned by such co-founders. Amounts paid by us for such shares were capitalized as part of the Company’s investment in IDI.  Coincident to the Agreement, our President was granted the right to vote the remaining shares owned by the founders for a one year period, which resulted in us having the right to vote in excess of 60% of the voting stock of IDI.  Pursuant to the Agreement, the founders resigned as officers and members of the board of directors of IDI. Our management assumed operational control of IDI and were appointed to the IDI Board.  To date, members of our management occupy 3 of the 5 IDI Board seats.

On April 1, 2003, we also entered into a revolving line of credit promissory note with IDI. The note was at our sole discretion and allowed IDI to draw up to $1,000,000. All principal and interest at 10% per annum was due and payable on December 31, 2003. On October 23, 2003, IDI filed for Chapter 11 Federal Bankruptcy protection.

Since April 2003, we have advanced additional cash to IDI for the payment of operating expenses, which continued development of the CodecSys technology.  At December 31, 2003, we expensed all but approximately $82,200 of amounts advanced.  The $82,200 was advanced pursuant to a promissory note that is secured by assets and technology of IDI.

Due to the bankruptcy filing of IDI, at December 31, 2003, we recognized an operating charge of $2,154,608 representing all investment in IDI as of that date.

We desired that the underlying patent process proceed and that the development of CodecSys technology continue. Therefore, we participated in IDI’s plan of reorganization, whereby we would satisfy the debts of the creditors and obtain certain licensing rights, which had previously been sold to Streamware Solutions, AB by IDI.

Streamware Solutions AB

On February 6, 2004, IDI entered into a license agreement with Streamware Solutions AB (Streamware), a Swedish corporation, which dissolved a previous partner agreement dated April 26, 2002. The license agreement provides Streamware certain rights to the IDI technology, including a 2-year exclusivity for certain companies located in Europe. Use of the technology by Streamware will result in fees being received by the Company.

In association with the license agreement mentioned above, Streamware, or it’s shareholders, had the right pursuant to a stock purchase and option grant agreement to purchase up to 250,000 shares of our common stock at a per share price of $2.00, on or before March 4, 2004. Of the 250,000 shares available, 187,500 shares were purchased at approximately 50% below market value, resulting in proceeds for us of $375,000 and a research and development in process expense of $375,000. We granted Streamware the right to purchase these shares in association with the rights to market the IDI technology to the non-exclusive customers located in Europe, which were previously unavailable due to the partner agreement. Additionally, we had granted Streamware shareholders a 2-year option to purchase an additional 1,312,500 shares of our common stock at a per share price of $4.50, at an expense of $2,054,944, which expired on February 6, 2006 and was not exercised.

Additionally, Streamware was issued 1,000,000 shares of common stock pursuant to a stock issuance and option grant agreement also dated February 6, 2004, which were valued at $6,000,000. We also issued to Streamware or its principals an additional 1,500,000 options to purchase our common shares at an exercise price of $4.50 per share, which expired on February 6, 2006 and was not exercised, associated with the agreements mentioned above at an expense of $1,798,075. These agreements were entered concurrently with IDI entering into the license agreement with Streamware. All expenses associated with Streamware and the IDI bankruptcy above were recorded as research and development in process, as part of the on-going development costs of the CodecSys technology.  The Company recorded the following related to the transactions with Streamware:

Research and development in process expense, stock issued below market	$ 375,000
Research and development in process expense, additional stock issued	6,000,000
Research and development in process expense, fair value of stock options	3,853,019
Total research and development in process expense from Streamware	$ 10,228,019

Assumption and Consolidation of IDI

On May 18, 2004, the debtor-in-possession’s plan of reorganization for IDI was confirmed by the United States Bankruptcy Court. As a result of this confirmation, we issued to the creditors of IDI approximately 111,842 shares of common stock of the Company, valued at approximately $682,222, and assumed cash liabilities of approximately $312,768 to be paid over a 4-year period in exchange for approximately 50,127,218 shares of the common stock of IDI.

For the years ended December 31, 2005 and 2004, we have paid approximately $70,187 and $67,114, respectively of the $312,768 original obligation. The a balance remaining as of December 31, 2005 and 2004 was approximately,  $175,467 and $245,654, of which  $70,187 has been recorded as the current portion with $105,280 and $175,467, respectively as long-term debt.

During the year ended December 31, 2004, we recorded the following net amounts related to the acquisition of research and development in process from IDI from the assumption of liabilities and consolidation of IDI:

Receivable from IDI	$ (265,008)
Liabilities assumed from ID	(994,988)
Trade receivables, net	13,506
Inventory	6,997
Prepaid expenses	2,166
Equipment	46,450
Accounts payable and accrued liabilities	(28,696)
Total research and development in process	$ 1,219,573

During the year ended December 31, 2005 six former debt holders of IDI retuned to us approximately 22,801 shares of our common stock which they had received as part of the debtor-in-possession’s plan of reorganization. We accounted for this as a reduction in the number of outstanding shares of our common stock with a corresponding increase in additional paid in capital.

IDI Co-Founders Settlement

On September 1, 2004, we entered into a settlement agreement with the co-founders of IDI related to a prior agreement entered into in 2003, in which we agreed to pay a total of $90,000, in cash, to the co-founders in four monthly payments of $22,500, beginning September 2004.  In exchange for such payment, the IDI co-founders agreed to terminate the prior agreement and return shares of IDI stock to IDI to satisfy certain obligations owed to IDI by such co-founders. The $90,000 expense is recorded in research and development in process.  Additionally, we granted the co-founders warrants to purchase 450,000 shares of our common stock at a purchase price of $6.25 per share, immediately exercisable. We recognized an expense in research and development in process, of $1,121,502 using a Black-Scholes option-pricing model which brings the total expense to $1,211,502 for the co-founders settlement.

Summary

We have taken the position that the payment of cash, assumption of liabilities, issuance of stock and stock options in order to modify or terminate liability agreements, license rights and continued development of the CodecSys technology should be recorded as an expense because these transactions represent costs to terminate or alter license rights, acquire or continue development of an unproven technology.  Also, we believe that to record the transaction otherwise could be misleading to a reader of the financial statements through recording an intangible asset for an unproven technology. The current status of the CodecSys technology is that there have been only few sales of the products embodying the technology.  There is a great deal of development that needs to be completed before any sales of the product can commence in a commercially sustainable fashion. With that in mind, we have taken the position that it is most proper to expense the above transactions as a research and development in process expense.  The summary of expenses related to IDI and Streamware recorded in the year ending December 31, 2004 follows:

2004
Streamware stock and options	$ 10,228,019
Assumption and consolidation of IDI	1,219,573
IDI Co-founders settlement (cash and options)	1,211,502
$ 12,659,094

Note 6 - Long Term Obligations

Senior Convertible Promissory Note

On May 16, 2005, we consummated a private placement of $3,000,000 principal amount of 6% senior secured convertible notes and related securities, including common stock warrants and additional investment rights, to four institutional funds.  The senior secured convertible notes are due May 16, 2008 and were originally convertible into 1,200,000 shares of common stock of the Company at a conversion price of $2.50 per share.  On March 16, 2006 we entered into a Waiver and Amendment Agreement (discussed below), which adjusted the conversion rate to $1.50 per share. The private placement transaction may ultimately result in gross proceeds to us of up to $13,800,000 if the additional investment rights and warrants to purchase common stock are exercised in full.  The warrants and the embedded conversion feature of the senior secured convertible notes have been accounted for as derivatives pursuant to EITF 00-19 and SFAS No. 133.

We issued to the note holders a total of 600,000 A warrants and 600,000 B warrants to purchase common stock with an exercise price of $2.50 and $4.00, respectively.  The $2.50 conversion price of the senior secured convertible notes and the $2.50 and $4.00 exercise price of the A Warrants and the B Warrants, respectively, are subject to adjustment pursuant to standard anti-dilution rights. On March 16, 2006 we entered into a Waiver and Amendment Agreement (discussed below), which adjusted the exercise price of both the A and B warrants to $2.00 per share.  These rights include (i) equitable adjustments in the event the Company effects a stock split, dividend, combination, reclassification or similar transaction; (ii) “weighted average” price protection adjustments in the event we issue new shares of common stock or common stock equivalents in certain transactions at a price less than the then current market price of the common stock; and (iii) “full ratchet” price protection adjustments in the event we issue new shares of common stock or common stock equivalents in certain transactions at a price less than $1.50 per share. In no event, however, will the conversion price or exercise price be adjusted below $0.50 per share for the reset provision.

The conversion feature and the prepayment provision of the notes were accounted for as embedded derivatives and valued on the transaction date using a Black-Scholes pricing model.  The warrants were accounted for as derivatives and were valued on the transaction date using a Black-Scholes pricing model as well.  At the end of each quarterly reporting date, the values of the  derivatives are evaluated and adjusted to current fair value.  The note conversion feature and the warrants may be exercised at any time and, therefore, have been reported as current liabilities.  The prepayment provision may not be exercised by us until May 16, 2007, and then only in certain limited circumstances.  For all periods since the issuance of the senior secured convertible notes, the derivative value of the prepayment provision has been nominal and has not had any offsetting effect on the valuation of the conversion feature of the notes.

As of December 31, 2005, we recorded an aggregate derivative liability of $3,012,000 and a derivative valuation loss of $12,000 to reflect the change in value of the aggregate derivate liability since May 16, 2005.  The aggregate derivative liability of $3,012,000 included $1,356,000 for the conversion feature and $1,656,000 for the warrants.  These values were calculated using the Black-Scholes pricing model with the following assumptions: (i) risk−free interest rate of 4.33%; (ii) expected life (in years) of 2.50 for the conversion feature and 4.50 for the warrants; (iii) expected volatility of 86.46%; (iv) expected dividend yield of 0.00%; and (v) stock trading price of $2.25.

The principal value of $3,000,000 of the senior secured convertible notes are being accreted over the term of the obligations, for which $624,998 was included in interest expense for the year ended December 31, 2005.  The notes bear a 6% annual interest rate payable semi annually, and for the year ended December 31, 2005, $112,500 was included in interest expense.

The senior secured convertible notes required that we secure an effective registration statement with the Securities and Exchange Commission within 120 days from May 16, 2005 (September 13, 2005). Section 4(a) of the senior secured convertible notes enumerates circumstances that are considered an event of default. The remedies for default provide that if an event of default occurs and is continuing, the holders may declare all of the then outstanding principal amount of the notes and any accrued and unpaid interest thereon to be immediately due and payable in cash.  In the event of an acceleration, the amount due and owing to the holders is 125% of the outstanding principal amount of the notes and interest on such amount is calculated using the default rate of 18% per annum if the full amount is not paid within one business day after acceleration.  We were in default under Section 4(a)(viii), related to the effective date of our registration statement, beginning October 13, 2005 until February 3, 2006, at which time the event of default was cured and is no longer continuing.  For the year ended December 31, 2005, we accrued  $218,000 as additional interest expense for this default.

On March 16, 2006 we entered into a Waiver and Amendment Agreement with the four instructional investors in which the then aggregate default amount of $284,000 was satisfied by adjusting the conversion rate on the notes from $2.50 to $1.50. If the total sum of the $3,000,000 notes were converted it would, result in the issuance of 2,000,000 shares of common stock of the Company. Additionally, the exercise price of both the A and B Warrants was lowered to $2.00 per share. As a condition of this agreement we must raise $3,000,000 of cash financing from the sale of our securities by September 30, 2006 or we will be in default.

Convertible Line of Credit Promissory Note

On December 23, 2003, we entered into a convertible line of credit for up to $1,000,000 with Meridel LTD and Pascoe Holdings LTD, both foreign corporations. We could obtain advances as needed to fund operating expenses. On June 30, 2004, the line of credit was amended to increase the limit from $1,000,000 to $2,000,000 with the original due date of the line of credit extended from March 31, 2005 to April 1, 2006. Any portion of the note under the line of credit is convertible at the lenders’ sole discretion, for common shares of the Company at the rate of $1.00 per share. During the years ended December 31, 2004 and 2003, the Company borrowed $1,095,110 and $99,980, respectively, making the aggregate amount borrowed at December 31, 2004, $1,195,090.  On September 30, 2004, the lenders exercised their conversion rights and converted a total of $800,000 ($400,000 each) of the $1,195,090 into 800,000 shares of common stock. The remaining balance of the note at December 31, 2004 was $395,090.

During the year ended December 31, 2005 we borrowed $449,876 and on December 30, 2005 the lenders exercised their conversion rights and converted the aggregate total of the note of $844,966 ($422,483 each) into 844,966 shares of common stock of the Company. As of December 31, 2005 all amounts borrowed pursuant to the convertible line of credit have been converted to common stock.

The note bore an annual interest rate of 6%, however, accrued interest was forgiven upon conversion pursuant to the terms of the line of credit. During the year ending December 31, 2005 we recorded $68,547 as gain on early extinguishment of debt in other income and $4,832 for the beneficial conversion feature as an increase in interest expense. For the years ended December 31, 2004 and 2003, we recorded $1,095,110 and $99,980, respectively, as a convertible beneficial conversion feature associated with the advances made under the line of credit. These amounts are included in interest expense.

IDI Bankruptcy Settlement

On May 18, 2004, the plan of reorganization for IDI was confirmed by the United States Bankruptcy Court. As a part of this confirmation, we assumed liabilities to be paid in cash of approximately $312,768. The approximately $682,222 of liabilities to be paid in stock was paid prior to December 31, 2004. For the years ended December 31, 2005 and 2004, we had paid approximately $70,187 and $67,114, respectively of the $312,768 original obligation. The a balance remaining as of December 31, 2005 and 2004 was approximately, $175,467 and

$245,654, of which $70,187 has been recorded as the current portion with $105,280 and $175,467, respectively as long-term debt. See Notes to Consolidated Financial Statements, Note 5 – Investment in Interact Devices, Inc.

Note 7 - Operating Leases

Our executive offices are located at 7050 Union Park Avenue, Suite 600, Salt Lake City, Utah 84047.  We occupy the space at the executive offices under an 18-month lease, the term of which ends October 31, 2007.  The lease covers approximately 13,880 square feet of office space leased at a rate of $24,108 per month.  Our production studio is located at 6952 South 185 West, Unit C, Salt Lake City, Utah 84047, and consists of approximately 15,200 square feet of space leased under a multi-year contract at a rate of $8,797 per month.  The studio lease expires on November 30, 2008.  We have also entered into a cancelable lease for 1,630 square feet of office space located at 160 Blue Ravine, in Folsom, California 95630. This space has been used for the development of our CodecSys technology.  This lease is for a one-year term and expires on December 31, 2006, and is leased at a rate of $2,600 per month. To the extent we continue the development program in California, we do not anticipate any problem with locating suitable space. The Company has no other properties. The Company recognized rent expense of approximately $446,600, $414,400 and $415,399 in 2005, 2004 and 2003, respectively.

The Company also leases copy machines on a multi-year lease that expires on February 25, 2007 at a minimum rate of $1,037 per month.

Future minimum payments under non-cancelable operating leases at December 31, 2005 are as follow:

2006	$433,100
2007	351,400
2008	99,600
$884,100

Note 8 - Income Taxes

The (expense) benefit for income taxes differs from the amount computed at the federal statutory rates as follows:

	Year Ended December 31,
	2003	2004	2005
Federal income tax (expense) benefit at statutory rates	$1,269,000	$5,326,000	$1,869,500
State income tax (expense) benefit at statutory rates	197,000	824,000	98,395
Options issued in contract terminations	--	(1,855,000)	--
Net deferred tax assets acquired in reverse acquisition	2,240,000	--	--
Other	(5,000)	81,000	--
Change in valuation allowance	(3,707,000)	(4,376,000)	(1,967,895)
	$(6,000)	$--	$--

Deferred tax assets (liabilities) consist of the following:

	December 31,
	2003	2004	2005
Assets:
Net operating loss carry forwards	$2,603,000	$6,795,000	$7,897,996
General business and AMT credit carry forwards	226,000	226,000	226,000
Deferred compensation	204,000	224,000	309,900
Impairment of investment	733,000	804,000	--
Depreciation	13,000	58,000	42,585
Total deferred tax assets	3,779,000	8,107,000	8,476,481

Liabilities
Depreciation	(72,000)	(24,000)	--
Total deferred tax liabilities	(72,000)	(24,000)	--
Net deferred tax assets and liabilities	3,707,000	8,083,000	8,476,481
Valuation allowance	(3,707,000)	(8,083,000)	(8,476,481)
Total, net deferred tax assets	$--	$--	$--

We have net operating loss carry forwards for tax purposes of approximately $20,000,000 at December 31, 2005 available to offset future taxable income, which begin to expire in 2006.  Should a change of more than 50 percent in our ownership occur, any future benefits from such carry forwards might be substantially lost.  During the year ended December 31, 2003, we had a change of over 50% ownership due to the reverse acquisition of Laser Corporation. Therefore, net operating losses of approximately $2,253,000 were excluded from future use and are excluded from the $20,000,000 noted above.  At December 31, 2005, a valuation allowance has been established for the net deferred tax asset due to the uncertainty of realization.

Note 9 – Preferred and Common Stock

We have authorized two classes of stock, preferred stock with no par value and common stock with a $.05 par value. No preferred stock has been issued, while 21,872,089 shares of common stock were issued and outstanding at December 31, 2005. Holders of shares of common stock are entitled to receive dividends if and when declared and are entitled to one vote for each share on all matters submitted to a vote of the shareholders.

Private Placement Memoranda

At different times during the years ended December 31, 2005 and 2004, we entered into various private placement transactions with qualified investors pursuant to which we sold 41,666 and 155,807 shares of common stock resulting in $124,980 and  $489,920 in proceeds, respectively. Included in the sales during 2005 and 2004 were 33,333 and 99,974 shares sold to Broadcast International, LTD representing $99,980 and  $299,920 in proceeds, respectively. In each of the transactions, each purchased share included an attached warrant to acquire one share of our common stock within one year at a purchase price of $.50 per share greater than the subscription price of the share purchased. We intend to seek additional funding on similar or even unrelated terms and conditions.

Note 10 – Stock Option Plan

We have adopted a stock option plan available to its employees. Options to purchase shares of common stock of the Company are granted at a price not less than 100% of the estimated market price on the date granted. Options generally may not be exercised until twelve months after the date granted and expire ten years after being granted except to stockholders who own greater than 10% of the outstanding shares of the Company, for whom options expire 5 years after being granted. Options granted generally vest on a three-year vesting schedule, after the first year vesting at the rate of one-third each year. Should an employee terminate before the vesting period is completed, the unvested portion of each grant is forfeited. The information presented is shown as though the 10:1 reverse split of January 13, 2004 had been completed at January 1, 2004 and 2003. The following table summarizes option and warrant activity during the years ended December 31, 2003, 2004 and 2005.

	Options and Warrants Outstanding	Options or Warrants Price Per Share
Outstanding at January 1, 2003	18,800	$1.00 - $45.90
Converted from BI	3,185,427	0.02 - 0.55
Expired	(400)	11.25 - 20.16
Forfeited	(9,000)	1.00
Exercised	(225,803)	0.02
Outstanding at December 31, 2003	2,969,024	0.02 - 45.90
Options granted	258,000	4.00 - 6.05
Warrants issued	3,395,807	3.50 - 6.25
Expired	(600)	16.88 - 45.90
Forfeited	(202,924)	0.33 - 4.00
Exercised	(3,657)	0.55 - 1.00
Outstanding at December 31, 2004	6,415,650	0.02 - 45.90
Options granted	605,000	2.25 - 3.30
Warrants issued	1,361,667	2.50 - 4.00
Expired	(134,107)	3.50 - 45.90
Forfeited	(5,463)	0.33 - 4.00
Exercised	(120,000)	2.50 - 2.50
Outstanding at December 31, 2005	8,122,747	$0.02 - $45.90

The following table summarizes information about stock options and warrants outstanding at December 31, 2005.

	Outstanding			Exercisable
		Weighted Average Remaining	Weighted Average	Weighted Average
Range of Exercise Prices	Number Outstanding	Contractual Life (years)	Exercise Price	Number Exercisable	Exercise Price
$0.02	1,524,168	4.25	$0.02	1,524,168	$0.02
0.04	248,383	4.58	0.04	248,383	0.04
0.33-0.55	989,229	6.86	0.53	756,981	0.52
3.50-6.25	5,356,167	2.72	4.23	4,891,500	4.28
9.50-11.50	2,800	4.28	10.61	2,800	10.61
35.25-45.90	2,000	3.82	40.11	2,000	40.11
$0.02-45.90	8,122,747	3.57	$2.87	7,425,832	$2.89

Note 11 – Retirement Plan

We have implemented a 401(k) employee retirement plan. Under the terms of the plan, participants may elect to contribute a portion of their compensation, generally up to 60%, to the plan. We match contributions up to 100% of the first 3% of participant’s compensation contributed to the plan and 50% of the next 2%. Employees are eligible to participate in the plan after three months of service as defined by the plan. For the years ended December 31, 2005, 2004 and 2003, we made matching contributions totaling $65,209, $68,543 and $67,557, respectively.

Note 12 – First Securities ASA

We entered into an engagement agreement dated October 11, 2005 with First Securities ASA, a leading Norwegian investment-banking firm, to provide investment-banking services regarding a potential initial public offering of common stock of the Company on the Oslo Stock Exchange.  The agreement contemplated, among other things, that we would raise between $10 and $25 million by the end of the first quarter of 2006, subject to development of our revenues and profitability, market conditions in general, acceptance for listing by the Oslo Stock Exchange and the interest for our shares in the capital markets.  We paid a retainer of $200,000 to First Securities and have incurred $222,951 of additional expenses. All expenses have been included in general and administrative expense. We have decided to terminate the proposed initial public offering but continue to consider private financing opportunities through First Securities.

Note 13 – Supplemental Cash Flow Information

2005

•

354,272 shares of common stock valued at $1,392,770 were issued as compensation for services rendered by consultants. Of the 354,272 shares issued, 47,272 resulted from a cashless exercise options made available from 120,000 warrants issued to purchase common stock of the company at an exercise price of $2.50 per share. Of the $1,392,770, $235,170 was for services rendered immediately while $1,157,600 was for services rendered over a period of time or were the result of costs associated with our senior convertible debt, therefore they have been recorded as prepaid expense to be recognized over the length of each individual contract. As of December 31, 2005 the following indicates the expected pre-paid consulting expense to be recognized and included in general and administrative expense:

Year	Amount
2005	$ 288,167
2006	563,908
2007	222,197
2008	83,328
Total	$1,157,600

•

A non-cash research and development in process expense of $288,018 was recorded for warrants to purchase 1) 130,000 shares of common stock of the Company at an exercise price of $2.95 per share, issued to a consultant for the rights to use their patent pending technology and 2) 100,000 shares of common stock of the Company, vesting over a 3-year period, at an exercise price of $2.55 per share, issued to two individuals serving on our Technology Committee for work performed in enhancing and evaluating the CodecSys technology. A total value $227,000 for these warrants was determined using a Black-Scholes pricing model with the Company recording an $18,918 expense in research and development in process for the year ending 2005.

•

$4,832 of beneficial conversion feature expense was recognized on the convertible line of credit, which was recorded as an increase to additional paid-in capital and interest expense.  Additionally, we recognized $68,547 of gain on extinguishment of debt as other income and a reduction in additional paid-in capital. See Note 6.

•

A non-cash expense of $624,998 was recorded for the accretion of the senior convertible debt as interest expense. See Note 6.

•

A non-cash loss of $18,000 was recorded in other income expense as part of the valuation of the embedded derivative associated with the senior convertible debt. See Note 6.

•

844,966 shares were issued to satisfy $844,966 of debt on the convertible line of credit.  See Note 6.

•

22,801 shares of common stock of were returned by former debt holders of IDI. See Note 5.

2004

•

A non-cash expense of $916,996 was recorded in administrative and general expense for 1) $792,563 of services rendered by consultants and compensated by the issuance of 165,000 shares of common stock, and 2) $124,433 for 44,444 shares of common stock issued to a licensor to terminate an existing license agreement and initiate a distributor agreement with a foreign corporation for exclusive distributor rights in certain Central American areas and non-exclusive distributor rights elsewhere.

•

A non-cash research and development in process expense of $11,439,520 was recorded for 1) $90,000 liability assumed and $1,121,502 fair value of options issued pursuant to a settlement agreement with the co-founders of IDI, 2) $10,228,019 in stock and options issued to Streamware, and 3) $1,219,573 assumption and consolidation of IDI.  See Note 5.

•

800,000 shares were issued to satisfy $800,000 of debt on the convertible line of credit.  See Note 6.

•

$1,095,110 of beneficial conversion feature expense was recognized on the convertible line of credit, which was recorded as an increase to additional paid-in capital and interest expense.  See Note 6.

•

The Company paid $682,222 of the bankruptcy liability assumed from IDI by issuing 111,842 shares of common stock.  See Note 6.

2003

•

On October 1, 2003, BI was treated as the accounting acquirer of Laser Corporation in the reverse acquisition on October 1, 2003.  BI assumed accounts payable of $10,342, increased common stock by $37,480 and decreased additional paid-in capital by $42,506, and received net cash of $5,316.

Note 14 – Recent Accounting Pronouncements

In December 2003, the FASB issued Interpretation No. 46 (“FIN 46R”) (revised December 2003), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51 (“ARB 51”), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity though means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46 (“FIN 46”), which was issued in January 2003. Before concluding that it is appropriate to apply ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity . As of the effective date of FIN 46R, an enterprise must evaluate its involvement with all entities or legal structures created before February 1, 2003, to determine whether consolidation requirements of FIN 46R apply to those entities. There is no grandfathering of existing entities. Public companies must apply either FIN 46 or FIN 46R immediately to entities created after January 31, 2003 and no later than the end of the first reporting period that ends after March 15, 2004. The adoption of FIN 46 had no effect on the Company’s consolidated financial position, results of operations or cash flows.

In December 2003, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition. SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 did not have a material effect on the Company’s results of operations or financial condition.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which amends Accounting Principles Board Opinion No. 29, Accounting for Nonmonetary Transactions.  The guidance in APB Opinion 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.  The guidance in APB Opinion 29, however, included certain exceptions to that principle.  SFAS 153 amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS 153 is effective for fiscal periods beginning after June 15, 2005.  We do not expect that the adoption of SFAS 153 will have a material impact on our financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123R, Share Based Payment, which requires companies to measure and recognize compensation expense for all stock based payments at fair value.  SFAS 123R is effective for small business issuers for interim periods or the fiscal year beginning after December 15, 2005 and, thus, will be effective for us beginning with the first quarter of 2006.  Early adoption is encouraged and retroactive application of the provisions of SFAS 123R to the beginning of the fiscal year that includes the effective date is permitted, but not required.  We are currently evaluating the impact of SFAS 123R and expect the adoption to have a material impact on our financial position and results of operations. See Stock Compensation in Note 2 of our Notes to Consolidated Financial Statements for more information related to the pro forma effects on our reported net income and net income per share of applying the fair value recognition provisions of the previous SFAS 123, Accounting for Stock Based Compensation, to stock based employee compensation.

In December 2004, the FASB issued FASB Staff Position No. FAS 109-1 (“FAS 109-1”), “Application of FASB Statement No. 109, “Accounting for Income Taxes,” to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004 (“AJCA”). The AJCA introduces a special 9% tax deduction on qualified production activities. FAS 109-1 clarifies that this tax deduction should be accounted for as a special tax deduction in accordance with Statement 109. The Company does not expect the adoption of these new tax provisions to have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

In May 2005, the FASB issued Statement 154, Accounting Changes and Error Corrections, which requires retrospective application (the application of the changed accounting principle to previously issued financial statements as if that principle had always been used) for voluntary changes in accounting principle unless it is impracticable to do so.  Previously, the cumulative effect of such changes was recognized in net income of the period of the change.  The effective date is for changes made in fiscal years beginning after December 15, 2005.

In June 2005, the Emerging Issues Task Force issued three consensuses that are subject to later ratification by the FASB:

The first consensus is EITF 04-5 which establishes a framework for evaluating whether a general partner or a group of general partners controls a limited partnership and therefore should consolidate it.  Unless the limited partners have “kick-out rights” allowing them to dissolve or liquidate the partnership or otherwise remove the general partner “without cause,” or “participating rights” allowing the limited partners to participate in significant decisions made in the ordinary course of the partnership’s business, the general partner(s) hold effective control and should consolidate the limited partnership.  This would be effective immediately for newly-formed limited partnerships and for existing limited partnership agreements that are modified.  For existing limited partnership agreements that are not modified, it would be effective for the beginning of the first reporting period after December 15, 2005.  We do not expect the adoption of EITF 04-5 will have a material impact on our consolidated financial position, results of operations or cash flows.

The second consensus is EITF 05-2 which provides guidance for issuers of debt and preferred stock instruments with conversion features that may need to be accounted for as derivatives.  We do not expect the adoption of EITF 05-2 will have a material impact on our consolidated financial position, results of operations or cash flows.

The third consensus is EITF 05-6, “Determining the Amortization Period for Leasehold Improvements.”  The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase.  The guidance is effective for periods beginning after June 29, 2005.  We do not expect the adoption of EITF 05-6 will have a material impact on our consolidated financial position, results of operations or cash flows.

Note 15 – Subsequent Events

Video Processing Technologies Inc. Acquisition

On January 27, 2006 we acquired 100% of the common stock of Video Processing Technologies Inc. (VPTI) in exchange for an aggregate of 994,063 shares of our common stock.  VPTI had no revenues in 2005 or 2006 prior to the acquisition. Prior to this acquisition, VPTI had entered into a license agreement with the University of California, San Diego, related to certain patent pending technology which management of Company anticipates incorporating into the CodecSys technology.

Private Placement Memorandum

On February 27, 2006, the board of directors approved a Private Placement Offering in anticipation of raising up to $4,500,000 by selling 3,000,000 shares of our common stock at a price of $1.50 per share.  Additionally, the holder of each share shall receive a warrant to acquire one share of our common stock.  The warrants have a three-year exercise period and are exercisable at a $2.00 exercise price.  As of March 23, 2006, we have raised proceeds of $456,185 from the sale of 304,123 shares of stock.

Waiver and Amendment Agreement

On March 16, 2006, we entered into a waiver and amendment agreement with the four institutional funds regarding our default under the forbearance agreement.  Under the terms of the waiver, the institutional funds terminated the forbearance agreement and waived any and all defaults under the senior secured convertible notes and related transaction agreements.  In consideration of the waiver, we and the funds agreed to amend the transaction agreements as follows: (i) Section 3.12 of the securities purchase agreement was deleted, which provision gave the funds a preemptive right to acquire any new securities issued by us; (ii) Section 3.15(c) of the securities purchase agreement was deleted, which provision prohibited us from completing a private equity or equity-linked financing; (iii) the conversion price, at which the notes are convertible into common shares of the Company, was amended to be $1.50 instead of $2.50; (iv) the exercise price, at which all warrants (A warrants and B warrants) held by the funds are exercisable, was changed to $2.00; and (v) the notes were amended by adding a new event of default, which is that if we fail to raise and receive at least $3,000,000 in cash net proceeds through one or more private or public placements of its securities by September 30, 2006, we are in default under the notes.

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2005	September 30, 2006
		(Unaudited)
ASSETS:
Current assets
Cash and cash equivalents	$446,491	$2,120,112
Trade accounts receivable, net	1,186,634	822,802
Inventory	235,279	95,142
Prepaid expenses	589,370	1,579,337
Total current assets	2,457,774	4,617,393
Property and equipment, net	504,162	392,598

Other assets
Technology licenses	--	11,200,000
Available for sale securities	--	4,061,658
Patents, net	201,565	200,788
Debt offering costs	717,721	409,227
Deposits and other assets	7,824	8,538
Total other assets	927,110	15,880,211

Total assets	$3,889,046	$20,890,202

See accompanying notes to consolidated financial statements.

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS (Continued)

	December 31, 2005	September 30, 2006
		(Unaudited)
LIABILITIES:

Current liabilities
Accounts payable	$1,176,100	$1,229,759
Payroll and related expenses	185,627	322,183
Other accrued expenses	347,400	115,028
Unearned revenue	776,941	655,767
Current debt obligations	70,187	1,070,187
Derivative valuation	3,012,000	2,400,000

Total current liabilities	5,568,255	5,792,924

Long-term liabilities
Senior convertible debt (net of $2,375,002 and $1,354,167 discount, respectively)	624,998	1,145,833
Other long-term obligations	105,280	52,640
Deferred bonus payable	600,000	600,000

Total liabilities	6,898,533	7,591,397

Commitments and contingencies
STOCKHOLDERS’ EQUITY (DEFICIT):

Preferred stock, no par value, 20,000,000 shares authorized; none issued	--	--
Common stock, $.05 par value, 180,000,000 shares authorized; 21,872,089 and 34,586,609 shares issued as of December 31, 2005 and September 30, 2006, respectively	1,093,604	1,729,330
Additional paid-in capital	21,985,011	45,061,644
Unexercised stock options and warrants	--	777,474
Accumulated other comprehensive loss	--	(1,227,591)
Accumulated deficit	(26,088,102)	(33,042,052)

Total stockholders’ equity (deficit)	(3,009,487)	13,298,805

Total liabilities and stockholders’ equity	$3,889,046	$20,890,202

See accompanying notes to consolidated financial statements.

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2006	2005	2006
Net sales	$1,065,318	$3,914,108	$3,042,464	$10,977,621
Cost of sales	1,251,664	3,781,591	3,109,870	10,518,948
Gross profit (loss)	(186,346)	132,517	(67,406)	458,673
Operating expenses:
Administrative and general	578,569	1,323,002	1,786,915	3,534,343
Selling and marketing	179,306	135,207	557,531	503,230
Research and development	106,228	218,543	327,689	2,123,742
Total operating expenses	864,103	1,676,752	2,672,135	6,161,315
Total operating loss	(1,050,449)	(1,544,235)	(2,739,541)	(5,702,642)
Other income (expense):
Interest income	14,759	8,512	19,569	19,906
Interest expense	(414,518)	(308,793)	(1,050,317)	(1,516,912)
Gain on forgiveness of debt	--	--	--	284,000
Derivative valuation gain (loss)	1,759,134	(277,300)	(1,214,893)	(34,800)
Other income (expense)	1,500	4,978	31,580	(3,502)
Total other income (expense)	1,360,875	(572,603)	(2,214,061)	(1,251,308)
Profit (loss) before income taxes	310,426	(2,116,838)	(4,953,602)	(6,953,950)
Provision for income taxes	--	--	--	--
Net profit (loss)	310,426	(2,116,838)	(4,953,602)	(6,953,950)

Other comprehensive income (loss):
Unrealized loss on available for sale securities	--	(1,227,591)	--	(1,227,591)
Net comprehensive gain (loss)	$310,426	$(3,349,429)	$(4,953,602)	$(8,181,541)

Net income (loss) per share – basic	$0.01	$(0.07)	$(0.24)	$(0.27)
Net income (loss) per share – diluted	$0.01	$(0.07)	$(0.24)	$(0.27)

Weighted average shares – basic	20,885,800	29,752,500	20,777,700	25,724,300
Weighted average shares – diluted	25,140,400	29,752,500	20,777,700	25,724,300

 See accompanying notes to consolidated financial statements.

BROADCAST INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	2005	2006
Cash flows from operating activities:

Net loss	$(4,953,602)	$(6,953,950)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	276,990	199,638
Line of credit beneficial conversion	449,876	--
Common stock issued for services	235,170	100,000
Accretion of debt discount	374,999	1,020,835
Common stock issued for acquisition in excess of asset valuation	--	1,363,126
Unexercised options and warrant expense	--	777,473
Gain on forgiveness of debt	--	(284,000)
Derivative liability valuation	1,214,893	34,800
Allowance for doubtful accounts	14,907	25,225
Changes in assets and liabilities:
Accounts receivable	24,944	338,607
Inventories	(48,106)	140,137
Debt offering costs	113,330	308,494
Prepaid and other assets	(253,890)	879,318
Accounts payable and accrued expenses	305,692	241,843
Deferred revenues	(59,825)	(121,174)
Net cash used in operating activities	(2,304,622)	(1,929,628)

Cash flows from investing activities:

Purchase of equipment	(119,205)	(87,297)
Patents	(22,761)	--
Net cash used in investing activities	(141,966)	(87,297)

Cash flows from financing activities

Principal payments on debt	(52,640)	(52,640)
Proceeds for the sale of stock	124,980	2,243,186
Loan proceed	3,449,876	1,000,000
Cash provided in acquisition	--	500,000
Net cash provided by financing activities	3,522,216	3,690,546
Net increase in cash and cash equivalents	1,075,628	1,673,621
Cash and cash equivalents, beginning of period	173,536	446,491
Cash and cash equivalents, end of period	$1,249,164	$2,120,112

See accompanying notes to consolidated financial statements.

BROADCAST INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)
September 30, 2006

NOTE 1 - BASIS OF PRESENTATION

In the opinion of management, the accompanying unaudited condensed financial statements of Broadcast International, Inc. contain the adjustments, all of which are of a normal recurring nature, necessary to present fairly our financial position at September 30, 2006 and December 31, 2005 and the results of operations for the three and nine months ended September 30, 2005 and 2006, respectively, with the cash flows for each of the nine month periods ended September 30, 2005 and 2006, in conformity with U.S. generally accepted accounting principles.  The balance sheet information at December 31, 2005 is derived from audited consolidated financial statements; however, certain reclassifications, none of which were material, have been made to conform to the September 30, 2006 presentation.

These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in our Annual Report on Form 10-KSB for the year ended December 31, 2005.  Operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred losses and have not demonstrated the ability to generate sufficient cash flows from operations to satisfy our liabilities and sustain operations. These factors raise substantial doubt about our ability to continue as a going concern.

Our continuation as a going concern is dependent on our ability to generate sufficient income and cash flow to meet our obligations on a timely basis and to obtain additional financing as may be required. We are actively seeking additional capital and financing. There is no assurance we will be successful in our future funding efforts. The accompanying statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

As of September 30, 2006, we had raised an aggregate of $2,243,186 from the sale of our common stock pursuant to recent funding transactions (see Note 10). Additionally, on September 29, 2006, we entered into a letter of understanding with Triage Capital Management, or Triage, dated September 25, 2006. The letter of understanding provided that Triage loan $1,000,000 to us in exchange for us entering into an unsecured convertible note securities agreement. It is intended that the funding provided by Triage will be replaced by a convertible note and accompanying warrants (see Note 8).

NOTE 3 - RECLASSIFICATIONS

Certain 2005 financial statement amounts have been reclassified to conform to 2006 presentations.

NOTE 4 - WEIGHTED AVERAGE SHARES

The computation of basic earnings (loss) per common share is based on the weighted average number of shares outstanding during each period.

The computation of diluted earnings per common share is based on the weighted average number of common shares outstanding during the period, plus the common stock equivalents that would arise from the exercise of stock options and warrants outstanding, using the treasury stock method and the average market price per share during the period.  Options and warrants to purchase 11,844,664 and 7,830,596 shares of common stock at prices ranging from $.02 to $45.90 per share were outstanding at September 30, 2006 and 2005, respectively, but were excluded for the calculation of diluted earnings per share because the effect of stock options and warrants was anti-dilutive.

NOTE 5 - STOCK COMPENSATION

Beginning on January 1, 2006, we began accounting for stock-based compensation under the provisions of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (FAS 123R), which requires the recognition of the fair value of stock-based compensation. We have used the modified prospective application. Under the fair value recognition provisions for FAS 123R, stock-based compensation cost is estimated at the grant date based on the fair value of the awards expected to vest and recognized as expense ratably over the requisite service period of the award.  We have used the Black-Scholes valuation model to estimate fair value of our stock-based awards, which requires various judgmental assumptions including estimated stock price volatility, forfeiture rates, and expected life.  Our computation of expected volatility is based on a combination of historical and market-based implied volatility.  Financial statements for periods prior to 2006 have not been restated. The following table illustrates our interim net income and earnings per share for the three and nine months ended September 30, 2005 in accordance with FAS 123R.

	Three Months 2005	Nine Months 2005

Net income (loss), as reported	$310,426	$(4,953,602)
Addback: Stock-based employee compensation expense determined under intrinsic value based method for all awards, net of related tax effects	--	--
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(490,547)	(667,741)

Pro forma net loss	$(180,121)	$(5,621,343)

Pro forma income (loss)earnings per share: Basic and diluted - as reported	$.01	$(.24)

Basic and diluted - pro forma	$(.01)	$(.27)

We calculated the fair market value of each option award on the date of grant using the Black-Scholes option-pricing model. The following assumptions were used for the options granted for the nine months ended September 30, 2006.

Risk-free interest rate	4.58% - 4.93%
Expected lives in years	10.0
Dividend yield	0
Expected volatility	85.80% - 86.58%

Net loss for the three and nine months ended September 30, 2006 includes $205,762 and $777,474, respectively, of non-cash stock-based compensation expense. Included in the three months ended September 30, 2006 is $74,600 for the vesting of unexpired options issued prior to January 1, 2006, $120,800 resulting from 75,000 options granted to one new director, and $10,362 (of a total of $51,808) for repriced options previously granted to executive management which is being recognized over the remaining vesting period. Included in the nine months ended September 30, 2006 is $463,300 resulting from 250,000 options granted to three outside directors, $257,040 for the vesting of unexercised options issued prior to January 1, 2006, and, $31,086 (of a total of $51,808) for repriced options previously granted to executive management which is being recognized over the remaining vesting period, and $26,048 for repriced options previously granted to non-executive management employees. The impact on our results of operations for recording stock-based compensation under FAS 123R for the three and nine months ended September 30, 2006 was as follows:

	Three Months	Nine Months

General and administration	$158,554	$620,883
Research and development in process	47,208	156,590

Total	$205,762	$777,473

No common stock or options to purchase common stock of the Company were issued to employees for compensation during the nine months ended September 30, 2005.

Due to unexercised options outstanding at September 30, 2006, we will recognize a total of $1,279,895 of compensation expense over the next three years for employees and consultants as a result of the adoption of FAS 123R based upon option award vesting parameters as shown below:

2006	$862,436
2007	251,221
2008	166,238
Total	$1,279,895

The following unaudited tables summarize option and warrant activity during the nine months ended September 30, 2006.

	Options and Warrants Outstanding	Options or Warrants Price Per Share
Outstanding at December 31, 2005	8,122,747
Options granted	250,000	$1.85 - $2.30
Warrants issued	6,328,790	$1.60 - $3.00
Expired	(2,854,567)	3.50 - 36.25
Forfeited	(2,306)	.55 - 4.00
Exercised	--
Outstanding at September 30, 2006	11,844,664	$0.02 - 45.90

	Outstanding			Exercisable
		Weighted
		Average	Weighted		Weighted
Range of		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life (years)	Price	Exercisable	Price

$0.02 – 0.04	1,772,551	3.55	$0.03	1,772,551	$0.03
0.33-0.55	987,423	6.11	0.53	987,423	0.53
1.60-6.25	9,080,290	4.66	2.40	8,611,457	2.39
9.50-11.50	2,800	3.53	10.61	2,800	10.61
36.25-45.90	1,600	3.92	41.08	1,600	41.08
.
$.02 - 45.90	11,844,664	4.62	$1.63	11,375,831	$1.87

NOTE 6- SIGNIFICANT ACCOUNTING POLICIES

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all cash on hand and in banks, and highly liquid investments with maturities of three months or less to be cash equivalents.  At September 30, 2006 and December 31, 2005 we had bank balances in the excess of amounts insured by the Federal Deposit Insurance Corporation. We have not experienced any losses in such accounts, and believe we are not exposed to any significant credit risk on cash and cash equivalents.

Trade Account Receivables

Trade account receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. After the receivable becomes past due, it is on non-accrual status and accrual of interest is suspended.

Inventories

Inventories consisting of electrical and computer parts are stated at the lower of cost or market determined using the first-in, first-out method.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the property, generally from three to five years.  Repairs and maintenance costs are expensed as incurred except when such repairs significantly add to the useful life or productive capacity of the asset, in which case the repairs are capitalized.

Patents

Patents represent initial legal costs incurred to apply for United States and international patents on the CodecSys technology, and are amortized on a straight-line basis over their useful life of approximately 20 years.  We have filed several patents in the United States and foreign countries. As of September 30, 2006, three foreign countries had approved patent rights and we are in a “patent pending” status in the United States. While we are unsure whether we can develop the technology in order to obtain the full benefits, the patents themselves hold value and could be sold to those with more resources to complete the development. On-going legal expenses incurred for patent follow-up have been expensed from July 2005 forward.

Amortization expense recognized on all patents totaled $393 and $778 for the three and nine months ended September 30, 2006, respectively. Amortization for the three and nine months ended September 30, 2005 was $70 and $209, respectively.

Estimated amortization expense, if all patents were issued at October 1, 2006, for each of the next five years is as follows:

Year ending December 31:
2006	$3,306
2007	$10,110
2008	$10,110
2009	$10,110
2010	$10,110

Marketable Securities - Available For Sale Securities

We record available for sale securities at the time of acquisition at fair market value and classify them as current or noncurrent assets on our balance sheet based upon our intended holding period. At each reporting period market value is compared to cost with the cumulative unrealized gain or loss presented as a separate item in our equity section and identified as “accumulated other comprehensive gain or loss.

Long-Lived Assets

We review our long-lived assets, including patents, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future un-discounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, then the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.  Fair value is determined by using cash flow analyses and other market valuations.

Income Taxes

We account for income taxes in accordance with the asset and liability method of accounting for income taxes prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled.

Revenue Recognition

We recognize revenue when evidence exists that there is an arrangement between us and our customers, delivery of equipment sold or service has occurred, the selling price to our customers is fixed and determinable with required documentation, and collectability is reasonably assured. We recognize as deferred revenue, payments made in advance by customers for services not yet provided.

When we enter into a multi-year contract with a customer that has an established network to provide installation, network management, satellite transponder and help desk, or a combination of these services, we recognize this revenue equally over the period of the agreement.  These agreements typically provide for additional fees, as needed, to be charged if on-site visits are required by the customer in order to ensure that each customer location is able to receive network communication. As these on-site visits are performed, the associated revenue and cost are recognized in the period the work is completed. If we install, for an additional fee, new or replacement equipment to an immaterial number of new customer locations, and the equipment immediately becomes the property of the customer, the associated revenue and cost are recorded in the period in which the work is completed.

When we enter into a multi-year contract to provide equipment, installation, network management, satellite transponder, help desk, or a combination of these services, to a customer for the establishment of a new network (or major upgrade to an existing network) where substantial revenue is earned for equipment sales and/or installation work performed at the beginning of the contact, compared to expected on-going future revenue, we normalize revenue recognition by deferring earned revenue over the contracted period. These agreements typically provide for additional fees, once the initial installations are completed, to be charged if on-site visits are required by the customer in order to ensure that each customer location is able to receive network communication. As these on-site visits are performed, the associated revenue and cost are recognized in the period the work is completed.  Additionally, as immaterial numbers of new sites are added to the network, the associated revenue and cost are recorded in the period in which the work is completed.

When we enter into an agreement to perform equipment sales and/or installation-only services, the revenue and cost are recognized in the period the work is completed.

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentration of credit risk, consist primarily of trade accounts receivable. In the normal course of business, we provide credit terms to our customers. Accordingly, we perform ongoing credit evaluations of our customers and maintain allowances for possible losses which, when realized, have been within the range of management’s expectations.

Our three largest customers’ sales revenues accounted for approximately 85% and 59% of total revenues, with combined balances representing approximately 62% and 38% of our outstanding accounts receivable, for the nine months ended September 30, 2006 and 2005, respectively. The three largest customers in 2006 are not the same as the three largest customers in 2005, as we lost one of those customers and gained a substantial new customer. Included in the numbers for 2006 above is our single largest customer for the nine months ended September 30, 2006, which provided 1% of total revenue for the nine months ended September 30, 2005; however, this customer accounted for 69% of our year-to-date 2006 revenue and represented 59% of our accounts receivable on September 30, 2006. Any material reduction in revenues generated from any one of our largest customers could harm our results of operations, financial condition and liquidity.

Fair Value of Financial Instruments

Our financial instruments consist of cash, receivables, notes receivables, payables and notes payable.  The carrying amount of cash, receivables and payables approximates fair value because of the short-term nature of these items.  The aggregate carrying amount of the notes receivable and notes payable approximates fair value as the individual notes bear interest at market interest rates.

NOTE 7- SENIOR SECURED CONVERTIBLE PROMISSORY NOTES

On May 16, 2005, we consummated a private placement of $3,000,000 (original) principal amount of 6% senior secured convertible notes with four institutional funds.  The senior secured convertible notes are due May 16, 2008 and were originally convertible into 1,200,000 shares of common stock of the Company. Additionally, we issued to the note holders a total of 600,000 A warrants and 600,000 B warrants to purchase common stock with an exercise price of $2.50 and $4.00, respectively. On March 16, 2006, we entered into a waiver and amendment agreement (discussed below), which adjusted the conversion rate of the notes and exercise price of the warrants. The warrants and the embedded conversion feature and prepayment provision of the senior secured convertible notes have been accounted for as derivatives pursuant to EITF 00-19 and SFAS No. 133.

On April 21, 2006, two of the institutional funds converted an aggregate of $500,000 of their convertible notes into 333,334 shares of common stock of the Company. Upon completion of this conversion, the principal balance of the senior secured convertible notes was reduced from $3,000,000 to $2,500,000.

The conversion feature and the prepayment provision of the notes were accounted for as embedded derivatives and valued on the transaction date using a Black-Scholes pricing model.  The warrants were accounted for as derivatives and were valued on the transaction date using a Black-Scholes pricing model as well.  At the end of each quarterly reporting date, the values of the derivatives are evaluated and adjusted to current fair value.  The note conversion feature and the warrants may be exercised at any time and, therefore, have been reported as current liabilities.  The prepayment provision may not be exercised by us until May 16, 2007, and then only in certain limited circumstances.  For all periods since the issuance of the senior secured convertible notes, the derivative value of the prepayment provision has been nominal and has not had any offsetting effect on the valuation of the conversion feature of the notes.

As of September 30, 2006, we recorded an aggregate derivative liability of $2,400,000. The $612,000 change in valuation from the December 31, 2005 balance of $3,012,000 included $646,800 representing the value of the notes conversion feature of the 333,334 shares converted (as noted above) on the conversion date, offset by  $34,800 for the change in fair market value of A warrants and B warrants and conversion feature of the remaining $2,500,000 principal amount of the notes at September 30, 2006. The aggregate derivative liability of $2,400,000 included $1,200,000 for the conversion feature and $1,200,000 for the warrants.  These values were calculated using the Black-Scholes pricing model with the following assumptions: (i) risk free interest rate of 4.71%; (ii) expected life (in years) of 1.63 for the conversion feature and 3.63 for the warrants; (iii) expected volatility of 84.75%; (iv) expected dividend yield of 0.00%; and (v) stock trading price of $1.60 per share.

The remaining principal value of $2,500,000 of the senior secured convertible notes is being accreted over the term of the obligations, for which $208,335 and $680,557 was included in interest expense for the three and nine months ended September 30, 2006, respectively. The notes bear a 6% annual interest rate payable semi-annually, and for the three and nine months ended September 30, 2006, $37,500 and $121,583 was recorded as interest expense, respectively.

The senior secured convertible notes required that we secure an effective registration statement with the Securities and Exchange Commission within 120 days from May 16, 2005 (September 13, 2005). Section 4(a) of the senior secured convertible notes enumerates circumstances that are considered an event of default. The remedies for default provide that if an event of default occurs and is continuing, the holders may declare the entire then outstanding principal amount of the notes and any accrued and unpaid interest thereon to be immediately due and payable in cash.  We were in default under Section 4(a)(viii), related to the effective date of our registration statement, beginning September 13, 2005 until February 3, 2006, at which time the event of default was cured and is no longer continuing.  During the default period, we incurred an aggregate amount due the note holders of $284,000 of which $66,000 was recorded as interest expense in the three months ended March 31, 2006, and all of which was forgiven by the note holders per the waiver and amendment agreement.

On March 16, 2006, we entered into a waiver and amendment agreement with the four institutional funds regarding our above-mentioned default. Under the terms of the waiver, the institutional funds waived any and all defaults under the senior secured convertible notes and related transaction agreements.  In consideration for the $284,000 owed the funds, we and the funds agreed to amend the transaction agreements as follows: (i) Section 3.12 of the securities purchase agreement was deleted, which provision gave the funds a preemptive right to acquire any new securities issued by us; (ii) Section 3.15(c) of the securities purchase agreement was deleted, which provision prohibited us from completing a private equity or equity-linked financing; (iii) the conversion price, at which the notes are convertible into shares of our common stock, was amended to be $1.50 instead of $2.50; (iv) the exercise price, at which all warrants (A warrants and B warrants) held by the funds are exercisable, was changed to $2.00; and (v) the notes were amended by adding a new event of default, which is that if we fail to raise and receive at least $3,000,000 in cash net proceeds through one or more private or public placements of our securities by September 30, 2006, we will be in default under the notes.  Due to applicable anti-dilution provisions, subsequent sales of our common stock at $1.50 per share pursuant to our private placement offering (see Note 9) have caused the exercise price of both the A warrants and the B warrants to be reduced further to $1.50 per share.

NOTE 8- TRIAGE CONVERTIBLE PROMISSORY NOTE

On September 29, 2006, we entered into a letter of understanding with Triage dated September 25, 2006. The letter of understanding provided that Triage loan $1,000,000 to us in exchange for us entering into a convertible note securities agreement. It is intended that the funding provided by Triage be replaced by an unsecured convertible note and accompanying warrants, as described below, to be issued to Leon Frenkel, an affiliate and assignee of Triage.

The convertible note securities agreement contemplated that: (i) we will issue a two-year unsecured convertible note in the principal amount of $1,000,000 representing the funding received by us on September 29, 2006; (ii) the convertible note will bear an annual interest rate of 5%, payable semi-annually in shares of our common stock; (iii) the convertible note will be convertible into shares of our common stock at a conversion price of $1.50 per share; and (iv) we will issue four classes of warrants (A warrants, B warrants, C warrants and D warrants), which will give Mr. Frenkel the right to purchase a total of 5,500,000 shares of our common stock as described below. The A warrants and B warrants expire one year after the effective date of a contemplated registration statement to be filed under the Securities Act of 1933, as amended, to register the subsequent sale of shares received from exercise of the A warrants and B warrants. The C warrants and D warrants expire eighteen months and twenty-four months, respectively, after the effective date of the registration statement. The A warrants grant Mr. Frenkel the right to purchase up to 750,000 shares of common stock at an exercise price of $1.60 per share, the B warrants grant Mr. Frenkel the right to purchase up to 750,000 shares of common stock at an exercise price of $1.75 per share, the C warrants grant Mr. Frenkel the right to purchase up to 2,000,000 shares of common stock at an exercise price of $2.10 per share, and the D warrants grant Mr. Frenkel the right to purchase up to 2,000,000 shares of common stock at an exercise price of $3.00 per share.

On November 2, 2006 we completed a related convertible note securities agreement with Mr. Frenkel resulting in an unsecured convertible note and attached warrants. The warrants and the embedded conversion feature of the unsecured convertible note will be accounted for as derivatives pursuant to EITF 00-19 and SFAS No. 133.

We also entered into a registration rights agreement, which requires us to include the subsequent sale of shares issued upon conversion and the subsequent sale of shares issued upon exercise of the warrants in any registration statement filed by us that allows for such inclusion and once effective, maintain to the earlier period of the warrants being fully exercised or their expiration.

The principal value of $1,000,000 of the unsecured convertible note will be accreted over the three-year term of the obligation. The note bears a 5% annual interest rate payable semi-annually.

The conversion feature of the note will be accounted for as an embedded derivative and valued as of the effective date of the agreement, October 28, 2006, using a Black-Scholes pricing model.  The warrants will be accounted for as derivatives and valued as of the effective date of the agreement, October 28, 2006, using a Black-Scholes pricing model as well.  At the end of each quarterly reporting date, the values of the derivatives are evaluated and adjusted to current fair value.  The note conversion feature and the warrants may be exercised at any time and, therefore, will be reported as current liabilities.

NOTE 9- ACQUISITION OF VIDEO PROCESSING TECHNOLOGIES, INC.

On January 27, 2006, we acquired 100% of the common stock of Video Processing Technologies Inc. (VPTI) in exchange for an aggregate of 994,063 shares of our common stock. Prior to the acquisition, VPTI had entered into a license agreement with the University of California, San Diego, related to certain patent pending technology which management of our company anticipates incorporating into the CodecSys technology.

The following pro forma condensed combined balance sheets have been prepared using the historical financial statements of Broadcast International, Inc. (audited) and Video Processing Technologies, Inc. (unaudited). VPTI was formed on December 12, 2005 and had no revenues or expenses in 2006 prior to the acquisition. These statements of operations assume the acquisition had occurred on December 31, 2005.

Consolidated Condensed Balance Sheets

	Broadcast International as of December 31, 2005	Video Processing Technologies as of December 31, 2005 (Unaudited)	Pro Forma Adjustments	Pro Forma Combined BI and VPTI

Cash	$446,491	$500,000	$--	$946,491
Other current assets	2,011,253	25,000	--	2,036,253
Total current assets	2,457,744	525,000	--	2,982,744
Total non-current assets	1,431,302	100,000	--	1,531,302
Total assets	$3,889,046	$625,000	$--	$4,514,046
Total current liabilities	$5,568,255	$--	$--	$5,568,255
Total liabilities	6,898,533	--	--	6,898,533
STOCKHOLDERS DEFICIT
Owners’ equity	23,078,615	625,000	1,363,126	25,066,741
Accumulated deficit	(26,088,102)	--	(1,363,126)	(27,451,228)
Total liabilities and stockholders’ deficit	$3,889,046	$625,000	$--	$4,514,046

Pro Forma Adjustments represent retirement of VPTI owners’ equity and excess between the fair value of assets acquired and market value of equity exchanged.

NOTE 10- SUPPLEMENTAL CASH FLOW INFORMATION

On August 15, 2006, we entered into various material agreements with certain foreign corporations related to the acquisition of investment capital and licensing of technology. These agreements are identified and summarized below, all of which were simultaneously closed on August 15, 2006.

i) We entered into a stock exchange agreement with Sun Media Investment Holdings Ltd., or Sun Media, a British Virgin Islands corporation dated August 15, 2006, pursuant to which we issued 3,000,000 restricted shares of our common stock to Sun Media in exchange for 1,515,544 restricted shares of common stock of Sun New Media, Inc., a Minnesota corporation traded on the OTCBB. The stock exchange agreement also contains a covenant on our part to cause the appointment of Mr. Bruno Wu to our board of directors. Mr. Wu is a principal and controlling shareholder of Sun Media and the Chairman of the Board of Sun New Media, Inc. We and Sun Media have each agreed, pursuant to lock up agreements executed as part of the transaction, not to sell the shares of stock received in the transaction before January 1, 2008.

ii) We entered into a technology license agreement with Yang Lan Studio Ltd., or YLS, a Hong Kong corporation, dated August 15, 2006, pursuant to which we received a fully paid, perpetual, non-exclusive, world wide license to use and distribute certain flash based e-publishing reader technology. In exchange for the license, we issued 4,000,000 restricted shares of our common stock to YLS.

iii) We entered into a technology license agreement with Broadvision Global, Ltd., or BGL, a British Virgin Islands corporation dated August 15, 2006, pursuant to which we received a fully paid, perpetual, exclusive, world wide license (except for PR China) to use and distribute certain IPTV platform technology developed and licensed to BGL by Beijing Broadvision Information Technologies, Ltd., or BBIT. In exchange for the license, we issued an aggregate of 2,000,000 restricted shares of our common stock, including 1,000,000 shares to each of YLS and BBIT.

iv) We entered into a stock purchase agreement with YLS, dated August 15, 2006, providing for the sale of 666,667 restricted shares of our common stock to YLS at a purchase price of $1.50 per share for a total consideration of $1,000,000. Pursuant to the stock purchase agreement, we also issued warrants to YLS, including four classes of warrants (A warrants, B warrants, C warrants and D warrants), which give YLS the right to purchase an additional 5,500,000 shares of our common stock as described below. The A warrants and B warrants expire one year after the effective date of a registration statement to be filed under the Securities Act of 1933, as amended, to register the subsequent sale of shares received from exercise of the A warrants and B warrants. The C warrants and D warrants expire eighteen months and twenty-four months, respectively, after the effective date of the registration statement. The A warrants grant YLS the right to purchase up to 750,000 shares of common stock at an exercise price of $1.60 per share, the B warrants grant YLS the right to purchase up to 750,000 shares of common stock at an exercise price of $1.75 per share, the C warrants grant YLS the right to purchase up to 2,000,000 shares of common stock at an exercise price of $2.10 per share, and the D warrants grant YLS the right to purchase up to 2,000,000 shares of common stock at an exercise price of $3.00 per share.

For accounting purposes, we treated the sale of stock and warrants to YLS as an equity transaction.  The warrants are subject to a registration rights agreement that requires us to register the stock and warrants and maintain an effective registration statement as long as the warrants remain unexercised and outstanding. We considered the effects of EITF 00-19 and concluded that, although the registration rights agreement could require liability treatment for the warrants issued, the fact that we have been able to complete two registrations with the Securities and Exchange Commission and currently have one registration that is being maintained effective, renders any potential liability derived from the registration obligation remote. We therefore, believe that equity treatment of the transaction is proper

During the nine months ended September 30, 2006, we issued 50,000 shares of our common stock, with a value of $100,000, which was included in general, and administrative expense, to a corporation for services rendered for us. Additionally, 841,666 shares of our common stock were issued to two individuals and two corporations, which provide investor relations services for us. The value of the shares issued for investor relation services of $1,844,999 was recorded as a prepaid expense and will be recognized over the service periods as follows:

2006

$1,247,499

2007

     547,500

2008

       50,000

$1,844,999

On February 27, 2006, the board of directors approved a private placement offering in anticipation of raising up to $4,500,000 by selling 3,000,000 shares of common stock at a price of $1.50 per share. Additionally, the purchaser of each share will receive a warrant to acquire one share of common stock. The warrants have a three-year exercise period and are exercisable at a $2.00 exercise price. As of September 30, 2006, we had raised proceeds of $1,243,185 from the sale of 828,790 shares of common stock.

On January 27, 2006, we acquired 100% of the common stock of VPTI in exchange for an aggregate of 994,063 shares of our common stock. In this transaction, we recognized $1,363,126 as non-cash research and development in process expense. See Note 9.

During the quarter ended March 31, 2005, we entered into private placement transactions with qualified investors pursuant to which we sold 41,666 shares of common stock resulting in $124,980 in proceeds, which concluded the funding provided under this offering. In each of the transactions, each purchased share included an attached warrant to acquire one share of our common stock within one year at a purchase price of $.50 per share greater than the subscription price of the share purchased, all of which expired before March 31, 2006 and were not exercised.

On December 23, 2003, we entered into a convertible line of credit for up to $1,000,000 with Meridel LTD and Pascoe Holdings LTD, both foreign corporations. We obtained advances as needed to fund operating expenses. On June 30, 2004, the line of credit was amended to increase the limit from $1,000,000 to $2,000,000 with the original due date of the line of credit extended from March 31, 2005 to April 1, 2006. Any portion of the note under the line of credit was convertible at the lenders’ sole discretion for common shares at the rate of $1.00 per share. During the quarter ended March 31, 2005, we borrowed $449,876, increasing the aggregate amount borrowed to $844,966. The note bears an annual interest rate of 6%. Accrued interest, however, is forgiven upon conversion pursuant to the terms of the line of credit. During the nine months ended September 30, 2005, we recorded $449,876 as convertible beneficial conversion feature associated with the advances made under the line of credit. This amount is included in interest expense. On December 30, 2005, all amounts borrowed on the line of credit were converted into shares of our common stock.

We paid no interest for the nine months ended September 30, 2005; however, we paid $87,833 for interest expense in the nine months ended September 30, 2006. No cash payments for income taxes were made during the nine months ended September 30, 2006 or 2005.

NOTE 11 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which amends Accounting Principles Board Opinion No. 29, Accounting for Nonmonetary Transactions.  The guidance in APB Opinion 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.  The guidance in APB Opinion 29, however, included certain exceptions to that principle.  SFAS 153 amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS 153 is effective for fiscal periods beginning after June 15, 2005.  We do not expect that the adoption of SFAS 153 will have a material impact on our financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123R, Share Based Payment, which requires companies to measure and recognize compensation expense for all stock based payments at fair value.  SFAS 123R is effective for interim periods or the fiscal year beginning after December 15, 2005 and, thus, we have adopted 123R effective January 1, 2006. As of September 30, 2006, we will recognize $1,279,895 of compensation expense for employees and consultants a result of the adoption of 123R over the next three years. See Note 5.

In December 2004, the FASB issued FASB Staff Position No. FAS 109-1 (“FAS 109-1”), “Application of FASB Statement No. 109, “Accounting for Income Taxes,” to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004 (“AJCA”). The AJCA introduces a special 9% tax deduction on qualified production activities. FAS 109-1 clarifies that this tax deduction should be accounted for as a special tax deduction in accordance with Statement 109. The Company does not expect the adoption of these new tax provisions to have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

In May 2005, the FASB issued Statement 154, Accounting Changes and Error Corrections, which requires retrospective application (the application of the changed accounting principle to previously issued financial statements as if that principle had always been used) for voluntary changes in accounting principle unless it is impracticable to do so.  Previously, the cumulative effect of such changes was recognized in net income of the period of the change.  The effective date is for changes made in fiscal years beginning after December 15, 2005.

In June 2005, the Emerging Issues Task Force issued three consensuses that are subject to later ratification by the FASB:

The first consensus is EITF 04-5 which establishes a framework for evaluating whether a general partner or a group of general partners controls a limited partnership and therefore should consolidate it.  Unless the limited partners have “kick-out rights” allowing them to dissolve or liquidate the partnership or otherwise remove the general partner “without cause,” or “participating rights” allowing the limited partners to participate in significant decisions made in the ordinary course of the partnership’s business, the general partner(s) hold effective control and should consolidate the limited partnership.  This would be effective immediately for newly-formed limited partnerships and for existing limited partnership agreements that are modified.  For existing limited partnership agreements that are not modified, it would be effective for the beginning of the first reporting period after December 15, 2005.  We do not expect the adoption of EITF 04-5 will have a material impact on our consolidated financial position, results of operations or cash flows.

The second consensus is EITF 05-2 which provides guidance for issuers of debt and preferred stock instruments with conversion features that may need to be accounted for as derivatives.  We do not expect the adoption of EITF 05-2 will have a material impact on our consolidated financial position, results of operations or cash flows.

The third consensus is EITF 05-6, “Determining the Amortization Period for Leasehold Improvements.”  The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase.  The guidance is effective for periods beginning after June 29, 2005.  We do not expect the adoption of EITF 05-6 will have a material impact on our consolidated financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.”  SFAS 155 amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.”  SFAS 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and, amends SFAS 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  SFAS 155 is effective for all financial instruments acquired or issued after December 31, 2006.  We are currently evaluating the impact of SFAS 155.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109)” which is effective for fiscal years beginning after December 15, 2006 with earlier adoption encouraged. This interpretation was issued to clarify the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. We are currently evaluating the potential impact of this interpretation.

In September 2006, the FASB issued Statement of Financial Accounting Standard No.157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 addresses how companies should measure the fair value of assets and liabilities when fair value recognition or disclosure is required. Additionally, SFAS 157 formally defines fair value as the amount that the company would receive if it sold an asset or transferred a liability to another company operating in the same market. The guidance of SFAS 157 must be applied to the first reporting period beginning after November15, 2007. The adoption of SFAS 157 is not expected to have a material impact on our financial position, results of operations or cash flows.

On September13, 2006, the SEC released Staff Accounting Bulletin, No.108, ("SAB 108") which provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. Early application of the guidance is encouraged in any report for an interim period of the first fiscal year after November15, 2006, filed after the publication of SAB 108. SAB 108 is required for fiscal years ending after November 15, 2006. We do not believe that the adoption of SAB 108 will have a material impact on our financial position, results of operations or cash flow.

In September 2006, the FASB issued Statement of Financial Accounting Standard No.158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans”, an amendment of FASB Statements No.87, 88, 106, and 132(R)" ("SFAS 158"). SFAS 158 requires, among other items, (1)that a company recognize the funding status of its defined benefit pension plan as an asset or liability on its balance sheet, (2)recognize in other comprehensive income gains and losses, net of tax, and prior service costs or credits that are not recognized in the current period, and (3)measure benefit plan assets and liabilities as of the company's balance sheet date. The guidance of SFAS 158 must be applied to the first reporting period ending after December31, 2006. We are currently evaluating the provisions of SFAS 158.

NOTE 12- RELATED PARTY TRANSACTIONS

We entered into a material related party transaction with two separate corporations who were related to Dr. Bruno Wu, a director of ours.  We entered into a stock exchange agreement with Sun Media Investment Holdings, Ltd or SMIH, in which we exchanged 3,000,000 shares of our stock for 1,515,544 shares of Sun New Media, Inc. and Dr. Wu is Chairman of SMIH.  In addition, Dr. WU’s wife is a shareholder and officer of Yang Lan Studios, Ltd. or YLS, with which we entered into three additional transactions.  In the first transaction, YLS purchased 666,667 shares of our common stock for $1,000,000 and we also issued YLS warrants to acquire an additional 5,500,000 shares of our common stock with exercise prices ranging from $1.60 to $3.00.  In the second transaction, we acquired exclusive, world wide license rights to use and distribute certain flash based e-publishing reader technology, for which we issued YLS 4,000,000 shares of our common stock. In the third transaction, we acquired a fully paid, perpetual, exclusive world wide license to use and distribute certain IPTV platform technology from Broadvision Global, Ltd for which we issued 2,000,000 shares of our common stock and 1,000,000 of which were issued to YLS.

NOTE 13 - SUBSEQUENT EVENTS

On September 29, 2006, we entered into a letter of understanding with Triage dated September 25, 2006.  The letter of understanding provided that Triage loan $1,000,000 to us in exchange for us entering into, on or prior to October 30, 2006, a convertible note securities agreement.  It was intended that the funding provided by Triage be replaced by an unsecured convertible note and accompanying warrants.  On November 2, 2006, we consummated a series of agreements including a securities purchase agreement, a 5% unsecured convertible note, a registration rights agreement, and four classes of warrants to purchase our common stock. All of the agreements were with Mr. Leon Frenkel, the controlling owner of Triage who caused the letter of understanding with Triage to be assigned to him, which satisfied our agreement with Triage.

On October 16, 2006 we held a special meeting of our shareholders.  At the meeting we approved and adopted an amendment to our authorized capital that increased our authorized common stock from 40,000,000 shares to 180,000,000 shares and our authorized preferred stock from 10,000,000 shares to 20,000,000 shares.  These changes were reflected retroactively in our financial statements for the period ending September 30, 2006.  Also at the meeting we elected our directors and approved an amended and restated articles of incorporation that also (i) provided for the limitation on the liability of our directors; (ii)provided for the indemnification for our directors and officers; (iii) allowed shareholder action to be taken by written consent without a meeting all in accordance with Utah corporate law.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the resale of common stock being registered hereunder.  The selling security holders will not bear any portion of such expenses.  All the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$863
Legal fees and expenses	25,000
Transfer agent’s fees	2,000
Accounting fees and expenses	15,000
Printing fees and expenses	2,000
Miscellaneous	5,137

Total	$50,000

ITEM 14.  Indemnification of Directors and Officers

Article VII of our articles of incorporation provide for indemnification to our directors and officers to the fullest extent permitted under Utah law.  Article VIII, Section 1, of our existing bylaws provides for mandatory indemnification of our officers and directors, except in connection with any claim or liability arising out of the officer or director’s own negligence or willful misconduct.

Section 16-10a-902 of the Utah Revised Business Corporation Act, or the revised act allows a corporation to indemnify an officer or director with respect to any action, other than an action by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.  In an action by or in the right of a corporation, the revised act generally provides that an officer or director is only entitled to indemnification against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is entitled if the person is adjudged to be liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit.

Pursuant to the revised act, our bylaws may be amended or repealed by the board of directors, subject to change or repeal by action of the shareholders.  By adopting the indemnification provisions in our articles of incorporation, changes to such provisions may only be made in accordance with applicable corporate action allowing such changes, including the approval of shareholders holding more than a majority of the outstanding shares of voting stock.

The indemnification provided under the approved amended and restated articles of incorporation is not exclusive of other rights to which officers and directors may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.  The amended and restated articles of incorporation are intended to provide our directors and officers with the fullest protection available under Utah law, including those indemnification provisions contained in the revised act.  Although the approved amendment and restatement will provide indemnification for directors and officers in certain circumstances, as discussed above, the amendment and restatement will not reduce or eliminate the duties required of directors and officers.  Because the amended and restated articles of incorporation are tied to Utah law, they may be modified by future changes in such without further shareholder action.

The board of directors recognizes that adoption of the amendment and restatement may benefit individual directors and officers and their respective successors, but it believes that it is appropriate to encourage corporation actions undertaken by management for the benefit of the company and our shareholders.  The board of directors believes that our ability to continue to attract and retain qualified directors and officers will be enhanced by the amendment and restatement.

ITEM 15.  Recent Sales of Unregistered Securities

The following sets forth all securities issued by us within the past three years without registration under the Securities Act.  No underwriters were involved in any of the stock issuances and, unless otherwise noted, no commissions were paid in connection therewith.  In each of the following transactions, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof, except as indicated otherwise.

In August 2003, we issued a total of 95,290 shares of our common stock to 13 institutional creditors in satisfaction of claims totaling $864,819 satisfying (i) accounts payable for goods and services, (ii) obligations under a patent license and note, and (iii) a cash advance to us in the amount of $20,000.  In each instance, the creditor entered into a settlement agreement with us accepting the common stock received in full satisfaction of its respective claim.  All creditors were fully informed regarding their investment and acknowledged, among other things, their sophistication and the resale limitations of the restricted securities received.

In August 2003, we issued a total of 80,000 shares of our common stock to two individual creditors in satisfaction of promissory notes, plus accrued interest, with an aggregate amount owed by us to the individuals of $500,000.  The creditors entered into settlement agreements with us accepting the common stock received in full satisfaction of the promissory notes.  Both creditors were accredited investors and were fully informed regarding their investment.  One creditor is a foreign investor residing in Switzerland, pursuant to which we relied on the exemption from registration under Regulation S promulgated under the Securities Act.  With respect to the other creditor, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In September 2003, we issued 5,000 shares of our common stock to each of our president and vice president as compensation for services rendered by the executive officers in winding down the laser related operations of our business and completing the acquisition of BI.  We valued the services received based upon the then prevailing fair market price of the common stock ($4.50) multiplied by the total number of shares issued (10,000).  The executive officers were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In September 2003, we issued a total of 400,000 shares of our common stock to two institutional investors in exchange for an aggregate consideration of $75,000 (total offering price).  Both investors were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On October 1, 2003, we issued a total of 3,250,402 shares of our common stock to the 21 former shareholders of BI in partial satisfaction of the shares issuable to such shareholders pursuant to the stock exchange agreement entered into among us, BI and the shareholders of BI related to the acquisition of BI.  Because our Articles of Incorporation did not allow for a sufficient number of shares be issued in accordance with the stock exchange agreement, we amended our Articles of Incorporation effective January 13, 2004 at which time we cancelled the 3,250,402 shares issued on October 1, 2003 and issued a total of 17,210,336 shares of our common stock to the former shareholders of BI to satisfy our obligation to issue shares to such shareholders pursuant to the stock exchange agreement.  All of the former BI shareholders were fully informed regarding their investment and acknowledged, among other things, the resale limitations of the restricted securities received.

On October 1, 2003, an individual option holder of BI, whose options were assumed by us on October 1, 2003, exercised options to acquire 225,803 shares of our common stock for $5,000 (total offering price).  We issued the 225,803 shares to such option holder on January 13, 2004.  The option holder was an accredited investor and was fully informed regarding the investment.  This individual had served previously as legal counsel for BI.  In the transaction, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On December 23, 2003, we issued a convertible note in the principal amount of $1,000,000 to two foreign corporations.  The convertible note is convertible into shares of our common stock at $1.00 per share.  On June 30, 2004, we amended the convertible note to increase the principal amount to $2,000,000.  On September 30, 2004, $800,000 principal amount of the note was converted into 800,000 shares of our common stock.  In each of these transactions, we relied on the exemption from registration under Regulation S promulgated under the Securities Act.

In February 2004, we issued to certain principals and shareholders of Streamware Solutions AB, a Swedish corporation, (i) options to acquire a total of 2,812,500 shares of our common stock at an exercise price of $4.50 per share, and (ii) a total of 1,000,000 shares of our common stock.  We also offered to sell up to 250,000 shares of our common stock to these principals and shareholders at an offering price of $2.00 per share.  Five of the Streamware principals and shareholders agreed to purchase a total of 187,500 shares of our common stock pursuant to which we issued 187,500 shares to such individuals in exchange for $375,000.  See Note 5 of the Notes to Consolidated Financial Statement included elsewhere in this registration statement.  The Streamware principals and shareholders were fully informed regarding their investment and acknowledged, among other things, the resale limitations of the restricted securities received.  In each of these transactions, we relied on the exemption from registration under Regulation S promulgated under the Securities Act and on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

On February 3, 2004, we issued a total of 105,000 shares of our common stock to three individuals as compensation for marketing, sales, potential licensing and related services performed for us.  We valued the services received based upon the then prevailing fair market price of the common stock ($4.00) multiplied by the number of shares issued (105,000).  The individuals were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In May 2004, we issued a total of 22,500 shares of our common stock to three investors in exchange for $90,000.  This transaction was effected pursuant to a private offering of up to 1,000,000 shares of our common stock at an offering price of $4.00 per share solely to accredited investors.  All three investors in the transaction were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On May 18, 2004, we issued a total of 111,842 shares of our common stock to certain creditors of IDI pursuant to IDI’s bankruptcy plan of reorganization.  See Note 5 of the Notes to Consolidated Financial Statements included elsewhere in this registration statement.  In the transaction, we relied on Section 1145 of the Federal Bankruptcy Code which exempts securities transactions pursuant to a plan of reorganization from registration under the Securities Act.

On September 1, 2004, we issued warrants to purchase a total of 450,000 shares of our common stock to the co-founders of IDI at a purchase price of $6.25 per share.  The warrants were issued in connection with a settlement agreement described in Note 5 of the Notes to Consolidated Financial Statements included elsewhere in this registration statement.  The co-founders were fully informed regarding their investment and acknowledged, among other things, the resale limitations of the restricted securities received.

On October 15, 2004, we issued 60,000 shares of our common stock to an individual as compensation for marketing, sales, potential licensing and promotion services performed for us.  We valued the services received based upon the then prevailing fair market price of the common stock ($6.15) multiplied by the number of shares issued (60,000).  The individual was an accredited investor and was fully informed regarding his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

At various times from October 2004 through January 2005, we issued a total of 133,307 shares of our common stock to one foreign investor in exchange for $399,920 (total offering price).  The investor was also issued warrants to purchase 133,307 shares of our common stock at a purchase price of $3.50 per share.  In these transactions, we relied on the exemption from registration under Regulation S promulgated under the Securities Act.

On October 15, 2004, we issued 44,444 shares of our common stock to a foreign corporation in consideration of the termination of a technology license agreement between us and the foreign corporation.  We valued the consideration received based upon the then prevailing fair market price of the common stock ($2.80) multiplied by the number of shares issued (44,444).  In this transaction, we relied on the exemption from registration under Regulation S promulgated under the Securities Act.

At various times from October 1, 2004 through December 31, 2004, we issued a total of 3,657 shares of our common stock to three individuals who exercised stock options under our stock option plan.  Two of the three option holders who exercised an aggregate of 3,000 shares (at an exercise price of $1.00 per share) were prior employees and executive officers.  One option holder who exercised 657 shares (at an exercise price of $0.55 per share) was a former employee who exercised his options upon termination of employment.  All three option holders were fully informed regarding their investment and acknowledged, among other things, the resale limitations of the restricted securities received.

At various times from November 2004 to January 2005, we issued a total of 41,666 shares of our common stock to two investors in exchange for an aggregate consideration of $125,000.  The investors were also issued warrants to purchase 41,666 shares of our common stock at a purchase price of $3.50 per share.  These transactions were part of a private offering of up to 2,000,000 shares of our common stock at offering prices ranging from $3.00 to $4.50 per share solely to accredited investors.  Both investors in the transactions were accredited investors and were fully informed regarding their investment.  In the transactions, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On May 16, 2005, we issued senior secured convertible notes in the principal amount of $3,000,000 to four institutional funds.  The senior secured convertible notes are convertible into shares of our common stock at $2.50 per share.  We also issued to the institutional funds warrants to purchase a total of 600,000 shares of our common stock at $2.50 per share, and warrants to purchase a total of 600,000 shares of our common stock at $4.00 per share.  In connection with the foregoing transactions, we (i) issued additional investment rights to these institutional funds to invest up to an additional $3,000,000 on the same terms as the senior secured convertible notes and warrants issued on May 16, 2005; (ii) paid an 8% commission of $240,000 to Stonegate Securities, Inc., a registered broker-dealer who acted as our placement agent with respect to the funding obtained from the institutional funds; (iii) paid an additional commission to two affiliates of Stonegate in the form of a total of 100,000 shares of our common stock (valued at the then prevailing fair market price of the common stock ($3.51) multiplied by the 100,000 shares issued) and warrants to purchase a total of 120,000 shares of our common stock at an exercise price of $2.50 per share; and (iii) paid a 2% finder’s fee of $60,000 to the party who introduced us to Stonegate.  In each of these transactions, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) pursuant to Rule 506 of Regulation D and Section 4(6).

On June 1, 2005, we issued a total of 67,000 shares of our common stock to two individuals as compensation for investor and public relations consulting services performed for us.  We valued the services received based upon the then prevailing fair market price of the common stock ($3.51) multiplied by the number of shares issued (67,000).  The individuals were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On August 3, 2005, the two affiliates of Stonegate described above exercised their warrants in full on a net issuance basis pursuant to which we issued a total of 47,272 shares of our common stock to them.  Both affiliates were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On August 29, 2005, we issued 40,000 shares of our common stock to one entity in exchange for technology research, potential licensing and related services performed for us.  We valued the services received based upon the then prevailing fair market price of the common stock ($3.65) multiplied by the total number of shares issued (40,000).  The entity was an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On September 14, 2005, we issued 100,000 shares of our common stock to one entity in exchange for management, financial and investor related consulting services performed for us.  We valued the services received based upon the then prevailing fair market price of the common stock ($3.45) multiplied by the number of shares issued (100,000).  The entity was an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On December 31, 2005, we issued 844,966 shares of our common stock to two foreign corporations who elected to convert an outstanding convertible line of credit in the principal amount of $844,966.  These corporations were both accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Regulation S and Section 4(2).

On January 27, 2006, we issued a total of 994,063 shares of our common stock to two corporations in exchange for all of the outstanding common stock of Video Processing Technologies Inc., the sole asset of which was an exclusive license to certain patent pending compression technology which we intend to use in our business.

We valued the stock received based upon the then prevailing fair market price of our common stock ($2.00) multiplied by the number of shares issued (994,063).  The corporations were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In February 2006, we granted options to purchase a total of 175,000 shares of our common stock to two individuals in acknowledgment of their joining our company as independent directors.  The options are fully vested, have ten-year terms and have exercise prices equal to the fair market value of our common stock on the date of grant.  The individuals were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On March 7, 2006, we issued a total of 766,666 shares of our common stock to two corporations in exchange for investor relations services performed for us.  We valued the services received based upon the then prevailing fair market price of the common stock ($2.25) multiplied by the number of shares issued (766,666).  The corporations were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On March 29, 2006, we issued 50,000 shares of our common stock to a corporation in exchange for technology consulting services performed for us related to the acquisition of Video Processing Technologies Inc. described above.  We valued the services received based upon the then prevailing fair market price of the common stock ($2.00) multiplied by the number of shares issued (50,000).  The corporation was an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On March 31, 2006, we issued a total of 107,500 shares of our common stock to four individuals and one corporation in exchange for $161,250 pursuant to the terms of a private placement.  Pursuant to the private placement, we also issued warrants to the same investors to purchase a total of 107,500 shares of our common stock.  The warrants have an exercise price of $2.00 per share and are exercisable for three years from the date of issuance.  The investors were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On April 24, 2006, we issued a total of 333,334 shares of our common stock to two institutional funds pursuant to the conversion of $500,000 principal amount of senior secured convertible notes at a conversion price of $1.50 per share.  The funds were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On May 8, 2006, we issued a total of 497,956 shares of our common stock to eleven individuals and six entities in exchange for $746,934 pursuant to the terms of a private placement.  Pursuant to the private placement, we also issued warrants to the same investors to purchase a total of 497,956 shares of our common stock.  The warrants have an exercise price of $2.00 per share and are exercisable for three years from the date of issuance.  The investors were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

In May and June, 2006, we issued a total of 223,334 shares of our common stock to two individuals and three entities in exchange for $335,001 pursuant to the terms of a private placement.  Pursuant to the private placement, we also issued warrants to the same investors to purchase a total of 223,334 shares of our common stock.  The warrants have an exercise price of $2.00 per share and are exercisable for three years from the date of issuance.  The investors were accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On July 25, 2006, we issued a total of 75,000 shares of common stock to two individuals as compensation for consulting services to be performed for us. We valued the services based upon the then prevailing fair market price of the common stock. The individuals are accredited investors and were fully informed regarding their investment. In the transaction, the Registrant relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On August 15, 2006, we entered into a Stock Exchange Agreement with Sun Media Investment Holdings Ltd., a British Virgin Islands corporation (“Sun Media”), pursuant to which we issued 3,000,000 restricted shares of common stock to Sun Media in exchange for 1,515,544 restricted shares of common stock of Sun New Media, Inc., a Minnesota corporation traded on the OTCBB. The Stock Exchange Agreement also requires that we appoint Mr. Bruno Wu to our Board of Directors. Mr. Wu is a principal and controlling shareholder of Sun Media and the Chairman of the Board of Sun New Media, Inc. The agreement requires that both parties refrain from selling any of the shares received in the transaction before January 1, 2008.  Sun Media is an accredited investor and was fully informed regarding its investment. In the transaction, the Registrant relied on the exemption from registration under Regulation S promulgated under the Securities Act.

On August 15, 2006, we issued a total of 666,667 shares of our common stock to Yang Lan Studio Ltd. (“YLS”), a Hong Kong corporation, at a purchase price of $1.50 per share for a total consideration of $1,000,000.  Pursuant to the stock purchase agreement, we also issued warrants to YLS, including four classes of warrants (A Warrants, B Warrants, C Warrants and D Warrants), which give YLS the right to purchase an additional 5,500,000 shares of the our common stock.  The A and B Warrants expire one year after the effective date of this registration statement.  The C Warrants and D warrants expire eighteen months and twenty four months, respectively, after the effective date of this registration statement.  The A Warrants grant YLS the right to purchase up to 750,000 shares of our common stock at an exercise price of $1.60 per share, the B Warrants grant YLS the right to purchase up to 750,000 shares of our common stock at an exercise price of $1.75 per share, the C Warrants grant YLS the right to purchase up to 2,000,000 shares of our common stock at an exercise price of $2.10 per share, and the D Warrants grant YLS the right to purchase up to 2,000,000 shares of our common stock at an exercise price of $3.00 per share.  We also issued 4,000,000 restricted shares of our common stock to YLS in exchange for a fully paid, perpetual, non-exclusive, world wide license to use and distribute certain flash based e-publishing reader technology.  In connection with the transactions, we paid a finder’s fee in the amount of $100,000 to the party who introduced us to YLS.  YLS is an accredited investor and was fully informed regarding its investment.  In the above transactions, we relied on the exemption from registration under Regulation S promulgated under the Securities Act.

On August 15, 2006, we entered into a Technology License Agreement with Broadvision Global, Ltd., a British Virgin Islands corporation (“BGL”), pursuant to which we received a fully paid, perpetual, exclusive, world wide license (except for PR China) to use and distribute certain IPTV platform technology developed and licensed to BGL by Beijing Broadvision Information Technologies, Ltd. (“BBIT”). In exchange for the license, we issued 1,000,000 restricted shares of our common stock to each of YLS and BBIT.  YLS and BBIT are accredited investors and were fully informed regarding their investment. In the transaction, the Registrant relied on the exemption from registration under Regulation S promulgated under the Securities Act.

On September 29, 2006, we obtained $1,000,000 from Triage in exchange for an obligation to repay the sum under certain circumstances.  Triage is an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On November 2, 2006, we issued an unsecured convertible note in the principal amount of $1,000,000 to Leon Frenkel.  The unsecured convertible note is convertible into shares of our common stock at $1.50 per share.  We also issued warrants to Mr. Frenkel, including four classes of warrants (A Warrants, B Warrants, C Warrants and D Warrants), which give Mr. Frenkel the right to purchase 5,500,000 shares of the our common stock.  The A and B Warrants expire one year after the effective date of this registration statement.  The C Warrants and D warrants expire eighteen months and twenty four months, respectively, after the effective date of this registration statement.  The A Warrants grant Mr. Frenkel the right to purchase up to 750,000 shares of our common stock at an exercise price of $1.60 per share, the B Warrants grant Mr. Frenkel the right to purchase up to 750,000 shares of our common stock at an exercise price of $1.75 per share, the C Warrants grant Mr. Frenkel the right to purchase up to 2,000,000 shares of our common stock at an exercise price of $2.10 per share, and the D Warrants grant Mr. Frenkel the right to purchase up to 2,000,000 shares of our common stock at an exercise price of $3.00 per share.  If Mr. Frenkel converts the unsecured convertible note into shares of our common stock, we will be required to pay a finder’s fee in the amount of $100,000 to the party who introduced us to Mr. Frenkel.  Mr. Frenkel is an accredited investor and was fully informed regarding his investment.  In the transaction, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

ITEM 16.  Exhibits and Financial Statement Schedules

(a)

Exhibits

Exhibit Number	Description of Document
2.1

Agreement and Plan of Acquisition dated January 27, 2006 among Broadcast International, Video Processing Technologies, Inc. and UTEK Corporation.  (Incorporated by reference to Exhibit No. 10.14 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the SEC on May 12, 2006.

3.1

Amended and Restated Articles of Incorporation of Broadcast International.   (Incorporated by reference to Exhibit No. 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on November 14, 2006.)

3.2

Amended and Restated Bylaws of Broadcast International.  (Incorporated by reference to Exhibit No. 3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on November 14, 2006.)

4.1

Specimen Stock Certificate of Common Stock of Broadcast International.  (Incorporated by reference to Exhibit No. 4.1 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

4.2

Form of 6.0% Senior Secured Convertible Note dated May 16, 2005 executed by Broadcast International in favor of Gryphon Master Fund, L.P., GSSF Master Fund, LP, Bushido Capital Master Fund, LP and Gamma Opportunity Capital Partners, LP (the “Institutional Funds”).  (Incorporated by reference to Exhibit No. 4.2 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

4.3

Form of A Warrant issued by Broadcast International to each of the Institutional Funds.  (Incorporated by reference to Exhibit No. 4.3 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

4.4

Form of B Warrant issued by Broadcast International to each of the Institutional Funds.  (Incorporated by reference to Exhibit No. 4.4 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

5.1	Opinion of Reed L. Benson, Esq.
10.1

Employment Agreement of Rodney M. Tiede dated April 28, 2004.  (Incorporated by reference to Exhibit No. 10.1 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 filed with the SEC on May 12, 2004.)

10.2

Employment Agreement of Randy Turner dated April 28, 2004.  (Incorporated by reference to Exhibit No. 10.2 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 filed with the SEC on May 12, 2004.)

10.3

Employment Agreement of Reed L. Benson dated April 28, 2004.  (Incorporated by reference to Exhibit No. 10.3 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 filed with the SEC on May 12, 2004.)

10.4

Broadcast International Long-Term Incentive Plan.  (Incorporated by reference to Exhibit No. 10.4 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the SEC on March 30, 2004.)

10.5

Securities Purchase Agreement dated May 16, 2005 among Broadcast International and the Institutional Funds.  (Incorporated by reference to Exhibit No. 10.5 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

10.6

Security Agreement dated May 16, 2005 between Broadcast International and Gryphon Master Fund, L.P., as collateral agent for the Institutional Funds.  (Incorporated by reference to Exhibit No. 10.6 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

10.7

Registration Rights Agreement dated May 16, 2005 among Broadcast International and the Institutional Funds.  (Incorporated by reference to Exhibit No. 10.7 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

10.8

Stock Purchase and Option Grant Agreement dated February 6, 2004 among Broadcast International and certain principals and shareholders of Streamware Solutions AB.  (Incorporated by reference to Exhibit No. 10.9 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

10.9

Waiver and Amendment Agreement dated March 16, 2006 between Broadcast International and the Institutional Funds.  (Incorporated by reference to Exhibit No. 10.14 of the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2006.)

10.10

Stock Purchase Agreement dated August 15, 2006 between Broadcast International and Yang Lan Studio Ltd.  (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.11

Form of A Warrant dated August 15, 2006 issued by Broadcast International to Yang Lan Studio Ltd.  (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.12

Form of B Warrant dated August 15, 2006 issued by Broadcast International to Yang Lan Studio Ltd.  (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.13

Form of C Warrant dated August 15, 2006 issued by Broadcast International to Yang Lan Studio Ltd.  (Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.14

Form of D Warrant dated August 15, 2006 issued by Broadcast International to Yang Lan Studio Ltd.  (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.15

Registration Rights Agreement dated August 15, 2006 between Broadcast International and Yang Lan Studio Ltd.  (Incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.16

Stock Exchange Agreement dated August 15, 2006 between Broadcast International and Sun Media Investment Holdings.  (Incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.17

Technology License Agreement – e-publishing technology -- dated August 15, 2006 between Broadcast International and Yang Lan Studio Ltd.  (Incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.18

Technology License Agreement – IPTV platform technology -- dated August 15, 2006 between Broadcast International and Broadvision Global, Ltd.  (Incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.19

Securities Purchase Agreement dated October 28, 2006 between Broadcast International and Leon Frenkel.  (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 06, 2006.)

10.20

5% Convertible Note dated October 16, 2006 issued by Broadcast International to Leon Frenkel.  (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 06, 2006.)

10.21

Registration Rights Agreement dated October 28, 2006 between Broadcast International and Leon Frenkel.  (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on November 06, 2006.)

10.22

Form of A Warrant dated October 28, 2006 issued by Broadcast International to Leon Frenkel.  (Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on November 06, 2006.)

10.23

Form of B Warrant dated October 28, 2006 issued by Broadcast International to Leon Frenkel.  (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on November 06, 2006.)

10.24

Form of C Warrant dated October 28, 2006 issued by Broadcast International to Leon Frenkel.  (Incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on November 06, 2006.)

10.25

Form of D Warrant dated October 28, 2006 issued by Broadcast International to Leon Frenkel.  (Incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed with the SEC on November 06, 2006.)

16.1

Letter of Tanner LC dated January 19, 2006 regarding change in certifying accountant.  (Incorporated by reference to Exhibit No. 16.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 20, 2006.)

21.1	Subsidiaries.
23.1	Consent of Reed L. Benson, Esq. (Included in Exhibit No. 5.1.)
23.2	Consent of Tanner LC, independent registered public accountant.
23.3	Consent of HJ & Associates, LLC, independent registered public accountant.
24.1	Power of Attorney. (Included on page II-11 hereof.)

_______________________________

(b)

Financial Statement Schedules

All financial statement schedules not included in Broadcast International’s consolidated financial statements are omitted since the information is either not applicable, deemed immaterial, or is shown in the consolidated financial statements or in the notes thereto.

ITEM 17.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Broadcast International pursuant to the provisions described in Item 14 or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of Broadcast International in the successful defense of any action, suit, or proceeding)is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3)of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided; however, that the statements in subparagraphs (i), (ii)and (iii)above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registration pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) of the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on December 1, 2006.

BROADCAST INTERNATIONAL, INC.

By: /s/ Rodney M. Tiede

Name: Rodney M. Tiede

Its: President and Chief Executive Officer

POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodney M. Tiede and Reed L. Benson, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ William Davidson William Davidson, Ph.D.	Chairman of the Board	December 1, 2006
/s/ Rodney M. Tiede Rodney M. Tiede	President and Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2006
/s/ Randy Turner Randy Turner	Chief Financial Officer (Principal Accounting and Financial Officer)	December 1, 2006
/s/ James E. Solomon James E. Solomon	Director	December 1, 2006
/s/ Kirby D. Cochran Kirby D. Cochran	Director	December 1, 2006
/s/ Bruno Wu Bruno Wu, Ph.D.	Director	December 1, 2006

INDEX TO EXHIBITS

Exhibit Number	Description of Document
2.1

Agreement and Plan of Acquisition dated January 27, 2006 among Broadcast International, Video Processing Technologies, Inc. and UTEK Corporation.  (Incorporated by reference to Exhibit No. 10.14 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the SEC on May 12, 2006.

3.1

Amended and Restated Articles of Incorporation of Broadcast International.   (Incorporated by reference to Exhibit No. 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on November 14, 2006.)

3.2

Amended and Restated Bylaws of Broadcast International.  (Incorporated by reference to Exhibit No. 3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on November 14, 2006.)

4.1

Specimen Stock Certificate of Common Stock of Broadcast International.  (Incorporated by reference to Exhibit No. 4.1 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

4.2

Form of 6.0% Senior Secured Convertible Note dated May 16, 2005 executed by Broadcast International in favor of Gryphon Master Fund, L.P., GSSF Master Fund, LP, Bushido Capital Master Fund, LP and Gamma Opportunity Capital Partners, LP (the “Institutional Funds”).  (Incorporated by reference to Exhibit No. 4.2 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

4.3

Form of A Warrant issued by Broadcast International to each of the Institutional Funds.  (Incorporated by reference to Exhibit No. 4.3 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

4.4

Form of B Warrant issued by Broadcast International to each of the Institutional Funds.  (Incorporated by reference to Exhibit No. 4.4 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

5.1	Opinion of Reed L. Benson, Esq.
10.1

Employment Agreement of Rodney M. Tiede dated April 28, 2004.  (Incorporated by reference to Exhibit No. 10.1 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 filed with the SEC on May 12, 2004.)

10.2

Employment Agreement of Randy Turner dated April 28, 2004.  (Incorporated by reference to Exhibit No. 10.2 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 filed with the SEC on May 12, 2004.)

10.3

Employment Agreement of Reed L. Benson dated April 28, 2004.  (Incorporated by reference to Exhibit No. 10.3 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 filed with the SEC on May 12, 2004.)

10.4

Broadcast International Long-Term Incentive Plan.  (Incorporated by reference to Exhibit No. 10.4 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the SEC on March 30, 2004.)

10.5

Securities Purchase Agreement dated May 16, 2005 among Broadcast International and the Institutional Funds.  (Incorporated by reference to Exhibit No. 10.5 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

10.6

Security Agreement dated May 16, 2005 between Broadcast International and Gryphon Master Fund, L.P., as collateral agent for the Institutional Funds.  (Incorporated by reference to Exhibit No. 10.6 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

10.7

Registration Rights Agreement dated May 16, 2005 among Broadcast International and the Institutional Funds.  (Incorporated by reference to Exhibit No. 10.7 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

10.8

Stock Purchase and Option Grant Agreement dated February 6, 2004 among Broadcast International and certain principals and shareholders of Streamware Solutions AB.  (Incorporated by reference to Exhibit No. 10.9 of the Company's Registration Statement on Form SB-2, filed under cover of Form S-3, pre-effective Amendment No. 3 filed with the SEC on October 11, 2005.)

10.9

Waiver and Amendment Agreement dated March 16, 2006 between Broadcast International and the Institutional Funds.  (Incorporated by reference to Exhibit No. 10.14 of the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2006.)

10.10

Stock Purchase Agreement dated August 15, 2006 between Broadcast International and Yang Lan Studio Ltd.  (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.11

Form of A Warrant dated August 15, 2006 issued by Broadcast International to Yang Lan Studio Ltd.  (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.12

Form of B Warrant dated August 15, 2006 issued by Broadcast International to Yang Lan Studio Ltd.  (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.13

Form of C Warrant dated August 15, 2006 issued by Broadcast International to Yang Lan Studio Ltd.  (Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.14

Form of D Warrant dated August 15, 2006 issued by Broadcast International to Yang Lan Studio Ltd.  (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.15

Registration Rights Agreement dated August 15, 2006 between Broadcast International and Yang Lan Studio Ltd.  (Incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.16

Stock Exchange Agreement dated August 15, 2006 between Broadcast International and Sun Media Investment Holdings.  (Incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.17

Technology License Agreement – e-publishing technology -- dated August 15, 2006 between Broadcast International and Yang Lan Studio Ltd.  (Incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.18

Technology License Agreement – IPTV platform technology -- dated August 15, 2006 between Broadcast International and Broadvision Global, Ltd.  (Incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006.)

10.19

Securities Purchase Agreement dated October 28, 2006 between Broadcast International and Leon Frenkel.  (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 06, 2006.)

10.20

5% Convertible Note dated October 16, 2006 issued by Broadcast International to Leon Frenkel.  (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 06, 2006.)

10.21

Registration Rights Agreement dated October 28, 2006 between Broadcast International and Leon Frenkel.  (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on November 06, 2006.)

10.22

Form of A Warrant dated October 28, 2006 issued by Broadcast International to Leon Frenkel.  (Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on November 06, 2006.)

10.23

Form of B Warrant dated October 28, 2006 issued by Broadcast International to Leon Frenkel.  (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on November 06, 2006.)

10.24

Form of C Warrant dated October 28, 2006 issued by Broadcast International to Leon Frenkel.  (Incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on November 06, 2006.)

10.25

Form of D Warrant dated October 28, 2006 issued by Broadcast International to Leon Frenkel.  (Incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed with the SEC on November 06, 2006.)

16.1

Letter of Tanner LC dated January 19, 2006 regarding change in certifying accountant.  (Incorporated by reference to Exhibit No. 16.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 20, 2006.)

21.1	Subsidiaries.
23.1	Consent of Reed L. Benson, Esq. (Included in Exhibit No. 5.1.)
23.2	Consent of Tanner LC, independent registered public accountant.
23.3	Consent of HJ & Associates, LLC, independent registered public accountant.
24.1	Power of Attorney. (Included on page II-11 hereof.)